Exhibit 10.5

EXECUTION VERSION

SECOND AMENDMENT AND WAIVER TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT AND WAIVER TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Amendment”), is made and entered into as of April 7, 2022, by and among PHI GROUP, INC., a Delaware corporation (“PHI Group”), PHI CORPORATE, LLC, a Delaware limited liability company (“PHI Corporate”), PHI AVIATION, LLC, a Louisiana limited liability company (“PHI Aviation”), PHI HEALTH, LLC, a Louisiana limited liability company (“PHI Health”), PHI TECH SERVICES, LLC, a Louisiana limited liability company (“PHI Tech Services”), AM EQUITY HOLDINGS, L.L.C., a Louisiana limited liability company (“AM Equity Holdings”), PHI HELIPASS, L.L.C., a Louisiana limited liability company (“PHI Helipass”; and together with PHI Group, PHI Corporate, PHI Aviation, PHI Health, PHI Tech Services, AM Equity Holdings, and PHI Helipass, collectively, the “Borrowers”, and each a “Borrower”), the Lenders party hereto, and PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (together with its successors and permitted assigns in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

WHEREAS, Borrowers, Agent, and the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), are party to that certain Revolving Credit, Term Loan and Security Agreement, dated as of October 2, 2020 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Effective Date, the “Existing Credit Agreement”);

WHEREAS, Borrowers and Agent previously agreed that the Term Loan payment payable on April 1, 2022 would be reduced to an amount equal to $1,000,000 subject to the occurrence of the Effective Date;

WHEREAS, during the pendency of the Effective Date, Borrowers did not make the principal payment on the Term Loan in the amount of $1,750,000 on April 1, 2022, as then required pursuant to Section 2.3 of the Existing Credit Agreement, resulting in an Event of Default under Section 10.1(a) of the Existing Credit Agreement (the “Specified Event of Default”);

WHEREAS, Borrowers have requested that Agent and Lenders increase the aggregate Revolving Commitment Amount to $75,000,000, waive the Specified Event of Default and make certain other amendments to the Existing Credit Agreement as set forth herein (such Existing Credit Agreement, as amended, is herein referred to as the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions set forth herein, Agent and the Lenders are willing to increase the aggregate Revolving Commitment Amount to $75,000,000, waive the Specified Event of Default and make certain other amendments to the Existing Credit Agreement, all as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound agree as follows:

[PHI Group] Second Amendment to Credit Agreement

ARTICLE I

DEFINITIONS

1.01 Capitalized terms herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

ARTICLE II

AMENDMENTS

2.01 Effective as of the Effective Date (as defined below), the parties hereto hereby agree that the Existing Credit Agreement is amended (I)(a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in Exhibit A attached hereto and (II) to add or amend and restate, as the case may be, Schedules 4.4, 4.8, 5.23, 5.24 and 6.18 hereto, as Schedules to the Credit Agreement bearing the name as such Schedules hereto.

ARTICLE III

LIMITED WAIVER

3.01 Effective as of the Effective Date and subject to the terms and conditions herein, Agent and the Lenders hereby agree to waive the Specified Event of Default.

3.02 Except as expressly set forth in Section 3.01, nothing contained in this Amendment, or any other communication between or among Agent, any Lender and any Borrower, shall be construed as a waiver by Agent or Lenders of, any covenant or provision of the Existing Credit Agreement, the Credit Agreement, this Amendment, the Other Documents, or any other contract or instrument between or among any Borrower, Agent and/or Lenders, or of any similar future transaction, and the failure of Agent and/or Lenders at any time or times hereafter to require strict performance by any Borrower of any provision thereof shall not waive, affect or diminish any right of Agent and/or Lenders to thereafter demand strict compliance therewith. Nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Existing Credit Agreement, the Credit Agreement or any Other Documents, each as amended hereby, (b) except as expressly provided herein or therein, amend or alter any provision of the Existing Credit Agreement or any Other Documents or any other contract or instrument, or (c) constitute any course of dealings or other basis for altering any obligation of any Borrower under the Credit Agreement or any Other Documents or any right, privilege or remedy of any Agent or any Lender under the Existing Credit Agreement, the Credit Agreement, any Other Documents or any other contract or instrument. Agent and Lenders hereby reserve all rights granted under the Existing Credit Agreement, the Other Documents, each as amended hereby, this Amendment and any other contract or instrument between or among any Borrower, Agent and Lenders, each as amended hereby.

[PHI Group] Second Amendment to Credit Agreement

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

4.01 Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent (the first date upon which all such conditions have been satisfied or waived being herein called the (“Effective Date”)):

(a) Agent shall have received this Amendment duly executed by the Borrowers, Agent, and each Lender party hereto.

(b) PNC Bank, National Association shall have received an amended and restated Note in an amount equal to its Revolving Commitment Amount duly executed by each Borrower.

(c) Agent shall have received a fee letter, in form and substance satisfactory to Agent, duly executed by Agent and each Borrower (the “Amendment Fee Letter”).

(d) Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the date hereof which shall certify and attach (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing the execution, delivery and performance of this Amendment and each Other Document executed or delivered in connection with this Amendment to which such Borrower is a party, (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Amendment and the Other Documents, (iii) true, correct and complete copies of the Organizational Documents of such Borrower as in effect on the date hereof, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization or formation dated not more than thirty (30) days prior to the date hereof, issued by the Secretary of State or other appropriate official of each such applicable jurisdiction.

(e) Agent shall have received the executed legal opinion of Milbank LLP and Jones Walker LLP in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment and the Note executed in connection with this Amendment as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

(f) Agent shall have received the UCC and tax lien searches in respect of each Borrower’s state of organization or chief executive office location, as applicable, each of which results shall not reveal any Liens other than Permitted Encumbrances.

(g) Borrowers shall have made a principal payment on the Term Loan in an amount equal to $1,000,000 on the date hereof.

(h) Payment to the Agent of all fees required to be paid and documented out-of-pocket expenses incurred by Agent in connection with the Credit Agreement, the Amendment Fee Letter, the Other Documents, or this Amendment and presented to the Borrowers for payment prior to the Effective Date.

[PHI Group] Second Amendment to Credit Agreement

(i) Upon the occurrence of the Effective Date, each of the representations and warranties made by any Borrower in or pursuant to this Amendment, the Credit Agreement, and the Other Documents to which it is a party shall be true and correct in all material respects (unless already qualified by materiality in such specific provision) on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(j) Upon the occurrence of the Effective Date, no Default or Event of Default shall have occurred and be continuing unless such Default or Event of Default has been specifically waived in writing by Agent.

ARTICLE V

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES, AND REAFFIRMATION

5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Borrowers hereby agree that all Liens and security interests securing payment of the Obligations under the Existing Credit Agreement and each Other Document are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Borrowers, the Agent and the Lenders agree that the Existing Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties. Each Borrower hereby represents and warrants to Agent and Lenders as of the date of this Amendment as follows:

(a) it is duly incorporated or formed and is in good standing under the laws of its state or province of incorporation or formation, as the case may be;

(b) it has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(c) the execution, delivery and performance of this Amendment (i) are within such Borrower’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of the terms of such Borrower’s Organizational Documents, (ii) will not conflict with or violate, in any material respect, any Applicable Law or regulation, or any judgment, order or decree of any Governmental Body binding on such Borrower, and (iii) will not require the Consent of any Governmental Body, except those Consents obtained on or before the date hereof and which are in full force and effect;

[PHI Group] Second Amendment to Credit Agreement

(d) this Amendment has been duly executed and delivered by each Borrower, and this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(e) immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and

(f) after giving effect to this Amendment, each of the representations and warranties made by any Borrower in or pursuant to this Amendment, the Credit Agreement, and the Other Documents to which it is a party shall be true and correct in all material respects (unless already qualified by materiality in such specific provision) on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Other Documents shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent shall affect the representations and warranties or the right of Agent to rely upon them.

6.02 Reference to Existing Agreements. Each of the Existing Credit Agreement and the Other Documents are hereby amended so that any reference in the Credit Agreement and such Other Documents to the “Credit Agreement” shall mean a reference to the Credit Agreement.

6.03 Expenses of Agent. Borrowers shall pay (a) all documented out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment (whether or not the transactions contemplated hereby shall be consummated) and (b) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), in connection with the enforcement or protection of its rights (i) in connection with this Amendment, the Credit Agreement, and the Other Documents or (ii) in connection with the Advances made or Letters of Credit issued under the Credit Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.

6.04 Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[PHI Group] Second Amendment to Credit Agreement

6.05 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and permitted assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent and each Lender.

6.06 No Commitment. Borrowers agree that neither Agent nor any Lender has made any commitment or other agreement regarding the Credit Agreement or the Other Documents, except as expressly set forth in this Amendment.

6.07 Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

6.08 Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrowers shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.09 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.10 Applicable Law. THIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

6.11 Further Assurances. Borrowers shall execute and deliver to the Agent from time to time, upon demand, such supplemental agreements, documents, statements, assignments, transfers, or such other instruments as the Agent may reasonably request, in order that the full intent of the Credit Agreement and this Amendment may be carried into effect.

6.12 Final Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER DOCUMENTS CONTAIN THE ENTIRE UNDERSTANDING BETWEEN EACH BORROWER, AGENT AND EACH LENDER AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTEES NOT HEREIN CONTAINED AND HEREINAFTER MADE SHALL HAVE NO FORCE AND EFFECT UNLESS IN WRITING, SIGNED BY EACH BORROWER’S, AGENT’S AND EACH LENDER’S RESPECTIVE OFFICERS. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE PARTIES HERETO.

[PHI Group] Second Amendment to Credit Agreement

6.13 Release of ANZAC Share Pledges. Reference is made to each of (i) that certain Australian law governed Specific Security Deed – Shares, dated as of December 3, 2021, by and among the Agent as Secured Party and certain Subsidiaries of PHI Group as grantors thereunder (as amended, restated, supplemented or otherwise modified from time to time, the “Aus Share Pledge”) and (ii) that certain New Zealand law governed Specific Security Deed – Shares, dated as of December 3, 2021, by and among the Agent as Secured Party and certain Subsidiaries of PHI Group as grantors thereunder (as amended, restated, supplemented or otherwise modified from time to time, the “NZ Share Pledge” and, together with the Aus Share Pledge, the “ANZAC Share Pledges”). It is hereby agreed that, subject to the occurrence of the Effective Date, all security interests and other liens granted to or held by the Agent (in its capacity as Secured Party) for the benefit of the Lenders and any other Secured Parties under the ANZAC Share Pledges shall be forever satisfied, released and discharged (and each Lender by its execution and delivery of this Amendment hereby consents to such satisfaction, release and discharge) without further action and all obligations of the grantors under each of the ANZAC Share Pledges to the Agent (in its capacity as Secured Party) for the benefit of the Lenders, shall be released and discharged, except for any such obligations that are otherwise expressly stated in any of the ANZAC Share Pledges as surviving such agreement’s termination, which in any such case shall, as so specified, survive without prejudice and remain in full force and effect. From and after the Effective Date, upon PHI Group’s request, the Agent will promptly execute and deliver any such other instruments of release and discharge pertaining to the security interests and other liens described above as are necessary to effectuate, or reflect of public record, the release and discharge of all such security interests and liens (including the execution of any applicable local law documentation). The Agent will, from and after the Effective Time, deliver promptly all collateral pledged under the ANZAC Share Pledges in its possession to PHI Group or its designee. All of the foregoing deliveries shall be at the expense of the Borrowers, with no liability to the Agent, the Issuer, Swing Loan Lender, any Lender or any other Secured Party, and with no representation or warranty by or recourse to the Agent, the Issuer, Swing Loan Lender, any other Lender or any other Secured Party. Notwithstanding anything herein (or in any other document, communication or filing relating hereto by any person) to the contrary, the Agent is authorizing solely the release and termination of the liens granted to it pursuant to the ANZAC Share Pledges and not any other Liens or security interests at any time granted by any Borrower or Guarantor in favor of the Agent or any other Secured Party pursuant to any other document (including, for the avoidance of doubt, the Credit Agreement and each Other Document).

6.14 Release. BORROWERS HEREBY ACKNOWLEDGE THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT. BORROWERS HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT, LENDERS, THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS

[PHI Group] Second Amendment to Credit Agreement

AMENDMENT IS EXECUTED, WHICH BORROWERS MAY NOW OR HEREAFTER HAVE AGAINST AGENT, LENDERS, THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, IN EACH CASE, IF ARISING FROM ANY “ADVANCES”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Remainder of page intentionally blank; signature pages follow.]

[PHI Group] Second Amendment to Credit Agreement

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

BORROWERS:

PHI GROUP, INC. PHI CORPORATE, LLC PHI TECH SERVICES, LLC AM EQUITY HOLDINGS, L.L.C. PHI HELIPASS, L.L.C.

By:	/s/ Jason Whitley
Name:	Jason Whitley
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

PHI AVIATION, LLC PHI HEALTH, LLC

By:	/s/ Jason Whitley
Name:	Jason Whitley
Title:	Vice-President

[SIGNATURE PAGE TO SECOND AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as Agent and a Lender

By:	/s/ Brad Higgins
Name:	Brad Higgins
Title:	Senior Vice President

Revolving Commitment Percentage: 100%
Revolving Commitment Amount: $75,000,000

Term Loan Commitment Percentage: 57.142857%
Term Loan Commitment Amount: $20,000,000

[SIGNATURE PAGE TO SECOND AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

LENDER:

TEXAS EXCHANGE BANK,
as a Lender

By:	/s/ Gil Libling
Name:	Gil Libling
Title:	Chief Credit Officer

Term Loan Commitment Percentage: 42.857143%
Term Loan Commitment Amount: $15,000,000

[SIGNATURE PAGE TO SECOND AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

EXHIBIT A

Amended Credit Agreement

See attached.

[PHI Group] Second Amendment to Credit Agreement

CONFORMED THROUGH ~~FIRST~~SECOND	AMENDMENT

REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

AMONG

PHI GROUP, INC.,

AND

CERTAIN OF ITS SUBSIDIARIES,

(BORROWERS),

AND

PNC BANK, NATIONAL ASSOCIATION

(AS LENDER AND AS AGENT),

AND

THE FINANCIAL INSTITUTIONS

FROM TIME TO TIME PARTY HERETO

(AS LENDERS)

WITH

PNC CAPITAL MARKETS, LLC

(AS LEAD ARRANGER AND BOOKRUNNER)

Dated as of October 2, 2020

[PHI Group] Revolving Credit, Term Loan and Security Agreement

TABLE OF CONTENTS

Page
I. DEFINITIONS		1
1.1	Accounting Terms	1
1.2	General Terms	2
1.3	Uniform Commercial Code Terms	~~53~~58
1.4	Certain Matters of Construction	~~53~~58
1.5	~~LIBOR~~Term SOFR Notification	~~54~~59
1.6	Conforming Changes Relating to Term SOFR Rate	59

II. ADVANCES, PAYMENTS		~~54~~59
2.1	Revolving Advances	~~54~~59
2.2	Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances	~~56~~61
2.3	Term Loan	~~58~~63
2.4	Swing Loans	~~58~~64
2.5	Disbursement of Advance Proceeds	~~59~~65
2.6	Making and Settlement of Advances	~~60~~65
2.7	Maximum Advances	~~62~~67
2.8	Manner and Repayment of Advances	~~62~~67
2.9	Repayment of Excess Advances	~~63~~68
2.10	Statement of Account	~~63~~68
2.11	Letters of Credit	~~63~~69
2.12	Issuance of Letters of Credit	~~64~~69
2.13	Requirements For Issuance of Letters of Credit	~~65~~70
2.14	Disbursements, Reimbursement	~~65~~71
2.15	Repayment of Participation Advances	~~67~~72
2.16	Documentation	~~67~~72
2.17	Determination to Honor Drawing Request	~~67~~73
2.18	Nature of Participation and Reimbursement Obligations	~~67~~73
2.19	Liability for Acts and Omissions	~~69~~74
2.20	Mandatory Prepayments	~~70~~76
2.21	Use of Proceeds	~~72~~78
2.22	Defaulting Lender	~~72~~78
2.23	Payment of Obligations	~~75~~81
2.24	Increase in Maximum Revolving Advance Amount	81

III. INTEREST AND FEES		~~75~~84
3.1	Interest	~~75~~84
3.2	Letter of Credit Fees	~~76~~84
3.3	Facility Fee	~~77~~85
3.4	Collateral Evaluation Fee and Fee Letter	~~77~~86
3.5	Computation of Interest and Fees	~~78~~86
3.6	Maximum Charges	~~78~~86
3.7	Increased Costs	~~78~~87

i

[PHI Group] Revolving Credit, Term Loan and Security Agreement

3.8	Alternate Rate of Interest	~~79~~87
3.9	Capital Adequacy	~~88~~97
3.10	Taxes	~~88~~97
3.11	Replacement of Lenders	~~91~~100

IV. COLLATERAL: GENERAL TERMS		~~92~~101
4.1	Security Interest in the Collateral	~~92~~101
4.2	Perfection of Security Interest	~~92~~101
4.3	Preservation of Collateral	~~93~~102
4.4	Ownership and Location of Collateral	~~93~~102
4.5	Defense of Agent’s and Lenders’ Interests	~~94~~103
4.6	Inspection of Premises	~~94~~103
4.7	Appraisals	~~94~~104
4.8	Receivables; Deposit Accounts and Securities Accounts	~~95~~104
4.9	Inventory	~~98~~108
4.10	Maintenance of Equipment	~~98~~108
4.11	Exculpation of Liability	~~99~~108
4.12	Financing Statements	~~99~~108
4.13	State of Registration, Ownership and Perfection Requirements of Aircraft Collateral	~~99~~108
4.14	Investment Property	~~101~~110

V. REPRESENTATIONS AND WARRANTIES		~~102~~111
5.1	Authority	~~102~~111
5.2	Formation and Qualification; Investment Property	~~102~~112
5.3	Survival of Representations and Warranties	~~103~~112
5.4	Tax Returns	~~103~~112
5.5	Financial Statements	~~103~~112
5.6	Entity Names	~~104~~113
5.7	Environmental Compliance; Flood Insurance	~~104~~113
5.8	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	~~105~~114
5.9	Patents, Trademarks, Copyrights and Licenses	~~105~~115
5.10	Licenses and Permits	~~105~~115
5.11	Default of Indebtedness	~~106~~115
5.12	No Default	~~106~~115
5.13	No Burdensome Restrictions	~~106~~115
5.14	No Labor Disputes	~~106~~115
5.15	Margin Regulations	~~106~~115
5.16	Investment Company Act	~~106~~115
5.17	Disclosure	~~106~~116
5.18	[Reserved]	~~106~~116
5.19	[Reserved]	~~106~~116
5.20	Swaps	~~107~~116
5.21	Business and Property of Borrowers	~~107~~116
5.22	Ineligible Securities	~~107~~116
5.23	Federal Securities Laws	~~107~~116

[PHI Group] Revolving Credit, Term Loan and Security Agreement

5.24	Equity Interests	~~107~~116
5.25	Commercial Tort Claims	~~107~~117
5.26	Letter of Credit Rights	~~107~~117
5.27	[Reserved]	~~107~~117
5.28	Certificate of Beneficial Ownership	~~107~~117
5.29	Healthcare Authorizations	~~108~~117
5.30	HIPAA Compliance	~~108~~117
5.31	Reimbursement; Third Party Payors	~~108~~117
5.32	Other Healthcare Regulatory Matters	~~108~~118
5.33	Compliance with Healthcare Laws	~~108~~118
5.34	Information with Respect to Certain Aircraft	~~109~~119
5.35	Sanctions and other Anti-Terrorism Laws	~~109~~119
5.36	Anti-Corruption Laws	~~109~~119

VI. AFFIRMATIVE COVENANTS		~~110~~119
6.1	Compliance with Laws	~~110~~119
6.2	Conduct of Business and Maintenance of Existence and Assets	~~110~~119
6.3	Books and Records	~~110~~119
6.4	Payment of Taxes	~~110~~120
6.5	Financial Covenants	~~110~~120
6.6	Insurance	~~111~~121
6.7	Payment of Indebtedness and Leasehold Obligations	~~114~~123
6.8	Environmental Matters	~~114~~124
6.9	Standards of Financial Statements	~~114~~124
6.10	Federal Securities Laws	~~115~~124
6.11	Execution of Supplemental Instruments	~~115~~124
6.12	Healthcare Operations	~~115~~124
6.13	Government Receivables	~~115~~125
6.14	[Reserved]	~~116~~125
6.15	Keepwell	~~116~~125
6.16	Certificate of Beneficial Ownership and Other Additional Information	~~116~~125
6.17	COVID-19 Assistance	~~116~~126
6.18	Post-Closing Obligations	~~117~~126
6.19	After-Acquired Aircraft Collateral	~~117~~126
6.20	Aircraft Collateral Information	~~117~~126
6.21	Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws	~~118~~127

VII. NEGATIVE COVENANTS		~~118~~128
7.1	Merger, Consolidation, Acquisition and Sale of Assets	~~118~~128
7.2	Creation of Liens	~~120~~129
7.3	Guarantees	~~120~~129
7.4	Investments	~~120~~130
7.5	Loans	~~120~~130
7.6	Capital Expenditures	~~120~~130
7.7	Restricted Payments	~~121~~130
7.8	Indebtedness	~~121~~131
7.9	Nature of Business	~~121~~131

[PHI Group] Revolving Credit, Term Loan and Security Agreement

7.10	Transactions with Affiliates	~~121~~131
7.11	Healthcare Matters	~~122~~131
7.12	Subsidiaries	~~122~~132
7.13	Fiscal Year and Accounting Changes	~~122~~132
7.14	Pledge of Credit	~~123~~132
7.15	Amendment of Organizational Documents	~~123~~132
7.16	Compliance with ERISA	~~123~~132
7.17	Prepayment of Indebtedness	~~123~~133
7.18	Location of Aircraft Collateral; State of Registration; Aircraft Collateral Owner	~~123~~133
7.19	Government Lockbox Instructions	~~124~~133
7.20	Membership / Partnership Interests	~~124~~133
7.21	Sanctions and other Anti-Terrorism Laws	~~124~~133
7.22	Anti-Corruption Laws	~~124~~134

VIII. CONDITIONS PRECEDENT		~~124~~134
8.1	Conditions to Initial Advances	~~124~~134
8.2	Conditions to Each Advance	~~128~~137

IX. INFORMATION AS TO BORROWERS		~~128~~138
9.1	Disclosure of Material Matters	~~128~~138
9.2	Schedules	~~129~~138
9.3	Environmental Reports	~~129~~139
9.4	Litigation	~~129~~139
9.5	Material Occurrences	~~129~~139
9.6	[Reserved]	~~130~~139
9.7	Annual Financial Statements	~~130~~139
9.8	Quarterly Financial Statements	~~130~~140
9.9	Monthly Financial Statements	~~130~~140
9.10	Other Reports	~~130~~140
9.11	Additional Information	~~131~~140
9.12	Projected Operating Budget	~~131~~141
9.13	Variances From Operating Budget	~~131~~141
9.14	Notice of Suits, Adverse Events	~~131~~141
9.15	ERISA Notices and Requests	~~131~~141
9.16	Healthcare Matters	~~132~~141
9.17	Additional Documents	~~132~~142
9.18	Updates to Certain Schedules	~~133~~142
9.19	Financial Disclosure	~~133~~142

X. EVENTS OF DEFAULT		~~133~~143
10.1	Nonpayment	~~133~~143
10.2	Breach of Representation	~~133~~143
10.3	Financial Information	~~133~~143
10.4	Judicial Actions	~~133~~143
10.5	Noncompliance	~~134~~143
10.6	Judgments	~~134~~144

[PHI Group] Revolving Credit, Term Loan and Security Agreement

10.7	Bankruptcy	~~134~~144
10.8	Material Adverse Effect	~~134~~144
10.9	Lien Priority	~~134~~144
10.10	Exclusion Event	~~134~~144
10.11	Cross Default	~~135~~144
10.12	Breach of Guaranty or Pledge Agreement	~~135~~144
10.13	Change of Control	~~135~~145
10.14	Invalidity	~~135~~145
10.15	Seizures	~~135~~145
10.16	Pension Plans	~~135~~145
10.17	Anti-Money Laundering/International Trade Law Compliance	~~135~~145

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT		~~135~~145
11.1	Rights and Remedies	~~135~~145
11.2	Agent’s Discretion	~~137~~147
11.3	Setoff	~~137~~147
11.4	Rights and Remedies not Exclusive	~~137~~147
11.5	Allocation of Payments After Event of Default	~~138~~147

XII. WAIVERS AND JUDICIAL PROCEEDINGS		~~139~~149
12.1	Waiver of Notice	~~139~~149
12.2	Delay	~~139~~149
12.3	Jury Waiver	~~139~~149

XIII. EFFECTIVE DATE AND TERMINATION		~~140~~149
13.1	Term	~~140~~149
13.2	Termination	~~140~~150

XIV. REGARDING AGENT		~~140~~150
14.1	Appointment	~~141~~150
14.2	Nature of Duties	~~141~~151
14.3	Lack of Reliance on Agent	~~141~~151
14.4	Resignation of Agent; Successor Agent	~~142~~151
14.5	Certain Rights of Agent	~~142~~152
14.6	Reliance	~~143~~152
14.7	Notice of Default	~~143~~152
14.8	Indemnification	~~143~~153
14.9	Agent in its Individual Capacity	~~143~~153
14.10	Delivery of Documents	~~143~~153
14.11	Borrowers’ Undertaking to Agent	~~144~~153
14.12	No Reliance on Agent’s Customer Identification Program	~~144~~153
14.13	Other Agreements	~~144~~154
14.14	Erroneous Payments	~~144~~154

XV. BORROWING AGENCY		~~147~~156
15.1	Borrowing Agency Provisions	~~147~~156
15.2	Waiver of Subrogation	~~147~~157
15.3	Common Enterprise	~~148~~157

v

[PHI Group] Revolving Credit, Term Loan and Security Agreement

XVI. MISCELLANEOUS		~~148~~158
16.1	Governing Law	~~148~~158
16.2	Entire Understanding	~~149~~158
16.3	Successors and Assigns; Participations; New Lenders	~~152~~161
16.4	Application of Payments	~~154~~164
16.5	Indemnity	~~154~~164
16.6	Notice	~~155~~165
16.7	Survival	~~157~~167
16.8	Severability	~~158~~167
16.9	Expenses	~~158~~167
16.10	Injunctive Relief	~~158~~168
16.11	Consequential Damages	~~158~~168
16.12	Captions	~~158~~168
16.13	Counterparts; Facsimile Signatures	~~158~~168
16.14	Construction	~~159~~168
16.15	Confidentiality; Sharing Information	~~159~~169
16.16	Publicity	~~159~~169
16.17	Certifications From Banks and Participants; USA PATRIOT Act	~~159~~169
16.18	Reserved	~~160~~170
16.19	Concerning Joint and Several Liability of Borrowers	~~160~~170
16.20	Effectiveness of Facsimile Documents and Signatures	~~162~~172

[PHI Group] Revolving Credit, Term Loan and Security Agreement

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.3	Term Note
Exhibit 2.4(a)	Swing Loan Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(g)	Financial Condition Certificate
Exhibit 9.2	Aircraft Collateral Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1.2(a)	Permitted Encumbrances
Schedule 1.2(b)	Material Real Property
Schedule 1.2(d)	Medicare Accelerated Payments
Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(h)	Deposit, Investment Accounts and Government Lockbox Accounts
Schedule 4.8(i)	Lockbox Bank
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.23	Registered Securities
Schedule 5.24	Equity Interests
Schedule 5.25	Commercial Tort Claims
Schedule 5.26	Letter of Credit Rights
Schedule 7.3	Guarantees
Schedule 7.4	Investments
Schedule 7.12	Partnerships, Joint Ventures or Similar Arrangements

i

[PHI Group] Revolving Credit, Term Loan and Security Agreement

REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

Revolving Credit, Term Loan and Security Agreement dated as of October 2, 2020 among PHI GROUP, INC., a Delaware corporation (“PHI Group”), PHI CORPORATE, LLC, a Delaware limited liability company (“PHI Corporate”), PHI AVIATION, LLC, a Louisiana limited liability company (“PHI Aviation”), PHI HEALTH, LLC, a Louisiana limited liability company (“PHI Health”), PHI TECH SERVICES, LLC, a Louisiana limited liability company (“PHI Tech Services”), AM EQUITY HOLDINGS, L.L.C., a Louisiana limited liability company (“AM Equity Holdings”), PHI HELIPASS, L.L.C., a Louisiana limited liability company (“PHI Helipass”; and together with PHI Group, PHI Corporate, PHI Aviation, PHI Health, PHI Tech Services, AM Equity Holdings, PHI Helipass and each Person joined hereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

I. DEFINITIONS.

1.1 Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 2019. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrowers both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

1.2	General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Act” means the Federal Aviation Act of 1958, as amended, together with the Aviation Regulations of the FAA and recodified in Subtitle VII of Title 49 of the United States Code, as the same may be in effect from time to time.

“Adjusted EBITDA” shall mean for any period with respect to Borrowers on a Consolidated Basis, without duplication, an amount equal to (i) EBITDA for such period plus to the extent (and in the same proportion) deducted in determining net income for such period, (a) costs, fees and expenses incurred by Borrowers in connection with the Transactions in an amount not to exceed $10,000,000 in the aggregate to the extent paid in cash within ninety (90) days of the Closing Date, (b) the amount of extraordinary, nonrecurring or unusual losses, (c) reasonable out-of-pocket fees and expenses paid in connection with (1) Investments that have been consummated in accordance with this Agreement and (2) non-ordinary course transactions that have been consummated in accordance with this Agreement and failed acquisitions and other non-ordinary course transactions that have not been (and will not be) consummated, in an aggregate amount, solely with respect to this clause (c), not to exceed $3,000,000 in the aggregate during any trailing 12-month period, in each case, only so long as such transactions are permitted pursuant to the terms hereof, (d) fees paid to the Agent and the Lenders to the extent not included above, (e) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of such Person and its Subsidiaries, (f) the aggregate amount of non-cash losses on the disposition of property by the Borrowers during such fiscal year (other than sales of Inventory in the Ordinary Course of Business), (g) the amount of any non-cash restructuring charges, accruals or reserves, (h) the amount of any restructuring charges paid in cash in an amount not to exceed $10,000,000 in the aggregate in any fiscal year, (i) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions and other synergies (in each case, net of amounts actually realized) related to acquisitions or dispositions, or related to restructuring initiatives, cost savings initiatives and other initiatives that otherwise are reasonably identifiable and projected by the Borrowing Agent in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or are that are expected to be taken within eight fiscal quarters after the date of consummation of such acquisition, disposition or the initiation of such restructuring initiative, cost savings initiative or other initiatives (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); provided that (A) amounts added-back pursuant to this clause (i) shall not exceed ~~10~~15% of Adjusted EBITDA (calculated prior to giving effect to such add-back) and (B) such cap shall not apply to adjustments made in accordance with Regulation S-X, (j) all other non-cash items reducing net income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP minus (ii) to the extent (and in the same proportion) included in determining net income for such period, (a) realized foreign exchange gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of such Person and its Subsidiaries, (b) the aggregate amount of non-cash gains on the disposition of property by the Borrowers during such fiscal year (other than sales of Inventory in the Ordinary Course of Business), and (c) the aggregate amount of all other non-cash items, to the extent such items increased net income for such period. Notwithstanding the foregoing, for purposes of determining Adjusted EBITDA for the periods set forth below, Adjusted EBITDA shall be deemed to be:

Period	Adjusted EBITDA
from October 1, 2019 through December 31, 2019	$26,320,000
from January 1, 2020 through March 31, 2020	$20,125,000
from April 1, 2020 through June 30, 2020	$20,903,000

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Advance Rates” shall have the meaning set forth in Section 2.1(a)(y)(~~ii~~iii) hereof.

“Advances” shall mean and include the Revolving Advances, Letters of Credit, the Swing Loans and the Term Loan.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise. No Person who is a Lender on the Closing Date shall be considered an Affiliate of any Borrower oy Subsidiary of any Borrower for purposes of this Agreement or the Other Documents.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Revolving Credit, Term Loan and Security Agreement, as the same may be amended, amended and restated, replaced and restated, extended, supplemented and/or otherwise modified from time to time.

“Agreement Among Lenders” shall mean that certain Agreement Among Lenders by and among Agent and Lenders dated as of the Closing Date.

“Aircraft” means each of the rotorcraft (helicopters) and fixed-wing aircraft described in the Aircraft Collateral Certificate, including, in each case, all engines, rotor blades, rotor blade components, auxiliary power units and other equipment, avionics, appurtenances and accessions attached to or installed on such aircraft and helicopters.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Aircraft Collateral” means all Aircraft and Engines now or hereafter owned by any Borrower or any Guarantor including any leases and sub-leases pursuant to which any such Aircraft are operated (collectively, the “Aircraft Leases”), and all Spare Parts now or hereafter owned by any Borrower or any Guarantor; provided, however, that Aircraft Collateral shall not include (i) any Aircraft not registered in the United States of America (or other jurisdiction as from time to time agreed to by Agent in its Permitted Discretion after consultation with Borrowing Agent pursuant to Section 4.13) or otherwise not required to be pledged under the terms of this Agreement (including all engines, rotor blades, rotor blade components, auxiliary power units and other equipment, avionics, appurtenances and accessions attached to or installed on such excluded Aircraft), (ii) all engines, rotor blades, rotor blade components, auxiliary power units and other equipment, avionics, appurtenances and accessions attached to or installed on such owned Aircraft, if and to the extent such items are not owned by any Borrower or any Guarantor, (iii) for the avoidance of doubt, any Aircraft subject to a lease agreement between a third-party lessor, as lessor, and any Borrower or any Guarantor, as lessee, (iv) any Aircraft or Engine that do not meet the Minimum Aircraft/Engine Requirements, (v) any Aircraft Leases that does not meet the Minimum Aircraft Lease Requirements, and (vi) any Aircraft, Engine, Spare Part or Aircraft Lease to the extent, and for so long as, in the reasonable judgment of the Agent, the cost or other consequences of providing a security interest therein would be excessive in relation to the benefits to be obtained by the Secured Parties therefrom.

“Aircraft Collateral Certificate” means a certificate in the form of Exhibit 9.2 or any other form approved by the Agent. Unless otherwise specified, references to “Aircraft Collateral Certificate” herein shall be deemed to refer to the most recent Aircraft Collateral Certificate delivered to the Agent from time to time.

“Aircraft Collateral Owner” means, in respect of an Aircraft, Airframe, Engine or Spare Parts (as applicable) included as Aircraft Collateral, the Owner of such Aircraft, Airframe or Engine or Spare Parts as shown in the Aircraft Collateral Certificate.

“Aircraft Lease” has the meaning assigned to such term in the definition of “Aircraft Collateral.”

“Aircraft Mortgage” means each Aircraft and Engine mortgage and security agreement entered into by any Borrower in favor of the Agent evidencing the Liens in respect of such Aircraft Collateral that will secure the Obligations, in each case as amended, modified, restated, supplemented or replaced from time to time.

“Aircraft Lessor” means an owner of Aircraft leased by any Borrower or any Guarantor pursuant to any Sale and Leaseback Transaction.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa, as the same may be amended or modified from time to time.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Airframe” means each Aircraft (excluding the APUs, Engines or any other engines from time to time installed thereon) and all Parts installed therein or thereon and all substituted, renewed and replacement Parts, at any particular time installed in or on the Airframe in accordance with the terms of this Agreement, including Parts which having been removed from the Airframe which remain the property of the Aircraft Collateral Owner.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) so long as Daily Simple SOFR is offered, ascertainable and not unlawful, the sum of ~~the~~ Daily ~~LIBOR Rate~~Simple SOFR (without giving effect to the SOFR Floor) in effect on such day plus one ~~percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful~~and one-tenth of one percent (1.10%); provided that if Daily Simple SOFR (without giving effect to the SOFR Floor) plus one-tenth of one percent (0.10%) as so determined shall ever be less than the SOFR Floor, then this clause (c) shall be the sum of the SOFR Floor plus one percent (1.00%). Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Source” shall have the meaning set forth in the definition of Overnight Bank Funding Rate.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which a Borrower or any of its Subsidiaries conduct business.

“Anti-Terrorism Law” shall mean any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339b.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean (a) an amount equal to one and one half of one percent (1.50%) for (i) Revolving Advances consisting of Domestic Rate Loans, and (ii) Swing Loans, (b) an amount equal to two and one half of one percent (2.50%) for Revolving Advances consisting of ~~LIBOR~~Term SOFR Rate Loans, (c) an amount equal to two percent (2.00%) for Advances under the Term Loan consisting of Domestic Rate Loans ~~and~~, (d) an amount equal to three percent (3.00%) for Advances under the Term Loan consisting of ~~LIBOR~~Term SOFR Rate Loans, and (e) an amount equal to two percent (2.00%) for Letters of Credit fees pursuant to Section 3.2(a)(x).

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the Credit Management Module of PNC’s PINACLE® system, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“APU” means (i) each auxiliary power unit as described in the Aircraft Collateral Certificate, whether or not installed on an Airframe or other airframe from time to time, (ii) any Permitted Substitute, as defined in the applicable Aircraft Mortgage, which becomes subject to the terms of such Aircraft Mortgage pursuant to the terms thereof, and (iii) any and all related Parts.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Aviation Authority” means, in respect of an Aircraft, the FAA or other aviation authority of the State of Registration of that Aircraft and any successors thereto or other Governmental Body which shall have control or supervision of civil aviation in the State of Registration or have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, that Aircraft.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e) hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their respective Subsidiaries.

“Borrowing Agent” shall mean PHI Group.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by the Financial Officer of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey ~~and, if the applicable~~ ; provided that when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the “Business Day ~~relates to any LIBOR Rate Loans,~~” means any such day ~~must~~that is also ~~be~~ a ~~day on which dealings are carried on in the London interbank market~~U.S. Government Securities Business Day.

“Cape Town Convention” means, collectively, the Aircraft Protocol, the Convention, the International Registry Procedures and the International Registry Regulations, and all other rules, amendments, supplements, modifications, and revisions thereto.

“Cape Town Lease” means any Aircraft Lease (including but not limited to any Aircraft Lease between Loan Parties) that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) (A) with a lessee “situated in” a Contracting State, provided that such Contracting State has implemented the Cape Town Convention, or (B) where the related Aircraft Collateral is registered in a Contracting State.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (excluding, for the avoidance of doubt, any lease for use of aircraft, engines or related equipment entered into by any Borrower or any of its Subsidiaries as lessee which, but for the amendments to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) on February 25, 2016 would not be required to be capitalized under GAAP).

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“CARES Act” shall mean (i) the Coronavirus Aid, Relief, and Economic Security Act, as amended and in effect from time to time (and including any successor thereto) and all requirements thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“CARES Act Provider Relief Payments” means, collectively, the payments received by the Loan Parties under the Provider Relief Fund appropriated as part of the CARES Act and administered by the Department of Health and Human Services through its Public Health and Social Services Emergency Fund.

“CARES and Other COVID-19 Laws” shall mean, any one individually or collectively, as applicable (i) the CARES Act and (ii) any other Laws and regulations issued or enacted by a Governmental Body (and in effect from time to time) in order to provide assistance in response to COVID-19 and (and including any successor to any of the foregoing) and all requirements under any of the foregoing or issued in connection with any of the foregoing or in its implementation, regardless of the date enacted, adopted, issued or implemented.

“Cash Equivalents” means:

(1) marketable obligations with a maturity of not more than one year from the date of acquisition and directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2) Dollar denominated demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and is rated at least Baa3 by Moody’s or an equivalent rating by any other nationally recognized statistical rating agency or agencies;

(3) commercial paper maturing no more than 270 days from the date of creation thereof issued by a bank that is not a Borrower or an Affiliate of any Borrower and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above and in which such bank shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(5) investments in money market or other mutual funds registered under the Investment Company Act of 1940 substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(6) overnight bank deposits and bankers’ acceptances at any commercial bank meeting the qualifications specified in clause (2) above; and

(7) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above but which is organized under the laws of (a) any country that is a member of the Organization for Economic Cooperation and Development (“OECD”) and has total assets in excess of $500,000,000 and (b) any other country in which any Borrower or any Guarantor maintains an office or is engaged in a Permitted Business, provided that, in either case, (A) all such deposits are required to be made in such accounts in the ordinary course of business, (B) such deposits do not at any one time exceed $10,000,000 in the aggregate and (C) no funds so deposited remain on deposit in such bank for more than 30 days.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent or any Affiliate of Agent or PNC provides any of the following products or services to any Borrower: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” shall mean, for each Borrower, a certificate in form and substance acceptable to ~~the~~ Agent (as amended or modified by ~~the~~ Agent from time to time in its Permitted Discretion), certifying, among other things, the Beneficial Owner~~(s)~~ of such Borrower~~, as required by 31 C.F.R. § 1010.230~~.

“CFTC” shall mean the Commodity Futures Trading Commission.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean: (a) (i) at any time prior to the consummation of a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Q Investments, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting stock representing more than 50% of the voting power of the total outstanding voting stock of the Borrowing Agent or (ii) at any time upon or after the consummation of a Qualifying IPO, (A) any Person (other than Q Investments) or (B) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than ~~one~~ Q Investments, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting stock representing more than 35% of the voting power of the total outstanding voting stock of the Borrowing Agent and such percentage exceeds percentage of voting stock held by ~~the Permitted Holders~~Q Investments, (b) the occurrence of any event (whether in one or more transactions) which results in PHI Group failing to own one hundred (100%) percent of the Equity Interests (on a fully diluted basis) of any Borrower or Guarantor, or (c) any merger, consolidation or sale of substantially all of the property or assets (in one transaction or a series of related transactions) of the Borrowers and its Subsidiaries, taken as a whole, except to the extent any of the events described in the foregoing clauses are permitted by Section 7.1 hereof; provided, that the sale by PHI Group of any Equity Interests of any Borrower shall be deemed a sale of substantially all of PHI Group’s assets.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Closing Date” shall mean October 2, 2020 or such other date as may be agreed to in writing by the parties hereto.

“CMS” means the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Borrower in all of the following property and assets of such Borrower, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a) all Receivables and all supporting obligations relating thereto (other than Receivables generated by PHI Aviation on behalf of work performed by (i) Helicopter Management, LLC and (ii) Helex, LLC);

(b) all equipment and fixtures;

(c) all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d) all Inventory;

(e) all Subsidiary Stock, securities, investment property, and financial assets;

(f) all Material Real Property;

(g) all Leasehold Interests;

(h) all Aircraft Collateral;

(i) all Intellectual Property;

(j) all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(k) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (i) of this definition; and

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(l) all proceeds and products of the property described in clauses (a) through (j) of this definition, in whatever form. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Borrower for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Borrowers, would be sufficient to create a perfected Lien in any property or assets that such Borrower may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

Notwithstanding the forgoing, Collateral shall not include any Excluded Property.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto to be signed by a Financial Officer of Borrowing Agent.

“Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, or the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Contracting State” shall have the meaning ascribed to it in the Cape Town Convention.

“Controlled Group” shall mean, at any time, each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Convention” means the Convention on International Interests in Mobile Equipment, signed contemporaneously with the Protocol to the Convention on International Interests in Mobile equipment on Matters Specific to Aircraft Equipment in Cape Town, South Africa on November 16, 2001, as may be amended and supplemented from time to time.

“Covered Entity” shall mean (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“COVID-19 Assistance” shall mean any (i) loan, advance, guarantee, or other extension of credit, credit enhancement or credit support, or equity purchase or capital contribution, waiver or forgiveness of any obligation, or any other kind of financial assistance, provided by, or on behalf of, a Governmental Body pursuant to CARES and Other COVID-19 Laws or (ii) Indebtedness, reimbursement obligation or other liability of any nature owed to, or on account of, or for the benefit of, a Governmental Body, in each case, in connection with COVID-19 or pursuant to CARES and Other COVID-19 Laws.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.13(b) hereof.

~~“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.~~

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrowers, effective on the date of any such change.

“Debt Payments” shall mean for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Term Loan, plus (c) payments on Capitalized Lease Obligations, plus (d) payments with respect to any other Indebtedness for borrowed money.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable, of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Depository Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(d) hereof.

“Disclosed Existing Sublease” means each Disclosed Sublease set forth in the Perfection Certificate issued on the Closing Date in respect of which the Disclosed Sublessee is not an Affiliate of a Borrower.

“Disclosed Sublease” means, in respect of an Aircraft or Engine included as Aircraft Collateral, any lease and/or sublease of that Aircraft to a Disclosed Sublessee that is not an Affiliate of a Borrower as shown in the Aircraft Collateral Certificate.

“Disclosed Sublessee” means, in respect of a Disclosed Sublease and an Aircraft or Engine included as Aircraft Collateral, the Person so shown in the Aircraft Collateral Certificate in respect of that Disclosed Sublease and Aircraft or Engine.

“Disposition” or “Dispose” means the sale, transfer, license, lease, gift or other disposition (including any Sale and Leaseback Transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrowing Agent of any of its Equity Interests to another Person.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Aircraft Collateral NOLV” means, as of any date of determination, the aggregate net orderly liquidation value (as set forth on a recent appraisal conducted in accordance with Section 4.7 hereof) of all Aircraft Collateral registered in the United States. For the avoidance of doubt, such value shall be indicated in Dollars.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Dominion Trigger Period” shall mean the period commencing upon (i) the occurrence and continuance of an Event of Default or (ii) the date that is the third consecutive Business Day on which Borrowers’ Undrawn Availability is less than $15,000,000 at any time and ending on the first date thereafter upon which (x) with respect to clause (i), such Event of Default has been waived in writing or cured in accordance with the terms of this Agreement, and (y) with respect to clause (ii), when Borrowers have Undrawn Availability, for thirty (30) consecutive days, equal to or exceeding $15,000,000.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Drawing Date” shall have the meaning set forth in Section 2.14(b) hereof.

~~“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.~~

“EBITDA” shall mean for any period with respect to Borrowers on a Consolidated Basis, the sum of (a) net income (or loss) for such period (excluding extraordinary gains and losses), plus (b) all interest expense for such period, plus (c) all charges against income for such period for federal, state and local taxes, plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible IPM Receivables” shall mean and include, each IPM Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible IPM Receivable, based on such considerations as Agent may from time to time deem appropriate. An IPM Receivable shall not be deemed eligible unless such IPM Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances) and is evidenced by an invoice or other documentary evidence satisfactory to Agent in its Permitted Discretion. In addition, no IPM Receivable shall be an Eligible IPM Receivable if:

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b) it is due or unpaid more than 150 days after the original billing date;

(c) ~~fifty percent (50%~~sixty five percent (65%) (or such greater percentage as Agent may agree to in its Permitted Discretion from time to time, with respect to one or more Customers) or more of the IPM Receivables from such Customer are not deemed Eligible IPM Receivables hereunder by application of clause (b) above ~~(such percentage may, in Agent’s Permitted Discretion, be increased or decreased from time to time)~~;

(d) any covenant, material representation or material warranty contained in this Agreement with respect to such IPM Receivable has been breached;

(e) an Insolvency Event shall have occurred with respect to such Customer;

(f) the sale is to a Customer outside the continental United States of America;

(g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h) Agent believes, in its Permitted Discretion, that collection of such IPM Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them (other than a Government Account Debtor), unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.), to the extent applicable to such Receivable, or has otherwise complied with other applicable statutes or ordinances;

(j) the goods giving rise to such IPM Receivable have not been delivered to the Customer or the services giving rise to such IPM Receivable have not been performed by the applicable Borrower;

(k) ~~[reserved]~~such IPM Receivable has been sold pursuant to a Permitted Factoring Arrangement;

(l) the IPM Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such IPM Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), the Customer is also a creditor or supplier of a Borrower or the IPM Receivable is contingent in any respect or for any reason;

(m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom (but such IPM Receivable shall only be ineligible to the extent of such deduction), except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o) such IPM Receivable is not payable to a Borrower;

(p) such IPM Receivable is payable solely by an individual beneficiary, recipient, or subscriber individually; or

(q) such IPM Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Eligible Non-IPM Receivables” shall mean and include, each Non-IPM Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Non-IPM Receivable, based on such considerations as Agent may from time to time deem appropriate. A Non-IPM Receivable shall not be deemed eligible unless such Non-IPM Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances) and is evidenced by an invoice or other documentary evidence satisfactory to Agent in its Permitted Discretion. In addition, no Non-IPM Receivable shall be an Eligible Non-IPM Receivable if:

(a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b) it is due or unpaid more than 120 days after the original invoice date or sixty (60) days after the original due date;

(c) fifty percent (50%) or more of the Non-IPM Receivables from such Customer are not deemed Eligible Non-IPM Receivables hereunder by application of clause (b) above ~~(such percentage may, in Agent’s Permitted Discretion, be increased or decreased from time to time)~~;

(d) any covenant, material representation or material warranty contained in this Agreement with respect to such Non-IPM Receivable has been breached;

(e) an Insolvency Event shall have occurred with respect to such Customer;

(f) the sale is to a Customer outside the continental United States of America; provided, however, that so long as the primary operations of, and billing and payment of such Customer occur through, such Customer’s offices in the United States of America, this clause (f) shall not render ineligible Receivables of a Customer whose parent is organized or located outside of the United State of America;

(g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(h) Agent believes, in its Permitted Discretion, that collection of such Non-IPM Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Non-IPM Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.), to the extent applicable to such Non-IPM Receivable, or has otherwise complied with other applicable statutes or ordinances;

(j) the goods giving rise to such Non-IPM Receivable have not been delivered to the Customer or the services giving rise to such Non-IPM Receivable have not been performed by the applicable Borrower;

(k) ~~[reserved]~~such Non-IPM Receivable has been sold pursuant to a Permitted Factoring Arrangement;

(l) the Non-IPM Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Non-IPM Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), the Customer is also a creditor or supplier of a Borrower or the Non-IPM Receivable is contingent in any respect or for any reason;

(m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom (but such Non-IPM Receivable shall only be ineligible to the extent of such deduction), except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o) such Non-IPM Receivable is not payable to a Borrower; or

(p) such Non-IPM Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Eligible Receivables” shall mean, individually and collectively, as the context requires, the Eligible IPM Receivables and the Eligible Non-IPM Receivables.

“Embargoed Property” means any property (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual violation by the Lenders or Agent of any applicable Anti-Terrorism Law if the Agent or any Lender were to obtain an encumbrance on, lien on, pledge of, or security interest in such property or provide services in consideration of such property.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Engine” means (i) each of the engines described in the Aircraft Collateral Certificate (and all accessories considered as part of the engine higher assembly), whether or not installed on an Airframe or other airframe from time to time, (ii) any Permitted Substitute, as defined in the applicable Aircraft Mortgage (and all accessories considered as part of the engine higher assembly), which becomes subject to the terms of such Aircraft Mortgage pursuant to the terms thereof, (iii) a Spare Engine to the extent it is, at any time, part of the Aircraft Collateral and (iv) any and all related Parts and, in each case, shall exclude any Engine replaced by a Permitted Substitute in accordance with clause (ii) above and the applicable Aircraft Mortgage.

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all applicable federal, state and local environmental Laws relating to the protection of the environment, human health (to the extent related to exposure to Hazardous Materials) and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials.

“EOB” shall mean the explanation of benefit or remittance advice from a Customer that identifies the services rendered on account of the Receivable specified therein.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants (including creditor warrants), general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable Laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; (ix) any real property interests other than Material Real Property and (x) all certificates evidencing such Equity Interests.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning assigned to it in Section 14.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 14.14(d).

“Erroneous Payment Impacted Loans” has the meaning assigned to it in Section 14.14(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 14.14(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 14.14(d).

“Event of Default” shall have the meaning set forth in Article X hereof.

“Excess Cash on Hand” shall mean, at any time, the greater of (a) $0 and (b) (x) the cash on hand of (1) Borrowers (other than cash subject to Liens in favor of any Person other than the Agent) and (2) Foreign Subsidiaries of Borrowers, not to exceed, in the case of this subclause (b)(x)(2), $15,000,000, minus (y) the aggregate outstanding principal amount of the Term Loan, minus (z) cash advances received in the form of insurance proceeds related to Hurricane Ida that have not been used to rebuild or purchase assets (other than securities or cash), or offset hurricane costs and expenses.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any deposit accounts, securities accounts or investment accounts (i) used solely for payroll expenses, trust accounts or employee benefit accounts of the Loan Parties and their Subsidiaries~~.~~ and (ii) other deposit accounts, investment accounts and securities accounts that do not have a cash balance (or Cash Equivalent balance with respect to securities accounts and investment accounts) at any time exceeding $1,000,000 in the aggregate for all such accounts pursuant to this clause (ii).

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps

[PHI Group] Revolving Credit, Term Loan and Security Agreement

for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean (i) any non-material lease, license, contract or agreement to which any Borrower is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any Applicable Law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), (ii) equipment owned by any Borrower that is subject to a purchase money lien or a capital lease obligation if (but only to the extent that and only for so long as such purchase money Indebtedness or capital lease restricts the granting of a Lien therein to Agent) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favor of a third party, unless any required consents shall have been obtained, (iii) monies, checks, securities or other items on deposit or otherwise held in deposit accounts or trust accounts specifically and exclusively used for payroll, payroll taxes, deferred compensation and other employee wage and benefit payments to or for the direct benefit of such Borrower’s employees), (iv) those assets as to which the Agent and the Borrowers reasonably agree that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit of the security to be afforded thereby or (v) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; provided, however, that the foregoing exclusions in (i), (ii) and (v) shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Borrowers’ business associated therewith or attributable thereto.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Excluded Taxes” shall mean, with respect to Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations or required to be withheld or deducted from a payment to such Agent, Lender, Participant, Swing Loan Lender, Issuer or any other recipient, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office or applicable lending office is located or, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction described in (a), (c) in the case of a Lender, any withholding tax that is imposed on amounts payable to or for the account of such Lender at the time such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 3.11) or designates a new lending office, except to the extent that such Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office or assignment or sale of a participation, to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 3.10(a), (d) Taxes attributable to such Agent, Lender, Participant, Swing Loan Lender, Issuer or any other recipient’s failure or inability to comply with Section 3.10(e) or (e) any Taxes imposed under FATCA.

“Exclusion Event” shall mean any event or events resulting in the termination, revocation on the right of any Borrower to participate, or exclusion of any Borrower from participation, in any Government Reimbursement Program.

“Executive Officer” means, as to any Person, any individual holding the position of chairman of the Board of Directors, president, chief executive officer, chief financial officer, chief operating officer, chief compliance officer, executive vice president – finance, chief legal officer of such Person or any other executive officer of such Person having substantially the same authority and responsibility as any of the foregoing.

“FAA” means the Federal Aviation Administration.

“Facility Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the outstanding amount of Advances (other than the Term Loan).

“Facility Fee” shall have the meaning set forth in Section 3.3 hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies and implementing such Sections of the Code.

“Fee Letter” shall mean the fee letter dated the Closing Date among Borrowers and PNC.

“Financial Officer” means, with respect to any Person, the chief financial officer, chief executive officer, treasurer or controller of such Person (or any other officer acting in substantially the same capacity as the foregoing).

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“First Amendment Date” means November 9, 2021.

“First Amendment Dividend” means, dividends in an aggregate amount not to exceed the Excess Cash on Hand paid by the Loan Parties to their Parents so long as: (a) all such dividends are actually paid on or prior to December 31, 2021, (b) no Default or Event of Default exists before making any such dividend or would arise after giving effect to any such dividend, (c) no proceeds of any Revolving Advance are used to fund any such dividend, and (d) both before and after giving effect to the making of any such dividend, the Usage Amount is $3,000,000 or less; provided that (i) such Usage Amount may only be comprised of outstanding Letters of Credit and (ii) the aggregate amount of First Amendment Dividend shall not in any event exceed $130,000,000.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) Adjusted EBITDA, minus Unfunded Capital Expenditures made during such period, minus cash taxes paid during such period, to (b) all Debt Payments made during such period.

“Fixed Charge Coverage Ratio (Dividends)” shall mean, with respect to any date of determination, the ratio of (a) Adjusted EBITDA for the four (4) fiscal quarters most recently ended, minus Unfunded Capital Expenditures made during the four (4) fiscal quarters most recently ended, minus such dividend made (or to be made) during the current fiscal quarter, minus cash taxes paid during the four (4) fiscal quarters most recently ended, to (b) all Debt Payments (other than Debt Payments on account of the Term Loan) made during the four (4) fiscal quarters most recently ended.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Government Account Debtor” means an Account Debtor that is a Government Reimbursement Program.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Bodies.

“Government Depositary Agreement” shall mean each agreement among any Borrower, the Agent, and a Lockbox Bank, in form and substance satisfactory to the Agent, pursuant to which the applicable Lockbox Bank agrees to forward any amounts deposited in the applicable Government Lockbox or Government Lockbox Account on a daily basis to a Blocked Account subject to a deposit account control agreement, in form and substance satisfactory to Agent.

“Government Lockbox” means each post office box or similar lockbox set forth on Schedule 4.8(i) hereto, established to receive checks and EOBs with respect to Receivables payable by Governmental Bodies.

“Government Lockbox Account” means with respect to any, an account or accounts maintained by such Borrower with Lockbox Bank into which all collections of Receivables on which Government Account Debtors are obligated are paid directly and such Government Lockbox Account shall be an account in the name of such Borrower, and shall be the sole and exclusive property of such Borrower.

“Government Reimbursement Program” means (i) Medicare, (ii) Medicaid, (iii) TRICARE (formerly known as the Civilian Health and Medical Program of the Uniformed Services), (iv) the Federal Employees Health Benefits Program under 5 U.S.C. §§ 8902 et seq., (v) any other program pursuant to which the United States of America is acting under a program established by Medicare or Medicaid per the Social Security Act or any other federal healthcare program, including the Veteran’s Administration, (vi) any State or District of Columbia acting pursuant to a healthcare plan adopted pursuant to the Social Security Act or any other State legislation, and (vii) any agent, administrator, intermediary or carrier for any of the foregoing, and in each case, any other similar governmental programs which presently or in the future that reimburses or pays providers for Healthcare Services.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank and any governmental body (federal or state) charged with the responsibility, or vested with the authority to administer or enforce, any Healthcare Laws) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for

[PHI Group] Revolving Credit, Term Loan and Security Agreement

International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). Payments from Governmental Bodies will be deemed to include payments governed under the Social Security Act (42 U.S.C. §§ 1395 et seq.), including payments under Medicare, Medicaid and TRICARE/CHAMPUS, and payments administered or regulated by CMS.

“Guarantor” shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes or hazardous or substances as defined in or subject to regulation under Environmental Laws.

“Healthcare Authorizations” means any and all Consents of, from or issued by, any Governmental Body including permits, licenses, provider agreements, authorizations, certificates, CONs, accreditations and plans of third-party accreditation bodies, organizations or agencies (such as, but without limitations, the Joint Commission) (a) necessary to enable any Healthcare Borrower to engage in, provided or bill for any Healthcare Services, participate in and receive payment under Government Reimbursement Programs or otherwise continue to conduct its respective business as it is conducted on the Closing Date or (b) required under any Healthcare Law relating to any Government Reimbursement Program or Persons engaged in the Healthcare Services or (c) issued or required under Healthcare Laws applicable to the ownership, operation or management of any Healthcare Borrower’s respective business or assets.

“Healthcare Borrower” shall mean PHI Health, AM Equity Holdings and any other Borrower performing Healthcare Services.

“Healthcare Laws” means all applicable statutes, laws, ordinances, rules, and regulations of any Governmental Body, including: (a) Medicaid; TRICARE/CHAMPUS; Section 1128B(b) of the Social Security Act; 42 U.S.C. § 1320a-7b(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute”; the Social Security Act, Section 1877; 42 U.S.C. 1395nn (Prohibition Against Certain Referrals), commonly referred to as the “Stark Statute”; 31 U.S.C.§§ 3729-3722, common referred to as the federal “False Claims Act”; 31 U.S.C. §§ 3801-3812, commonly referred to as the “Program Fraud Civil Remedies Act”; 42 U.S.C.§§ 1320a-7a and 1320a-7b, commonly referred to as the “Civil Monetary Penalties Law”; and 42 U.S.C. § 1320a-7, common referred to as the “Exclusion

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Laws”); (b) with respect to air ambulance service providers pertaining to the provision of billing, collection, and reimbursement for, administration of, and payment for services which are reimbursed with federal, state or local governmental funds through or on behalf of any Governmental Body, including Medicaid or TRICARE/CHAMPUS, (c) all licensure laws and regulations applicable to the Borrowers and its Subsidiaries; (d) all applicable professional standards regulating air ambulance service providers; and (e) any and all other federal, state or local healthcare laws, rules, codes, statutes, regulations, orders and ordinances applicable to the air ambulance services, in each case as amended from time to time applicable to the activities referenced in subsections (a)-(d) above.

“Healthcare Services” means delivering or providing or arranging to deliver or provide or administering, managing or monitoring air ambulance services, including without limitation, the sale, delivery, transportation, provision or administration of, people, health or healthcare items, goods or services but excluding search and rescue.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and any state laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case as amended, modified or supplemented from time to time, and together with all successor statutes thereto and all rules and regulations promulgated from time to time thereunder.

“Increasing Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person relating to forward sale or purchase agreements and conditional sales agreements having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade or accounts payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole

[PHI Group] Revolving Credit, Term Loan and Security Agreement

option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Security Agreement” shall mean collectively, (i) those certain copyright, trademark and/or patent security agreements, dated as of the Closing Date between the applicable Borrower and Agent, and (ii) any copyright, trademark and/or patent security agreements, entered into after the Closing Date between the applicable Borrower and Agent, in each case, the form and substance of which shall be satisfactory to Agent.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Interest Period” shall mean the period provided for any ~~LIBOR~~Term SOFR Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.

“International Interest” means an “international interest” as defined in the Cape Town Convention.

“International Registry” means the International Registry of Mobile Assets located in Dublin, Ireland and established pursuant to the Cape Town Convention, along with any successor registry thereto.

“International Registry Procedures” means the official English language text of the procedures for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.

“International Registry Regulations” means the official English language text of the regulations for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Investment Payment Conditions” shall mean, at the time of determination with respect to the making of any Investment the following conditions shall have been satisfied:

(a) no Event of Default shall have occurred or would occur after giving pro forma effect to such dividend or distribution;

(b) immediately prior to, and after giving pro forma effect to such dividend or distribution, the Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal quarter for the four (4) fiscal quarter period then ending for which Borrowers provided financial statements to Agent pursuant to Section 9.7 or 9.8 is not less than 1.10 to 1.00; provided that for determining compliance with this clause (b) prior to the first date that the Borrowing Agent shall have provided financial statements to Agent pursuant to Section 9.7 or 9.8, in such case, the Borrowing Agent shall provide calculations demonstrating pro forma compliance with a Fixed Charge Coverage ~~Raito~~Ratio as of the Closing Date that is not less than 1.10 to 1.00; and

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(c) immediately prior to, and after giving pro forma effect to such Investment or repayment, repurchase or redemption, Undrawn Availability on pro forma basis is greater than or equal to ~~thirty-five~~twenty-five percent (~~35~~25%) of the Maximum Revolving Advance Amount; and

(d) Agent shall have received a Compliance Certificate and any supplemental schedules (including, without limitation, a pro forma balance sheet and pro forma financial statements backing up such financial covenant calculations) evidencing satisfaction of the foregoing conditions.

“IPM Customer” shall mean any Customer of Borrower that is a Third Party Payor or that self-pays for Healthcare Services.

“IPM Receivable” shall mean any Receivable arising from a sale by any Borrower to an IPM Customer.

“Issuer” shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Lender which Agent in its sole discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“Joint Venture Payment Conditions” shall mean, at the time of determination with respect to the making of any Investment in joint ventures the following conditions shall have been satisfied:

(a) no Event of Default shall have occurred or would occur after giving pro forma effect to such Investment,

(b) immediately prior to, and after giving pro forma effect to such Investment, the Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal quarter for the four (4) fiscal quarter period then ending for which Borrowers provided financial statements to Agent pursuant to Section 9.7 or 9.8 is not less than 1.25 to 1.00; provided that for determining compliance with this clause (b) prior to the first date that the Borrowing Agent shall have provided financial statements to Agent pursuant to Section 9.7 or 9.8, in such case, the Borrowing Agent shall provide calculations demonstrating pro forma compliance with a Fixed Charge Coverage ~~Raito~~Ratio as of the Closing Date that is not less than 1.25 to 1.00;

(c) immediately prior to, and after giving pro forma effect to such Investment, Undrawn Availability on pro forma basis is greater than or equal to ~~thirty-five~~twenty-five percent (~~35~~25%) of the Maximum Revolving Advance Amount; and

(d) Agent shall have received a Compliance Certificate and any supplemental schedules (including, without limitation, a pro forma balance sheet and pro forma financial statements backing up such financial covenant calculations) evidencing satisfaction of the foregoing conditions.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Leasehold Interests” shall mean all of each Borrower’s right, title and interest in and to, and as lessee of, the premises identified as leased Real Property on Schedule 4.4 hereto.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by PNC or any Affiliate of PNC that: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by PNC or any Affiliate of PNC that: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Lessee Consent” means in respect of each Aircraft subject to an Aircraft Lease that is Aircraft Collateral, a document in form and substance reasonably acceptable to the Agent under which, amongst other matters, each relevant lessee acknowledges the interest of the Agent in such Aircraft and agrees that its Aircraft Lease is subject and subordinate to the Other Documents.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof.

“Letter of Credit Sublimit” shall mean $10,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.11 hereof.

~~“LIBOR Alternate Source” shall have the meaning set forth in the definition of LIBOR Rate.~~

~~“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or (x) if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error), (y) if the LIBOR Rate is unascertainable as set forth in Section 3.8.2(i), a comparable replacement rate determined in accordance with Section 3.8.2), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than one percent (1.00%), such rate shall be deemed to be one percent (1.00%) for purposes of this Agreement.~~

~~The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.~~

[PHI Group] Revolving Credit, Term Loan and Security Agreement

~~“LIBOR Rate Loan” shall mean any Advance that bears interest based on the LIBOR Rate.~~

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement that each applicable Borrower shall cause to be executed within sixty (60) days after the Closing Date in favor of Agent by a Person who owns or occupies premises at which any books and records of any Borrower may be located from time to time in form and substance satisfactory to Agent, provided that, for the avoidance of doubt, each applicable Borrower shall only be required to use commercially reasonable efforts to obtain the foregoing; provided further that if Borrowers are unable to obtain a Lien Waiver Agreement for such location, Agent shall institute a Reserve in an amount equal to three (3) month’s rent for such location against the Formula Amount beginning on the sixtieth (60th) day after the Closing Date.

“LLC Division” shall mean, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Lockbox Bank” means the applicable bank set forth on Schedule 4.8(i).

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Loan Parties, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under this Agreement or any Other Document to which any of the Loan Parties is a party, (c) a material adverse effect on the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) a material adverse effect on the rights and remedies of the Lenders or the Agent under this Agreement or any Other Document; provided that any impact of the COVID-19 pandemic on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Loan Parties on or before June 30, 2021 shall not give rise to a Material Adverse Effect under clause (a) and (b) above.

“Material Contract” shall mean agreement, contract or instrument to which any Loan Party is a party or by which any Loan Party or any of its properties is bound (i) pursuant to which any Loan Party is required to make payments or other consideration, or will receive payments or other consideration, in excess of $25,000,000 in any 12-month period, (ii) governing, creating, evidencing or relating to Material Indebtedness of any Loan Party or (iii) the termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to have a Material Adverse Effect.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Material Indebtedness” means Indebtedness (other than the Advances) in an aggregate principal amount exceeding $20,000,000.

“Material Real Property” means any real property interests held by any Loan Party which has a fair market value in excess of $2,500,000 and is set forth on Schedule 1.2(b).

“Maximum Loan Amount” shall mean $~~90,000,000~~110,000,000 plus any increases in accordance with Section 2.24 less repayments of the Term Loan.

“Maximum Revolving Advance Amount” shall mean $~~55,000,000~~75,000,000 plus any increases in accordance with Section 2.24.

“Maximum Swing Loan Advance Amount” shall mean $0.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto, and all laws and regulations pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and requirements of all Governmental Bodies promulgated in connection with such program that are binding and have the force of law, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto, and all laws and regulations pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders, and requirements of all Governmental Bodies promulgated in connection with such program that are binding and have the force of law, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare Accelerated and Advance Payment Program” means the Accelerated and Advance Payment Program for Medicare Part A and Part B providers and suppliers as expanded during the period of the COVID-19 public health emergency by Section 3719 of the CARES Act and subsequent CMS guidance.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Medicare Accelerated Payments” means, collectively, the payments received by certain Loan Parties pursuant to the Medicare Accelerated and Advance Payment Program and described on Schedule 1.2(d) hereto.

“Medicare/Medicaid Reserve” means, as of any date of determination, an amount, which in the Agent’s sole discretion, reserved in respect of (1) any retroactive settlements estimated to be due and owing to Governmental Bodies (which amount, in Agent’s Permitted Discretion, may be equal to or less than such amount) or (2) payment plans that have been established with the appropriate Governmental Body (which amount, in Agent’s sole discretion, may equal (x) so long as no Default or Event of Default exists as of such date of determination, a specific number of installments under such payment plans or (y) in the event that a Default or Event of Default exists as of such date of determination 100% of the amounts due under such payment plans).

“Minimum Aircraft/Engine Requirements” shall mean, with respect to any Aircraft or Engine, all of the following:

(a) Each Aircraft is airworthy and has in full force and effect a certificate of airworthiness duly issued pursuant to the Act, and each Engine is in serviceable condition and otherwise in the condition required pursuant to the terms and conditions of this Agreement and the other Loan Documents, other than Aircraft or Engines in long-term storage; provided, that while an Aircraft or Engine is undergoing maintenance and repairs in the ordinary course of business, it will not, solely as a result of such maintenance or repairs, be deemed unairworthy or not in serviceable condition, as applicable;

(b) such Aircraft or Engine is subject to a perfected first priority security interest in favor of Agent that satisfies the Perfection Requirements;

(c) if such Aircraft or Engine is subject to an Aircraft Lease, such Lease shall satisfy the Minimum Lease Requirements;

(d) such Aircraft or Engine has a certificate of insurance satisfying the requirements of Section 6.6(d) other than Aircraft or Engines in long-term storage;

(e) such Aircraft or Engine shall not be on lease to a Sanctioned Person; and

(f) such Aircraft and Engines are not otherwise deemed ineligible as Aircraft Collateral by Agent in its Permitted Discretion.

“Minimum Lease Requirements” means all of the criteria set forth below; provided that such criteria may be revised from time to time by Agent in its Permitted Discretion to address the results of any information with respect to Borrowers’ business or assets of which Agent becomes aware after the Closing Date pursuant to any field examination or appraisal performed or received by Agent from time to time after the Closing Date. No Aircraft Lease shall meet the Minimum Lease Requirements unless:

(a) such Aircraft Lease is a legal, valid and binding obligation of the related lessee, is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies), is in full force and effect and is governed by the law of any state of the United States of America (or other Permitted Foreign Jurisdiction),

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) such lessee’s obligations under such Lease to make scheduled payments is unconditional and not subject to any right of set-off, counterclaim, reduction or recoupment (it being understood that any right of the Lessee to temporarily pause or suspend such Lease shall not trigger this clause (b)),

(c) the rent for such Aircraft Lease shall be at commercially reasonable rates and paid to the Aircraft Collateral Owner monthly or on a timely basis,

(d) such Aircraft Lease includes maintenance or redelivery requirements, as necessary when such Aircraft or Engine is being operated to maintain such Aircraft or Engine’s serviceability standards pursuant to the requirements of the FAA or other applicable Governmental Bodies,

(e) such Aircraft Lease grants permission to sublease only if the primary Lessee thereunder remains obligated under such primary Lease, any sublease will be subject and subordinate to the primary Lease, and the sublessee’s principal base of operations is situated in the United States of America (or other Permitted Foreign Jurisdiction),

(f) such Aircraft Lease provide that the Lessee shall not create any Liens in respect of such Aircraft or Engine, or any Parts, except for exceptions thereto that are consistent with the Borrowers’ compliance with the corresponding provisions of this Agreement,

(g) such Aircraft Lease allows the Lessee to re-register the Whole Aircraft only so long as the lessor’s and Agent’s interest in such Whole Aircraft (and any Whole Engine installed thereon) is adequately protected in the Permitted Discretion of Agent,

(h) such Aircraft Lease includes general and tax indemnity provisions, with customary exclusions that are consistent with customary practices in the operating lease industry,

(i) all payments under such Aircraft Lease are required to be made in Dollars, and

(j) in respect of any such Lease to a lessee that is not an Affiliate of the Borrower, Agent shall have received a Lessee Consent.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Mortgage” shall mean the mortgage on the Real Property securing the Obligations.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Borrower or any member of the Controlled Group.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge Agreements” shall mean those certain Negative Pledge Agreements, in each case, by the applicable Borrower party thereto, for the benefit of Agent, encumbering the owned Material Real Property referenced therein, in each case, (x) in form appropriate for recording with the appropriate Governmental Body of the jurisdiction in which the related owned Material Real Property is located and (y) otherwise in form and substance satisfactory to Agent.

“Net Proceeds” means, (a) in the case of any incurrence of Indebtedness, (i) the cash proceeds received in respect of such Indebtedness, but only as and when received, net of (ii) the sum, without duplication, of all reasonable fees and out of pocket expenses (including, reasonable attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant, and other customary fees) paid in connection with such event by the Borrowing Agent and its Subsidiaries to a third party and (b) in the case of any Disposition, the proceeds thereof in the form of cash or Cash Equivalents, net of:

(1) brokerage commissions and other fees and expenses (including reasonable and documented fees and expenses of legal counsel, accountants and investment banks) of such Disposition;

(2) provisions for taxes payable as a result of such Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Borrowing Representative or any Subsidiary) owning a beneficial interest in the assets subject to the Disposition or having a Lien thereon or in order to obtain a necessary consent to such Disposition or release of such Lien;

(4) payments of unassumed liabilities (including Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Disposition; and

(5) amounts required to be held in escrow to secure payment of indemnity or other obligations, until such amounts are released.

“New Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

“Non-Government Payors” means any Third Party Payors other than the Government Reimbursement Programs.

“Non-IPM Customer” shall mean any Customer of Borrower that does not constitute an IPM Customer.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Non-IPM Receivable” shall mean any Receivable arising from a sale by any Borrower to a Non-IPM Customer.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” shall mean collectively, the Revolving Credit Notes, the Term Notes, and the Swing Loan Notes.

“Obligations” shall mean and include (i) any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor under this Agreement or any Other Document (and any amendments, extensions, renewals or increases thereto), to Issuer, Swing Loan Lender, Lenders or Agent (or to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender, any Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise including all costs and expenses of Agent, Issuer, Swing Loan Lender and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Agent, Issuer, Swing Loan Lender or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Ordinary Course of Business” shall mean, with respect to any Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date and reasonable extensions thereof.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Other Documents” shall mean the Notes, the Perfection Certificates, the Fee Letter, any Guaranty, any Guarantor Security Agreement, any Mortgage, any Aircraft Mortgage, any Aircraft Collateral Certificate, any Factor Tri-Party Agreement, any Lessee Consent, any Subordination Acknowledgment, any Pledge Agreement, any Negative Pledge Agreement, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, any Cash Management Products and Services, the Intellectual Property Security Agreement, Lien Waiver Agreements, and any and all other agreements, instruments and documents, including the Agreement Among Lenders, intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(e) hereof.

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Part” means each part, component, line replacement unit, appliance, accessory, instrument or other item of equipment (other than complete Engines or other engines) for the time being installed or incorporated in or attached to the Airframe or an Engine or which, having been removed therefrom, remains the property of the Aircraft Collateral Owner. Not in limitation of the foregoing, “Part” shall include all main and tail rotor blades and all main and tail rotor blade dynamic components associated therewith.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“Payment Recipient” has the meaning assigned to it in Section 14.14(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Borrower or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Borrower or any entity which was at such time a member of the Controlled Group.

“Perfection Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Borrower and delivered to Agent.

“Perfection Requirements” shall have the meaning ascribed to it in Section 4.13.

“Permitted Acquisition” shall mean any acquisition by any Loan Party, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person as long as the following conditions are satisfied (unless waived in writing by Agent):

(a) Agent shall have received at least five (5) Business Days’ prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

(b) all transactions in connection therewith shall be consummated in accordance with all material Applicable Laws;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(c) (i) no Event of Default shall have occurred or would occur after giving pro forma effect to such acquisition, (ii) immediately prior to, and after giving pro forma effect to such acquisition, the Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal quarter for the four (4) fiscal quarter period then ending for which Borrowers provided financial statements to Agent pursuant to Section 9.7 or 9.8 is not less than 1.25 to 1.00; provided that for determining compliance with this clause (ii) prior to the first date that the Borrowing Agent shall have provided financial statements to Agent pursuant to Section 9.7 or 9.8, in such case, the Borrowing Agent shall provide calculations demonstrating pro forma compliance with a Fixed Charge Coverage ~~Raito~~Ratio as of the Closing Date that is not less than 1.25 to 1.00; (iii) immediately prior to, and after giving pro forma effect to such acquisition, Undrawn Availability on pro forma basis is greater than or equal to thirty-five percent (35%) of the Maximum Revolving Advance Amount; and (iv) Agent shall have received a Compliance Certificate and any supplemental schedules (including, without limitation, a pro forma balance sheet and pro forma financial statements backing up such financial covenant calculations) evidencing satisfaction of the foregoing conditions;

(d) Equity Interests of any Person or assets acquired by such Loan Party, shall be clear and free of all Liens (other than Permitted Encumbrances);

(e) any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which Loan Parties are engaged or businesses or lines of business that are reasonably related or incidental thereto or which the Borrowers have determined in good faith to be reasonable expansion of or accretive to such business or lines of businesses;

(f) the assets being acquired (other than (i) a de minimis amount of assets in relation to the assets being acquired or (ii) assets otherwise acceptable to Agent in its Permitted Discretion) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;

(g) the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;

(h) in the case of a merger or consolidation, the applicable Loan Party shall be the continuing and surviving entity;

(i) on or about the closing of such acquisition, Agent shall be granted a first priority perfected Lien (subject to Permitted Encumbrances) in the assets and Equity Interests of such acquisition target or newly formed Subsidiary of the applicable Loan Party in connection with such acquisition and such acquisition target or newly formed Subsidiary shall become a Borrower hereunder or a Guarantor (to be determined by Agent in its Permitted Discretion), in each case, pursuant to Section 7.12;

(j) concurrently with the delivery of the notice referred to in clause (a) above, Borrowing Agent shall have delivered to Agent, in form and substance satisfactory to Agent in its Permitted Discretion a certificate of an Authorized Officer of Borrowing Agent to the effect that Borrowers and their Subsidiaries on a consolidated basis will be solvent upon the consummation of the proposed acquisition;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(k) on or prior to the date of such proposed acquisition, Agent shall have received copies of the applicable Permitted Acquisition Agreement and related material agreements and instruments, certificates, lien search results and other documents reasonably requested by Agent; and

(l) the total cash purchase component (including without limitation, all assumed liabilities, all earn-out payments and deferred payments with respect to such acquisitions) does not exceed $75,000,000 in the aggregate throughout the Term.

“Permitted Acquisition Agreement” shall mean any purchase agreement entered into by any Loan Party in connection with a Permitted Acquisition, in each case, including all exhibits, annexes, schedules and attachments thereto.

“Permitted Aircraft Liens” means (a) any Lien of an airport hangarkeeper, mechanic, materialman, carrier, employee or other similar Lien arising in the ordinary course of business by statute or by operation of Law, in respect of obligations that are not overdue or that are being contested in good faith by appropriate, (b) any Lien arising under, or permitted by, a Disclosed Sublease provided, however, that, except with respect to any Disclosed Existing Sublease, any proceedings in respect of any such Lien, or the continued existence of such Lien, do not involve any material likelihood of the sale, forfeiture or loss of an Aircraft, Airframe, or any Engine or Part, in each case included as Aircraft Collateral, or any interest therein, (c) Liens which arise by virtue of any act or omission of a lessee under an Aircraft Lease or a Person claiming by or through any such lessee (whether permitted by the terms of the relevant Aircraft Lease or in contravention thereof) so long as, in the case of any Lien that is in contravention of the terms of the relevant Aircraft Lease, the Borrower and any applicable Loan Party or Subsidiary thereof is using commercially reasonable efforts to cause such Lien to be lifted promptly, or otherwise to enforce its rights and remedies under the applicable Aircraft Lease promptly upon becoming aware of such Lien, and in respect of any proceedings regarding such Lien, such proceedings do not involve any material likelihood of the sale, forfeiture or loss of an Aircraft, Airframe, or any Engine or Part, in each case included as Aircraft Collateral, or any interest therein, and (d) any “Permitted Lien” as defined in any Aircraft Mortgage.

“Permitted Assignees” shall mean: (a) Agent, any Lender or any of their direct or indirect Affiliates; (b) a federal or state chartered bank, a United States branch of a foreign bank, an insurance company, or any finance company generally engaged in the business of making commercial loans; (c) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a related entity; and (d) any Person to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent’s or Lender’s rights in and to a material portion of such Agent’s or Lender’s portfolio of asset-based credit facilities.

“Permitted Business” means (i) commercial helicopter services of all types worldwide, including, without limitation, helicopter transportation services to the oil and gas, health care and search and rescue industries and helicopter maintenance and repair services, providing air medical transportation for hospitals and for emergency service agencies and including related fixed-wing aircraft and charter services and (ii) businesses that are reasonably related thereto or reasonable extensions thereof, including without limitation all businesses described in the Borrowers’ annual report on Form 10-K for the year ended December 31, 2018.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment~~.~~ , proportionately applied, in accordance with customary industry practice for similar secured asset-based lending facilities, based upon its consideration of any factor that it believes could adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Laws that may inhibit collection of a Receivable) or the enforceability or priority of the Agent’s liens thereon, or the amount that the Agent, the Lenders or any other Secured Party could receive in liquidation of any Collateral; provided that any such determination made by the Agent shall have a reasonable and proportional relationship to circumstances, conditions, events or contingencies which are the basis for such determination.

“Permitted Encumbrances” shall mean: (a) Liens in favor of Agent for the benefit of Agent and Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of Borrowers and their Subsidiaries; (h) Liens on ~~working capital~~ assets of Foreign Subsidiaries of Borrowers in connection with the Indebtedness described in clause (i) of the definition of Permitted Indebtedness; (i) Liens upon specific items of Inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (j) judgment Liens not giving rise to a Default or Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired, (k) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrowers or any of their Subsidiaries, including rights of offset and setoff, (l) precautionary Liens arising from filing Uniform Commercial Code financing statements regarding true leases, (m) Permitted Aircraft Liens, (n) Liens disclosed on Schedule 1.2(a); provided that such Liens shall secure only those

[PHI Group] Revolving Credit, Term Loan and Security Agreement

obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Borrower other than the property and assets to which they apply as of the Closing Date, (o) Liens securing the Indebtedness permitted under ~~clause~~clauses (f) and (l) of the definition of Permitted Indebtedness, (p) Liens on assets financed with Purchase Money Indebtedness securing Indebtedness permitted under clause (k) of the definition of Permitted Indebtedness, (q) Liens to secure Attributable Indebtedness; provided that any such Lien shall not extend to or cover any assets of any Borrower or any Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred, (r) Liens in favor of Aircraft Lessors in connection with Sale and Leaseback Transactions and Liens in favor of any third-party operator or manager as contemplated by such Sale and Leaseback Transactions ~~and~~, (s) leases or subleases granted to others that do not materially interfere with the Ordinary Course of Business of the Borrowers or any of their Subsidiaries, and (t) Liens in connection with the Permitted Factoring Arrangements that do not attach to any Collateral other than Receivables sold in connection with such Permitted Factoring Arrangement.

“Permitted Factoring Arrangements” means the sale of Receivables by a Borrower in the Ordinary Course of Business so long as (a) the Customer is a Person approved in writing by the Agent (such approval not to be unreasonably withheld), (b) such sale is made pursuant to documentation in form and substance reasonably satisfactory to the Agent, (c) Agent shall have received a duly executed tri-party agreement among the applicable Borrower, Agent and the applicable factor, in form and substance reasonably satisfactory to Agent (“Factor Tri-Party Agreement”), and (d) the net cash proceeds from such sale are deposited in an account established with the Agent or in a Blocked Account at a Blocked Account Bank and subject to a deposit account control agreement, in form and substance reasonably satisfactory to Agent. The factoring of Receivables owing by ENI Petroleum Co. Inc. pursuant to that certain Receivables Purchase Agreement dated as of January 13, 2022, between PHI Aviation and JPMorgan Chase Bank, N.A. shall be deemed a Permitted Factoring Arrangement.

“Permitted Foreign Jurisdiction” shall have the meaning set forth in Section 4.13 hereof.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) ~~[reserved]~~Indebtedness arising under the Permitted Factoring Arrangements; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness (including any Indebtedness between and among Loan Parties and/or Subsidiaries) listed on Schedule 5.8(b)(ii) hereof and any refinancing thereof that does not increase the original aggregate principal amount of such Indebtedness (other than with respect to amounts increased relating to fees, premiums, commissions and discounts relating to such refinancing and a roll-up of accrued interest); (e) Indebtedness consisting, and in accordance with the requirements of, of Permitted Loans made by one or more Borrower(s) to any other Borrower(s) or any of their respective Subsidiaries; (f) Interest Rate Hedges and Foreign Currency Hedges that are entered into by Borrowers or any of their Subsidiaries to hedge their risks with respect to outstanding Indebtedness of, or foreign currency exposures of, the Borrowers ~~and~~or any of their Subsidiaries, in each case, not for speculative or investment purposes; (g) Permitted Loans between non-Loan Parties (who nonetheless are Affiliates of any Borrower); (h) Indebtedness arising in connection with endorsement of instruments for deposit in the Ordinary Course of Business, (i) Indebtedness in the form of local working capital and term loan facilities incurred by Foreign Subsidiaries of Borrowers in an aggregate principal amount not

[PHI Group] Revolving Credit, Term Loan and Security Agreement

to exceed $~~20,000,000~~30,000,000 pursuant to this clause (i) as long as (i) no Borrower (A) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable (as a guarantor or otherwise) for such Indebtedness; (ii) the incurrence of which will not result in any recourse against any of the assets of any Borrower and (iii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of any Borrower to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (j) Indebtedness issued to insurance companies, or their affiliates, to finance insurance premiums payable to such insurance companies in connection with insurance policies purchased by a Borrower in the Ordinary Course of Business; (k) Purchase Money Indebtedness incurred by the Borrowers or any of their Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding, (l) other secured Indebtedness of any Borrower or any of its Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding; (m) unsecured Indebtedness of any Borrower or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding and (n) Attributable Indebtedness in connection with Sale and Leaseback Transactions in an aggregate amount not to exceed $50,000,000.

“Permitted Investments” shall mean investments in: (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; (e) Permitted Loans; (f) Investments in any Borrower by a Borrower, (g) Investments in any Borrower by any Subsidiary, (h) Investments by any Loan Party to a non-Loan Party (who nonetheless is an Affiliate of any Borrower) not to exceed $~~20,000,000~~40,000,000 outstanding at any time in the aggregate subject to satisfaction of the Investment Payment Conditions, (i) Investments in existence on the Closing Date and listed on Schedule 7.4 and any amendments, renewals or replacements thereof that do not exceed the amount of such Investment, (j) Investments in Cash Equivalents so long as subject to and in accordance with Article IV, (i) Investments in joint ventures in a Permitted Business not to exceed $~~5,000,000~~20,000,000 in the aggregate for all such Investments subject to satisfaction of the Joint Venture Payment Conditions; ~~and~~ (j) any Permitted Acquisitions~~.~~; (k) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business and (l) Investments pursuant to any Permitted Factoring Arrangements.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Permitted Loans” shall mean: (a) the extension of trade credit by a Borrower to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; (b) loans to employees in the Ordinary Course of Business not to exceed $1,500,000 in the aggregate at any time outstanding; (c) intercompany loans from a Foreign Subsidiary of a Loan Party to another Foreign Subsidiary of a Loan Party, and (d) intercompany loans (i) existing on the Closing Date, (ii) between Loan Parties and other Loan Parties, (iii) from a non-Loan Party (who nonetheless is an Affiliate of any Borrower) to a Loan Party and (iv) from a Loan Party to a non-Loan Party (who nonetheless is an Affiliate of any Borrower) after the Closing Date in an amount (such amount so calculated net of the amount of all intercompany loans owed to Loan Parties from non-Loan Parties) not to exceed $~~20,000,000~~40,000,000 at any time outstanding, subject to satisfaction of the Investment Payment Conditions at the extension of any such intercompany loan; provided that (i) the Agent shall have the right to request that each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Loan Parties and/or applicable Subsidiaries) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agent in its sole discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower(s) that are the payee(s) on such note and (ii) no such promissory note shall be required to be delivered prior to the date that is sixty (60) days after the Closing Date (or such later date of delivery as may be agreed to by the Agent in its reasonable discretion).

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan but not a Multiemployer Plan, as defined herein) maintained by any Borrower or any of its Subsidiaries or with respect to which any Borrower or any of its Subsidiaries has any liability.

“Pledge Agreement” shall mean ~~(i) subject to Section 6.18, that certain Pledge Agreement among the Australian and New Zealand Foreign Subsidiaries of the Borrowers, as pledgors, in favor of Agent and (ii) any other pledge agreements~~any pledge agreement executed subsequent to the Closing Date by any ~~other~~ Person to secure the Obligations. It being understood and agreed that from and after the Second Amendment Date, that each of the ANZAC Share Pledges (as defined in the Second Amendment) shall not constitute Pledge Agreements or Other Documents in any respect hereunder.

“Pledged Equity” shall mean the pledged Equity Interests listed on Schedule 5.24 with the percentages described under the column “Ownership Pledged”, together with any other Equity Interests, certificates, options, or rights or instruments pledged hereunder in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Pro Forma Funds Flow” shall have the meaning set forth in Section 5.5(a) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Prospective International Interest” means a “prospective international interest” as defined in the Cape Town Convention.

“Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof.

~~“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Agent).~~

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of any Borrower or any Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of such Borrower or any such Subsidiary or the cost of installation, construction or improvement thereof; provided, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or other assets securing Purchase Money Indebtedness of the same lender, or in the case of real property, fixtures or helicopters, additions and improvements thereto, the real property to which such asset is attached and the proceeds thereof and (3) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by such Borrower or such Subsidiary or such installation, construction or improvement.

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Q Investments” shall mean 5 Essex, LLC (“5 Essex”), its manager Renegade Swish, LLC (“RS”), and any entity that directly, or indirectly, controls, is controlled by, or is under common control with, either of 5 Essex or RS.

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualifying IPO” means the issuance by Borrowing Agent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the owned and leased premises identified on Schedule 4.4 hereto or in and to any other premises or real property that are hereafter owned or leased by any Borrower.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Compliance Event” shall mean that (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty or enters into a settlement with an Governmental Body in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any Anti-Terrorism Law or

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Anti-Corruption Law, or violates any Anti-Terrorism Law or Anti-Corruption Law; (2) any Covered Entity engages in a transaction that has caused the Lenders or Agent to be in violation of any Anti-Terrorism Law, including a Covered Entity’s use of any proceeds of the credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; (3) any Collateral becomes Embargoed Property; or (4) any Covered Entity otherwise violates any of the representations in Section 5.35, or any covenant in Section 6.21 or Section 7.21.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

“Reporting Trigger Period” shall mean the period commencing upon (i) the occurrence and continuance of an Event of Default or (ii) the date on which Borrowers’ Facility Availability is less than twenty five percent (25%) of the Maximum Revolving Advance Amount at any time and ending on the first date thereafter upon which (x) with respect to clause (i), such Event of Default has been waived in writing or cured in accordance with the terms of this Agreement, and (y) with respect to clause (ii), when Borrowers have Facility Availability, for thirty (30) consecutive days, equal to or exceeding twenty five percent (25%) of the Maximum Revolving Advance Amount.

“Required Cape Town Registrations” shall have the meaning set forth in Section 4.13(c)(i) hereof.

“Required Lenders” shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least fifty-one percent (51%) of either (a) the aggregate of (x) the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) and (y) outstanding principal amount of the Term Loan or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances, Swing Loans, and Term Loans, plus the Maximum Undrawn Amount of all outstanding Letters of Credit.

“Reserves” shall mean reserves against the Maximum Revolving Advance Amount, or the Formula Amount, including without limitation the Medicare/Medicaid Reserve, as Agent may reasonably deem proper and necessary from time to time in accordance with its Permitted Discretion; provided notwithstanding anything herein to the contrary, (i) Reserves shall not duplicate the effect of eligibility criteria contained in the definition of Eligible Receivables (including any of the component definitions thereof) or any other Reserve then established, (ii) the establishment or increase of any Reserve will bear a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or increase, upon at least five (5) Business Days’ prior written notice (which notice may be delivered via email) to the Borrowing Agent (which notice will include a reasonably detailed description of the Reserve being established), (iii) during such five (5) Business Day period, the Agent will, if requested, discuss any such new or modified Reserve with the Borrowing Agent, and the Borrowing Agent may take such action as may be required so that the event, condition or matter that is the basis for such new or modified Reserve no longer exists or exists in a manner that would result in the establishment of a lower Reserve, in each case, in a manner and to the extent reasonably satisfactory to the Agent and (iv) except to the extent

[PHI Group] Revolving Credit, Term Loan and Security Agreement

set forth on the most recent Borrowing Base Certificate approved by the Agent on or prior to the Second Amendment Date, any circumstances, conditions, events or contingencies existing or arising prior to the Second Amendment Date disclosed in writing in any field examination or appraisal delivered to the Agent in connection herewith or otherwise disclosed to the Agent, in either case, prior to the Second Amendment Date, shall not be the basis for any establishment of any Reserves after the Second Amendment Date, unless such circumstances, conditions, events or contingencies shall have changed in a material respect since the Second Amendment Date.

~~“Reserves” shall mean reserves against the Maximum Revolving Advance Amount, or the Formula Amount, including without limitation the Medicare/Medicaid Reserve and a reserve for any deferred social security taxes in respect of the fiscal year ended 2020, as Agent may reasonably deem proper and necessary from time to time in accordance with its Permitted Discretion.~~

~~“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).~~

“Responsible Officer” of any Person means any Executive Officer or Financial Officer of such Person.

“Restricted Payment” means any dividend or distribution on any Equity Interests of any Borrower or any of its Subsidiaries (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or application of any funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or any options to purchase or acquire any Equity Interest of any Borrower or its Subsidiaries.

“Restricted Payment Conditions” shall mean, at the time of determination with respect to payment of any Restricted Payment pursuant to Section 7.7(a), as applicable, the following conditions shall be satisfied:

(a) there shall be no more than one (1) Restricted Payment made during any fiscal quarter pursuant to Section 7.7(a);

(b) such Restricted Payment shall be made after Agent’s receipt of the quarterly financial statements in accordance with Section 9.8;

(c) no Event of Default shall have occurred or would occur after giving pro forma effect to such Restricted Payment;

(d) immediately prior to, and after giving pro forma effect to such Restricted Payment, the Fixed Charge Coverage Ratio (Dividends) as of the last day of the most recently ended fiscal quarter for which Borrowers provided financial statements to Agent pursuant to Section 9.8 is not less than 1:10 to 1:00;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(e) the amount of such Restricted Payment shall not exceed the Excess Cash on Hand;

(f) immediately prior to, and after giving pro forma effect to such Restricted Payment, (x) Undrawn Availability on pro forma basis is greater than or equal to thirty-five percent (35%) of the Maximum Revolving Advance Amount, and (y) the Usage Amount is $3,000,000 or less; provided that such Usage Amount may only be comprised of outstanding Letters of Credit; and

(g) Agent shall have received a Compliance Certificate and, if requested by Agent, any supplemental schedules (including, without limitation, a pro forma balance sheet and pro forma financial statements backing up such financial covenant calculations) evidencing satisfaction of the foregoing conditions.

“Revolving Advances” shall mean Advances other than Letters of Credit, the Term Loan and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page ~~hereto~~to the Second Amendment (or, in the case of any Lender that became party to this Agreement after the ~~Closing~~Second Amendment Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth below such Lender’s name on the signature page ~~hereof~~to the Second Amendment (or, in the case of any Lender that became party to this Agreement after the ~~Closing~~Second Amendment Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof, each as amended, restated or otherwise modified from time to time.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to ~~LIBOR~~Revolving Advances that are Term SOFR Rate Loans, the sum of the Applicable Margin plus the ~~LIBOR Rate.~~Term SOFR Rate plus the Term SOFR Rate Adjustment; provided that if the sum of the Term SOFR Rate plus the Term SOFR Rate Adjustment as so determined shall ever be less than the SOFR Floor, then the Revolving Interest Rate with respect to Revolving Advances that are Term SOFR Rate Loans shall be the sum of the Applicable Margin plus the SOFR Floor.

“Sale and Leaseback Transaction” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, (i) providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset (whether such arrangement is characterized as (A) a “true lease”, “operating lease” or “Finance Lease” under Article 2-A of the Uniform Commercial Code or (B) a “capital lease”, or (C) other lease or financing transaction) or (ii) any amendment, amendment and restatement or extension of any of the foregoing; provided that in no event shall the Sale and Leaseback Transactions permitted under this Agreement exceed $50,000,000 in the aggregate; provided further that the Net Proceeds received in respect of the Sale Leaseback Transactions shall be applied in accordance with Section 2.20(a)(i).

“Sanctioned Jurisdiction” shall mean a country subject to a comprehensive sanctions program maintained under any Anti-Terrorism Law, including, as of the First Amendment Date, Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine.

“Sanctioned Person” shall mean (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; or (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” means that certain Second Amendment and Waiver to Revolving Credit, Term Loan and Security Agreement dated as of the Second Amendment Date, by and among the Borrowers, the Lenders and the Agent.

“Second Amendment Date” means the Effective Date (as defined in the Second Amendment), which date was April 8, 2022.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Secured Parties” shall mean, collectively, Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement” shall have the meaning set forth in Section 2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section 2.6(d) hereof.

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Floor” means a rate of interest per annum equal to one percent (1.00%).

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Spare Engine” means a spare engine owned by Borrower for an Aircraft. For the avoidance of doubt, an auxiliary power unit shall not be considered a spare engine for the purposes of this definition.

“Spare Parts” means any and all appliances, engines, propellers, rotors, parts, instruments, appurtenances, accessories, rotables, furnishings, avionics, seats and other equipment of whatever nature (other than complete Airframes, airframes, Engines or engines, unless being surveyed) designated generally by type (including but not limited to any “appliances” and “spare parts” as defined in §40102(a) of the Act) which are now or hereafter maintained as spare parts or appliances by or on behalf of the Borrower at the Spare Parts Locations in connection with any Airframe or Engine.

“Spare Parts Locations” means any of the locations at which Spare Parts are held by or on behalf of the Borrower and which are designated in accordance with relevant Aviation Authority requirements.

“Special Canadian Proceeds” means any amounts received by the Borrowers relating to written-off collections, settlements and insurance proceeds due to a certain damaged rotary aircraft previously disclosed to the Agent.

“Specified Contribution” shall have the meaning set forth in Section 6.5(b) hereof.

“State of Registration” means, in respect of an Aircraft, the United States or such other jurisdiction under the laws of which such Aircraft is registered.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subordination Acknowledgement” means in respect of each Aircraft Lease, a document in form and substance reasonably acceptable to the Agent under which, amongst other matters, the lessee of such Aircraft Lease acknowledges the interest of the Agent in the Aircraft included as Aircraft Collateral and agrees that its Aircraft Lease is subject and subordinate to the Other Documents.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Borrower by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Borrower by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not constituting voting stock (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (ii) 65% (or a greater percentage that would not cause (or is not reasonably expected to cause) any U.S. shareholder of such Foreign Subsidiary to (x) include in income for any tax year an amount under Section 956 of the Code in excess of $1,000,000 after taking into account all applicable deductions, including, but not limited to, Section 245A of the Code and the Treasury Regulations issued thereunder or (y) have material adverse tax consequences, in each case, as determined by the Borrowing Agent in good faith in consultation with Agent) of such issued and outstanding Equity Interests constituting voting stock (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section 2.4(a) hereof.

“Swing Loans” shall mean the Advances made pursuant to Section 2.4 hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loan” shall have the meaning set forth in Section 2.3 hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Term Loan Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan in an aggregate principal equal to the Term Loan Commitment Amount (if any) of such Lender.

“Term Loan Commitment Amount” shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender’s name on the signature page ~~hereof~~to the Second Amendment (or, in the case of any Lender that became party to this Agreement after the ~~Closing~~Second Amendment Date pursuant to Section 16.3(c) or (d) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Commitment Percentage” shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth below such Lender’s name on the signature page ~~hereof~~to the Second Amendment (or, in the case of any Lender that became party to this Agreement after the ~~Closing~~Second Amendment Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Rate” shall mean (a) with respect to Term Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Term Loans that are ~~LIBOR~~Term SOFR Rate Loans, the sum of the Applicable Margin plus the ~~LIBOR Rate.~~Term SOFR Rate plus the Term SOFR Rate Adjustment; provided that if the sum of the Term SOFR Rate plus the Term SOFR Rate Adjustment as so determined shall ever be less than the SOFR Floor, then the Term Loan Rate with respect to Term Loans that are Term SOFR Rate Loans shall be the sum of the Applicable Margin plus the SOFR Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any Term SOFR Rate Loan for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Term SOFR Rate Adjustment” means with respect to Advances with an Interest Period of (a) one (1) month, one-tenth of one percent (0.10%), (b) three (3) months, fifteen one-hundredths of one percent (0.15%), and (c) six (6) months, one-quarter of one percent (0.25%).

“Term SOFR Rate Loan” means an Advance that bears interest based on Term SOFR Rate.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Pension Benefit Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Benefit Plan; (e) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan; (g) a determination that any Pension Benefit Plan is considered an at risk plan (within the meaning of Section 430 of the Code or Section 303 of ERISA) or a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Borrower or any member of the Controlled Group; (i) the existence with respect to any Plan of a nonexempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (j) any failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Benefit Plan or the failure by any Borrower or a member of the Controlled Group to make any required contribution to a Multiemployer Plan; or (k) receipt of notice from the Internal Revenue Service that any Plan fails to satisfy the applicable requirements of Section 401 of the Code.

“Term Note” shall mean, collectively, the promissory notes described in Section 2.3 hereof.

“Third Party Payor” means Government Reimbursement Programs, Blue Cross and/or Blue Shield, private insurers, managed care plans and any other Person or entity which presently or in the future that reimburses or pays providers for Healthcare Services.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Third Party Payor Authorizations” means all participation agreements, provider or supplier agreements, enrollments, accreditations and billing numbers necessary to participate in and receive reimbursement from a Third Party Payor program, including all Medicare and Medicaid participation agreements.

“Transactions” shall have the meaning set forth in Section 5.5(a) hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“TRICARE/CHAMPUS” means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC §§ 1071-1106, and all regulations promulgated thereunder including (1) all federal statutes (whether set forth in 10 USC §§ 1071-1106 or elsewhere) affecting TRICARE/CHAMPUS; and (2) all applicable rules, regulations (including 32 CFR 199), manuals, orders and other guidelines promulgated pursuant to or in connection with any of the foregoing that are binding and have the force of law in each case as may be amended, supplemented or otherwise modified from time to time.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date, plus (iii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

“Unfunded Capital Expenditures” shall mean, as to any Borrower, without duplication, a Capital Expenditure funded (a) from such Borrower’s internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Usage Amount” shall have the meaning set forth in Section 3.3 hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4 Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on an average cost basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not

[PHI Group] Revolving Credit, Term Loan and Security Agreement

avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.5 ~~LIBOR~~Term SOFR Notification. Section 3.8.2. of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the ~~London interbank offered rate~~Term SOFR Rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the ~~London interbank offered rate or other rates in the definition of “LIBOR~~Term SOFR Rate~~”~~ or with respect to any alternative or successor rate thereto, or replacement rate therefor.

1.6 Conforming Changes Relating to Term SOFR Rate. With respect to the Term SOFR Rate, the Agent will have the right to make Conforming Changes from time to time as mutually agreed by the Borrowers and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document; provided that, with respect to any such amendment effected, the Agent shall provide notice to the Borrowers and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

II.	ADVANCES, PAYMENTS.

2.1	Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Sections 2.1(b) and (c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, less Reserves established hereunder or (y) an amount equal to the sum of:

(i) up to ~~85~~90% of (x) Eligible Non-IPM Receivables and (y) Eligible IPM Receivables that are due or unpaid not more than 120 days after the original billing date, plus

(ii) the lesser of (A) up to 65% ~~(together with the advance rate set forth in Section 2.1(a)(y)(i), collectively, the “Advance Rates”)~~ of Eligible IPM Receivables that are due or unpaid more than 120 days after the original billing date but not more than 150 days after the original billing date and (B) $5,000,000, ~~minus~~

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(iii) the lesser of (A) up to 100% (together with the advance rates set forth in Section 2.1(a)(y)(i) and (ii), collectively, the “Advance Rates”) of the cash on hand or Cash Equivalents of Borrowers that is (x)(I) with respect to cash, on deposit in a Blocked Account at a Blocked Account Bank and subject to a deposit account control agreement, in form and substance satisfactory to Agent, granting Agent full dominion (or such other control over such Blocked Account as Agent may agree to in its sole discretion) over such Blocked Account or (II) with respect to Cash Equivalents, maintained in a securities account or investment account subject to an account control agreement in form and substance satisfactory to Agent, granting Agent control over such securities or investment account in a manner satisfactory to Agent in its sole discretion (provided, it is understood and agreed that the cash and Cash Equivalents held at each of the IB Deposit Account and the PNC Investment Account (each as defined in Schedule 6.18), respectively, shall be included for purposes of this clause (a)(iii)(A) notwithstanding whether a satisfactory to the Agent control agreement is in place, so long as PHI Group is in compliance with Section 6.18 with respect to each such account) and (y) not subject to Liens in favor of any Person other than the Agent and (B) $25,000,000, minus

(iv) ~~(iii)~~ the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(v) ~~(iv)~~ Reserves established hereunder.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) ~~and~~, (ii) and (iii) minus (y) Sections 2.1 (a)(y)(~~iii~~iv) and (~~iv~~v) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit less Reserves established hereunder or (ii) the Formula Amount.

(b) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing Reserves may limit or restrict Advances requested by Borrowing Agent. ~~Notwithstanding anything to the contrary herein, the amount of any such Reserve or change will have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change as determined by Agent in its Permitted Discretion. Prior to the occurrence of an Event of Default or Default, Agent shall give Borrowing Agent five (5) Business Days’ prior written notice of its intention to decrease the Advance Rates; provided, however, no Borrower nor any Guarantor shall have any right of action whatsoever against Agent for, and Agent shall not be liable for any damages resulting from, the failure of Agent to provide the prior notice contemplated in this sentence. In furtherance of the foregoing,~~ Agent, in its Permitted Discretion, may ~~further~~ adjust the Formula Amount by applying percentages (known as “liquidity factors”) to Eligible IPM Receivables by payor class based upon the Borrowers’ actual recent collection history (over no more than a 12 month period) for each such payor class (e.g., Medicare, Medicaid, commercial insurance, etc.) taking into account factors which may reasonably be expected to result in the possible non-payment of accounts or possible diminution of the value of any Collateral, in each case, in a manner consistent with Agent’s underwriting practices and procedures and based upon reasonably quantifiable factors. Such liquidity factors may be adjusted by Agent throughout the Term as warranted by ~~Agent’s underwriting practices and procedures~~Agent in accordance with the foregoing criteria and using its Permitted Discretion. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(c) Medicare/Medicaid/TRICARE Sublimit. Notwithstanding anything to the contrary in Section 2.1(a), the aggregate amount of Eligible IPM Receivables comprised of Medicare Receivables, Medicaid Receivables and TRICARE/CHAMPUS Receivables shall not exceed $~~7,500,000~~15,000,000 after application of the applicable Advance Rate.

2.2 Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.

(a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 3:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, the same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(b) Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a ~~LIBOR~~Term SOFR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 3:00 p.m. on the day which is three (3) Business Days prior to the date such ~~LIBOR~~Term SOFR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $100,000 and in integral multiples of $50,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for ~~LIBOR~~Term SOFR Rate Loans shall be for one month, ~~two or~~ three months or six months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, no ~~LIBOR~~Term SOFR Rate Loan shall be made available to any Borrower. After giving effect to each requested ~~LIBOR~~Term SOFR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than five (5) ~~LIBOR~~Term SOFR Rate Loans, in the aggregate.

(c) Each Interest Period of a ~~LIBOR~~Term SOFR Rate Loan shall commence on the date such ~~LIBOR~~Term SOFR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that ~~the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and~~ no Interest Period shall end after the last day of the Term.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(d) Borrowing Agent shall elect the initial Interest Period applicable to a ~~LIBOR~~Term SOFR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 3:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such ~~LIBOR~~Term SOFR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such ~~LIBOR~~Term SOFR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.

(e) Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding ~~LIBOR~~Term SOFR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a ~~LIBOR~~Term SOFR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such ~~LIBOR~~Term SOFR Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 3:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a ~~LIBOR~~Term SOFR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable ~~LIBOR~~Term SOFR Rate Loan) with respect to a conversion from a ~~LIBOR~~Term SOFR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a ~~LIBOR~~Term SOFR Rate Loan, the duration of the first Interest Period therefor.

(f) At its option and upon written notice given prior to 3:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the ~~LIBOR~~Term SOFR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are ~~LIBOR~~Term SOFR Rate Loans and the amount of such prepayment. In the event that any prepayment of a ~~LIBOR~~Term SOFR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.

(g) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any ~~LIBOR~~Term SOFR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a ~~LIBOR~~Term SOFR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its ~~LIBOR~~Term SOFR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(h) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any ~~LIBOR~~Term SOFR Rate Loans) to make or maintain its ~~LIBOR~~Term SOFR Rate Loans, the obligation of Lenders (or such affected Lender) to make ~~LIBOR~~Term SOFR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected ~~LIBOR~~Term SOFR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected ~~LIBOR~~Term SOFR Rate Loans or convert such affected ~~LIBOR~~Term SOFR Rate Loans into loans of another type. If any such payment or conversion of any ~~LIBOR~~Term SOFR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such ~~LIBOR~~Term SOFR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

(i) Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire ~~LIBOR~~Term SOFR deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the ~~LIBOR~~Term SOFR Rate. The provisions set forth herein shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing based on the ~~LIBOR~~Term SOFR Rate by acquiring ~~LIBOR~~SOFR deposits for each Interest Period in the amount of the ~~LIBOR~~Term SOFR Rate Loans.

2.3 Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to Borrowers in the amount equal to such Lender’s Term Loan Commitment Percentage of $35,000,000 (the “Term Loan”). The Term Loan shall be advanced on the Closing Date and ~~shall be, with~~as of the Second Amendment Date, the outstanding principal balance of the Term Loan is $26,250,000. With respect to principal, the Term Loan is payable on and after the Second Amendment Date as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: consecutive equal quarterly installments of principal each in an amount equal to (x) $~~1,750,000~~1,000,000 on the Second Amendment Date, (y) $1,000,000 commencing July 1, 2022, and continuing on the first day of each quarter thereafter through and including January 1, ~~2021~~2024, and (z) $1,520,833.34 commencing April 1, 2024, and continuing on the first day of each quarter thereafter during the remainder of the Term followed by a final payment on the last day of the Term of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.3. The Term Loan may consist of Domestic Rate Loans or ~~LIBOR~~Term SOFR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any portion of the Term Loan as a ~~LIBOR~~Term SOFR Rate Loan or to convert any portion of the Term Loan from a Domestic Rate Loan to a ~~LIBOR~~Term SOFR Rate Loan, Borrowing

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (i) shall apply. In the event the outstanding principal balance of the Term Loans at such time exceeds forty percent (40%) of the net orderly liquidation value of the Aircraft Collateral (as so determined pursuant to an appraisal performed pursuant to Section 4.7), then, promptly upon Agent’s demand for same, Borrowers shall make a mandatory prepayment of the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof so as to eliminate such excess.

2.4	Swing Loans.

(a) Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached hereto as Exhibit 2.4(a). Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.

(b) Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loans if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c) Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request or deemed request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

2.6 Making and Settlement of Advances.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). The Term Loan shall be advanced according to the applicable Term Loan Commitment Percentages of Lenders holding the Term Loan Commitments. Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

(b) Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance to

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrowers in Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.

(c) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Effective Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrower with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.

(d) Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Lender holding a Revolving Commitment on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(e) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7 Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

2.8 Manner and Repayment of Advances.

(a) The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.3 hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances (other than the Term Loan) shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22). Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan pro rata according to the Term Loan Commitment Percentages of Lenders in the inverse order of maturities thereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”) Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. Borrowers further agree that there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received each day during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one day (i.e. Revolving Interest Rate divided by 360 or 365/366 as applicable). The monthly float charge shall be calculated daily and charged once per month, relating to all payments collected in the prior month. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).

(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. Eastern Standard Time on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d) Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

2.9 Repayment of Excess Advances. If at any time the aggregate balance of outstanding Revolving Advances, Term Loans, Swing Loans, and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

2.10 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers

[PHI Group] Revolving Credit, Term Loan and Security Agreement

during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11 Letters of Credit.

(a) Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)((~~iii~~iv)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

(b) Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

2.12 Issuance of Letters of Credit.

(a) Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 1:00 p.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term, unless the Agent, Issuer and Borrowing Agent agree for the Letter of Credit to be cash collateralized immediately upon the expiration of the Term, pursuant to Section 3.2(b) of this Agreement. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.

(c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13 Requirements For Issuance of Letters of Credit.

(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, and the application therefor.

(b) In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred: (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Issuer or Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Issuer’s, or in the name of Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s, Issuer’s or their respective attorney’s willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

2.14 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 p.m., on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 p.m., on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Effective Federal Funds Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(d) With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender’s payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.

(e) Each applicable Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.15	Repayment of Participation Advances.

(a) Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b) If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Effective Federal Funds Rate.

2.16 Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18 Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;

(ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(vi) payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) the occurrence of any Material Adverse Effect;

(x) any breach of this Agreement or any Other Document by any party thereto;

(xi) the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii) the fact that a Default or an Event of Default shall have occurred and be continuing;

(xiii) the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.19 Liability for Acts and Omissions.

(a) As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument

[PHI Group] Revolving Credit, Term Loan and Security Agreement

transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b) Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

2.20	Mandatory Prepayments.

(a) (i) Disposition of Aircraft Collateral. Subject to Section 7.1 hereof, when any Borrower sells or otherwise Disposes of any Aircraft Collateral including pursuant to Sections 7.1(b)(ii), (iii), (vii), (ix) and (x), Borrowers shall repay the Advances ~~(~~to the extent that the aggregate amount of Net Proceeds of all Dispositions ~~are in excess of $5,000,000~~in any fiscal year (provided, for the fiscal year ending December 31, 2022, such amount shall be calculated solely from the period from the Second Amendment Date through and including December 31, 2022) exceeds $7,500,000; provided that (i) during any Dominion Trigger Period, any Net Proceeds not previously required to repay the Advances pursuant to this parenthetical phrase shall nonetheless be subject to Section 4.8(h)~~)~~, in an amount equal to the Net Proceeds of such Disposition in accordance with the Order of Aircraft Proceeds Application; and (ii) (x) if the Borrowing Agent shall, prior to the date of the required prepayment, deliver to the Agent ~~a certificate of~~written notice from a Financial Officer of the Borrowing Agent to the effect that the Borrowing Agent intends to cause the Net Proceeds from such event (or a portion thereof specified in such ~~certificate~~notice) to be reinvested within ~~180~~360 days after receipt of such Net Proceeds to invest all or any part of such Net Proceeds in the purchase of assets (other than securities or cash) to be used by the Borrowing Agent or any Subsidiary in a Permitted Business, and (~~iii~~y) if no Default or Event of Default shall have occurred and be continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such ~~certificate~~notice, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such ~~180~~360-day period (or within a period of 180 days thereafter if on or before the end of such initial ~~180~~360 day period the Borrowing Agent or one or more other Borrowers or Subsidiaries shall have entered into a definitive agreement (and provided Agent written notice thereof) for the application of such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Subject to the Agreement Among Lenders, such repayments shall be applied (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof until paid in full, (y) second, to repay any remaining Obligations arising from the Term Loans until paid in full and (z) third, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided however that if no Default or Event of Default has occurred and is continuing, such repayments described in clause (z) shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof (the order or repayments described in this sentence, the “Order of Aircraft Proceeds Application”).

(ii) Disposition of Other Collateral. Subject to Section 7.1 hereof, when any Borrower sells or otherwise Disposes of any Collateral (other than Aircraft Collateral ~~and~~, Inventory in the Ordinary Course of Business and Receivables sold pursuant to a Permitted Factoring Arrangement) including pursuant to Sections 7.1(b)(iii), (vii), (ix) and (x), Borrowers shall repay the Advances ~~(~~to the extent that the aggregate amount of Net Proceeds of all

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Dispositions ~~are in excess of $5,000,000~~in any fiscal year (provided, for the fiscal year ending December 31, 2022, such amount shall be calculated solely from the period from the Second Amendment Date through and including December 31, 2022) exceeds $7,500,000; provided that (i) during any Dominion Trigger Period, any Net Proceeds not previously required to repay the Advances pursuant to this parenthetical phrase shall nonetheless be subject to Section 4.8(h)~~)~~, in an amount equal to the Net Proceeds of such Disposition in accordance with the Order of Other Collateral Proceeds Application; and (ii) (x) if the Borrowing Agent shall, prior to the date of the required prepayment, deliver to the Agent written notice from a Financial Officer of the Borrowing Agent to the effect that the Borrowing Agent intends to cause the Net Proceeds from such event (or a portion thereof specified in such notice) to be reinvested within 360 days after receipt of such Net Proceeds to invest all or any part of such Net Proceeds in the purchase of assets (other than securities or cash) to be used by the Borrowing Agent or any Subsidiary in a Permitted Business, and (y) if no Default or Event of Default shall have occurred and be continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such notice, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 360-day period (or within a period of 180 days thereafter if on or before the end of such initial 360 day period the Borrowing Agent or one or more other Borrowers or Subsidiaries shall have entered into a definitive agreement (and provided Agent written notice thereof) for the application of such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Subject to the Agreement Among Lenders, such repayments shall be applied (x) first, to the Revolving Advances until paid in full, (y) second, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof until paid in full, and (z) third, to repay any remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided however that if no Default or Event of Default has occurred and is continuing, such repayments described in clause (x) shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof (the order or repayments described in this sentence, the “Order of Other Collateral Proceeds Application”).

(b) [~~Reserved~~reserved].

(c) In the event of any issuance or other incurrence of Indebtedness for borrowed money (other than Permitted Indebtedness so long as a Dominion Trigger Period has not occurred and is continuing at such time of issuance or incurrence) by Borrowers, Borrowers shall, no later than five (5) Business Days (or one (1) Business Day during a Dominion Trigger Period) after the receipt by Borrowers of the cash proceeds from any such issuance or incurrence of Indebtedness, repay the Advances in an amount equal to 100% of such Net Proceeds in the case of such incurrence or issuance of Indebtedness. Such repayments will be applied, subject to the Agreement Among Lenders, in the Order of Aircraft Proceeds Application.

(d) All proceeds received by Borrowers (other than Special Canadian Proceeds) or Agent (i) under any insurance policy on account of damage or destruction of any assets or property of any Borrowers, or (ii) as a result of any taking or condemnation of any assets or property, in each case, shall be applied in accordance with Section 6.6 hereof.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

2.21 Use of Proceeds.

(a) Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness owed to Credit Suisse AG, (ii) pay fees and expenses relating to the transactions contemplated by this Agreement, (iii) partially fund Capital Expenditures, and (iv) provide for its working capital needs and reimburse drawings under Letters of Credit. Following the Closing Date, the timing and amount of requests for the Advances shall be based upon and consistent with the then-current or anticipated future cash needs of the Borrowers and their Subsidiaries (as determined in good faith by an Authorized Officer of Borrowing Agent).

(b) Without limiting the generality of Section 2.21(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.

(b) (i) except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii) fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(iii) if any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:

(A) Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;

(C) if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D) if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E) if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(iv) so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage or Term Loan Commitment Percentage; provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 16.2(b).

(d) Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f) If Swing Loan Lender or Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

2.23 Payment of Obligations. Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

2.24 Increase in Maximum Revolving Advance Amount.

(a) Borrowers may, at any time prior to the expiration of the Term, request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Lenders increasing their Revolving Commitment Amount (any current Lender which elects to increase its Revolving Commitment Amount shall be referred to as an “Increasing Lender”) or (2) one (1) new lender (each a “New Lender”) joining this Agreement and providing a Revolving Commitment Amount hereunder, subject to the following terms and conditions:

(i) No current Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;

(ii) Borrowers may not request the addition of a New Lender unless (x) such New Lender is a Permitted Assignee, and (y) (and then only to the extent that) after a period of 10 Business Days from the date on which the Borrowers request any such increase, there is insufficient participation on behalf of the existing Lenders in the increased Revolving Commitments being requested by Borrowers;

(iii) There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(iv) After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $115,000,000;

(v) Each increase shall be in an amount not less than $15,000,000 and increments of $5,000,000 in excess thereof, except when the remaining Maximum Revolving Advance Amount is less than $15,000,000, at which time Borrowers may request to borrow the full remaining amount.

(vi) Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than three (3) times during the Term;

(vii) Borrowers shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Commitment Amounts has been approved by the Borrowers, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Borrower herein and in the Other Documents are true and correct in all material respects (unless already qualified by materiality in such specific provision) on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) opinions of counsel in form and substance satisfactory to Agent which shall cover such matters related to such increase as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(viii) Borrowers shall execute and deliver, upon request, (1) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender’s Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to the New Lender a Note reflecting the amount of such New Lender’s Revolving Commitment Amount;

(ix) The New Lender shall have delivered a joinder to this Agreement and a joinder to the Agreement Among Lenders, each in form and substance satisfactory to the Agent;

(x) Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Agent at least one (1) day before the effective date of such increase; and

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) In the event that any Increasing Lender is not an existing Lender, then, on the effective date of such increase, (i) Borrowers shall be deemed to have repaid in a cashless transaction all Revolving Advances then outstanding, subject to Borrowers’ obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, the Borrowing Agent may request new Revolving Advances on such date and (ii) the Revolving Commitment Percentages of Lenders holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender’s Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Lenders. Each Lender shall participate in any new Revolving Advances made on or after such date in accordance with its Revolving Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24.

(c) On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and the New Lender (if any) will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender’s Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively. As necessary to effectuate the foregoing, each existing Lender holding a Revolving Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender’s participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).

(d) On the effective date of such increase, Borrowers shall pay all reasonable and documented costs and expenses incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or Increasing Lenders and New Lender in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).

[PHI Group] Revolving Credit, Term Loan and Security Agreement

III. INTEREST AND FEES.

3.1 Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to ~~LIBOR~~Term SOFR Rate Loans, at the end of each Interest Period, provided further that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month, in the case of Domestic Rate Loans, or during the Interest Period, in the case of Term SOFR Rate Loans, at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans, and (iii) with respect to the Term Loan, the applicable Term Loan Rate (as applicable, the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The ~~LIBOR~~Term SOFR Rate shall be adjusted with respect to ~~LIBOR~~Term SOFR Rate Loans without notice or demand of any kind on the effective date of any change in the SOFR Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (as applicable, the “Default Rate”).

3.2 Letter of Credit Fees.

(a) Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for ~~Revolving Advances consisting of LIBOR Rate Loans~~Letters of Credit, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of 0.125% per annum times the daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term. (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing

[PHI Group] Revolving Credit, Term Loan and Security Agreement

charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.

(b) On demand at any time following the occurrence of an Event of Default, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.

3.3 Facility Fee. If, for any day in each calendar quarter during the Term, the daily unpaid balance of the sum of Revolving Advances plus Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit (the “Usage Amount”) does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at a rate equal to (i) if the Usage Amount during the preceding calendar quarter was less than 50% of the Revolving Commitments of all of the Lenders, ~~one-half~~thirty two one-hundredths of one percent (~~0.50~~0.32%) per annum or (ii) if the Usage Amount during the preceding calendar quarter

[PHI Group] Revolving Credit, Term Loan and Security Agreement

was equal to or greater than 50% of the Revolving Commitments of all of the Lenders, ~~thirty-seven one hundredths and five one thousandths~~one-quarter of one percent (~~0.375~~0.25%) per annum, in each case, for each such day the amount by which the Maximum Revolving Advance Amount on such day exceeds such Usage Amount (the “Facility Fee”). Such Facility Fee shall be payable to Agent in arrears on the first Business Day of each calendar quarter with respect to each day in the previous calendar quarter.

3.4 Collateral Evaluation Fee and Fee Letter.

(a) Borrowers shall pay to Agent promptly at the conclusion of any collateral evaluation performed by or for the benefit of Agent (whether such examination is performed by Agent’s employees or by a third party retained by Agent), including, without limitation, any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which evaluation is undertaken by Agent or for Agent’s benefit, a collateral evaluation fee in an amount equal to $1,500 (or such other amount customarily charged by Agent to its customers per day for each person employed to perform such evaluation (based on an eight (8) hour day, and subject to adjustment if additional hours are worked), plus a per examination field exam management fee in the amount of $2,500 for new facilities, and $1,500 for recurring examinations (or, in each case, such other amount customarily charged by Agent to its customers), plus all costs and disbursements incurred by Agent in the performance of such examination or analysis, and further provided that if third parties are retained to perform such collateral evaluations, either at the request of another Lender or for extenuating reasons determined by Agent in its sole discretion, then such fees charged by such third parties plus all costs and disbursements incurred by such third party, shall be the responsibility of Borrower and shall not be subject to the foregoing limits.

(b) Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

(c) All of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to Section 4.7 hereof shall be paid for when due, in full and without deduction, off-set or counterclaim by Borrowers.

3.5 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.6 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

3.7 Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any ~~LIBOR~~Term SOFR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any ~~LIBOR~~Term SOFR Rate Loan, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender);

(b) impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any , including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Agent, any Lender or the ~~London interbank LIBOR market~~Issuer any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to any Lender of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that such Lender deems to be material, then, in any case Borrowers shall promptly pay Lender, upon its demand, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the ~~LIBOR~~Term SOFR Rate, as the case may be. Such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

3.8 Alternate Rate of Interest.

3.8.1 Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a) reasonable means do not exist for ascertaining the ~~LIBOR~~Term SOFR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available ~~in the London interbank LIBOR market~~, with respect to an outstanding ~~LIBOR~~Term SOFR Rate Loan, a proposed ~~LIBOR~~Term SOFR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a ~~LIBOR~~Term SOFR Rate Loan; or

(c) the making, maintenance or funding of any ~~LIBOR~~Term SOFR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or

(d) the ~~LIBOR~~Term SOFR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any ~~LIBOR~~Term SOFR Rate Loan, and Lenders have provided notice of such determination to Agent, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given prior to a Benchmark Replacement Date (as defined below), (i) any such requested ~~LIBOR~~Term SOFR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of ~~LIBOR~~Term SOFR Rate Loan, (ii) any Domestic Rate Loan or ~~LIBOR~~Term SOFR Rate Loan which was to have been converted to an affected type of ~~LIBOR~~Term SOFR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. Eastern Standard Time two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of ~~LIBOR~~Term SOFR Rate Loan, and (iii) any outstanding affected ~~LIBOR~~Term SOFR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. Eastern Standard Time two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected ~~LIBOR~~Term SOFR Rate Loan, shall be converted into an unaffected type of ~~LIBOR~~Term SOFR Rate Loan, on the last Business Day of the then current Interest Period for such affected ~~LIBOR~~Term SOFR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected ~~LIBOR~~Term SOFR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of ~~LIBOR~~Term SOFR Rate Loan or maintain outstanding affected ~~LIBOR~~Term SOFR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of ~~LIBOR~~Term SOFR Rate Loan into an affected type of ~~LIBOR~~Term SOFR Rate Loan.

3.8.2. Benchmark Replacement Setting.

~~(a) Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.~~

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(e) ~~(b)~~ Benchmark Replacement. Notwithstanding anything to the contrary herein or in ~~the~~any Other ~~Documents~~Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be an “Other Document” for purposes of this Section ~~3.8.2~~titled “Benchmark Replacement Setting”), if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~ and related Benchmark Replacement Date have occurred prior to ~~the Reference Time in respect of~~ any setting of the ~~then current~~then-current Benchmark, then (~~x~~A) if a Benchmark Replacement is determined in accordance with clause (1) ~~or~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of ~~such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of~~ any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(f) ~~(c)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent ~~will have the right to make Benchmark Replacement~~may make Conforming Changes from time to time as mutually agreed by the Borrowers and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

(g) ~~(d)~~ Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowing Agent and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii) the~~the implementation of any Benchmark Replacement, and (~~iii~~ii ) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrowing Agent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (~~v~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(or group of Lenders) pursuant to this Section ~~3.8.2~~, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any ~~Other~~other Loan Document~~,~~ except, in each case, as expressly required pursuant to this Section ~~3.8.2~~.

(h) ~~(e)~~ Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any of the Other Documents, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate ~~(including Term SOFR or USD LIBOR)~~ and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor of such Benchmark is not or will ~~be no longer~~not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(i) ~~(f)~~ Benchmark Unavailability Period. Upon the Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the ~~Borrowers~~Borrowing Agent may revoke any pending request for ~~a Loan~~an Advance bearing interest based on ~~USD LIBOR~~the Term SOFR Rate, conversion to or continuation of ~~Loans~~Advances bearing interest based on ~~USD LIBOR~~the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Domestic Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

~~(g) Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any Other Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Other Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document; and (ii) Loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the~~

[PHI Group] Revolving Credit, Term Loan and Security Agreement

~~Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (f) shall not be effective unless the Agent has delivered to the Lenders and the Borrowing Agent a Term SOFR Notice. For the avoidance of doubt, the Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~

(j) ~~(h)~~ Certain Defined Terms. As used in this Section 3.8.2:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable (x) if ~~the then current~~such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an ~~Interest Period~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or a component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor ~~for~~of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to ~~paragraph (d) of this Section 3.8.2, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.~~ Section 3.8.2(d).

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~USD LIBOR~~the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~paragraph (b) of~~ this Section ~~3.8.2~~.

“Benchmark Replacement” means, ~~for any Available Tenor~~with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

~~(1)~~	~~the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(1)	~~(2) the sum of: (a)~~ Daily Simple SOFR and ~~(b)~~ the ~~related Benchmark Replacement~~Term SOFR Rate Adjustment for an Interest Period of one (1) month;

(2)

~~(3)~~ the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrowing Agent ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~, giving due consideration to (~~i~~x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~y) any evolving or then-prevailing market convention, for determining a benchmark rate as a replacement ~~for~~to the then-current ~~Benchmark for Dollar-denominated~~benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

provided that, ~~in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided, further, that, in the case of an Other Benchmark Rate Election, the “Benchmark Replacement” shall mean the alternative set forth in clause (3) above and when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Agent and the Borrowing Agent shall be the term benchmark rate that is used in lieu of a USD-LIBOR-based rate in relevant other Dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If~~if the Benchmark Replacement as determined pursuant to clause (~~1), (~~2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the Other Documents; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement ~~for any applicable Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)~~	, ~~for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below:~~

~~Available Tenor~~	~~Benchmark Replacement Adjustment~~
~~One-Week~~	~~0.03839% (3.839 basis points)~~
~~One-Month~~	~~0.11448% (11.448 basis points)~~
~~Two-Months~~	~~0.18456% (18.456 basis points)~~
~~Three-Months~~	~~0.26161% (26.161 basis points)~~
~~Six-Months~~	~~0.42826% (42.826 basis points)~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,”~~ the spread adjustment, or method for calculating or determining such spread ~~adjustment~~adjustments, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowing Agent ~~for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~Dollar-denominated~~U.S. dollar-denominated syndicated credit facilities~~;~~ at such time.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

~~provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lockbox periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).~~

“Benchmark Replacement Date” means ~~the earlier~~a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (~~a~~A) the date of the public statement or publication of information referenced therein and (~~b~~B) the date on which the administrator of ~~the~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available ~~Tenor~~Tenors of such Benchmark (or such component thereof); or

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein~~;~~.

~~(3)~~

~~in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrowing Agent pursuant to this Section 3.8.2, which date shall be at least 30 days from the date of the Term SOFR Notice; or~~

~~(4)~~

~~in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

[PHI Group] Revolving Credit, Term Loan and Security Agreement

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by a Governmental Body having jurisdiction over the Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~the LIBOR Rate, a resolution authority with jurisdiction over the administrator for~~ such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or; or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Body having jurisdiction over the Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

For avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with this Section ~~3.8.2~~titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with this Section ~~3.8.2.~~titled “Benchmark Replacement Setting.”

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate (which for the avoidance of doubt shall equal the SOFR Floor) or, if no floor is specified, zero.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(1)~~

~~a notification by the Agent to (or the request by the Borrowing Agent to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR, or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)~~	~~the joint election by the Agent and the Borrowing Agent to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.~~

~~“Floor” one percent (1.00%) per annum.~~

[PHI Group] Revolving Credit, Term Loan and Security Agreement

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

~~“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (x) either (i) a request by the Borrowing Agent to the Agent, or (ii) notice by the Agent to the Borrowing Agent, that, at the determination of the Borrowing Agent or the Agent, as applicable, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR based rate, a term benchmark rate as a benchmark rate, and (y) the Agent, in its sole discretion, and the Borrowing Agent jointly elect to trigger a fallback from USD LIBOR and the provision, as applicable, by the Agent of written notice of such election to the Borrowing Agent and the Lenders.~~

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Agent in its reasonable discretion.~~

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or any successor thereto.

~~“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means a notification by the Agent to the Lenders and the Borrowing Agent of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, (and, for the avoidance of doubt, not in the case of an Other Benchmark Election) has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.8.2 that is not Term SOFR.~~

[PHI Group] Revolving Credit, Term Loan and Security Agreement

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

~~“USD LIBOR” means the London interbank offered rate for Dollars.~~

3.9 Capital Adequacy.

(a) In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender and the office or branch where Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any ~~LIBOR~~Term SOFR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b) A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10 Taxes.

(a) Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrowers shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Swing Loan Lender, Lender, Issuer or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c) Each Borrower shall indemnify Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender, Swing Loan Lender, Participant, or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Body, Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowers (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrowers or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full thirty percent (30%) withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable:

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(i) two (2) duly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed and executed originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) duly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E,

(iv) to the extent a Foreign Lender is not the beneficial owner, two (2) duly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lenders are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct or indirect partner,

(v) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(vi) to the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) duly completed and executed originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is exempt from U.S. federal backup withholding tax.

Each Lender, Swing Loan Lender, Participant, Issuer, or Agent agrees that if any form it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers or Agent (in the case of Swing Loan Lender, Lender, Participant or Issuer) in writing of its inability to do so.

(f) If a payment made to a Lender, Swing Loan Lender, Participant, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or Agent shall deliver to the Agent (in the

[PHI Group] Revolving Credit, Term Loan and Security Agreement

case of Swing Loan Lender, a Lender, Participant or Issuer) and Borrowers (A) a certification signed by a Financial Officer of such Person, (B) such documentation prescribed by law at such time or times reasonably requested by Borrowers or Agent (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and (C) other documentation reasonably requested by Agent or any Borrower sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If Agent, Swing Loan Lender, Lender, Participant or Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made by Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses of the Agent, Swing Loan Lender, such Lender, Participant, or Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that Borrowers, upon the request of Agent, Swing Loan Lender, such Lender, Participant, or Issuer, agrees to repay the amount paid over to Borrowers pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to Agent, Swing Loan Lender, such Lender, Participant or Issuer in the event Agent, Swing Loan Lender, such Lender, Participant or Issuer is required to repay such refund to such Governmental Body. This Section shall not be construed to require Agent, Swing Loan Lender, any Lender, Participant, or Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

3.11 Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7 or 3.10 hereof, (b) is unable to make or maintain ~~LIBOR~~Term SOFR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section 16.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to the Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable,

[PHI Group] Revolving Credit, Term Loan and Security Agreement

and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

IV. COLLATERAL: GENERAL TERMS

4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall provide Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Borrower shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Borrower shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit that has a face amount of more than $1,000,000 or otherwise obtaining any right, title or interest in any letter of credit rights, and shall promptly, but in any event within fifteen (15) Business Days, notify the Agent thereof in writing and, at the reasonable request of the Agent, shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, use commercially reasonable efforts to either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of the letter of credit, or (b) arrange for the Agent to become the transferee beneficiary of the letter of credit.

4.2 Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code, Cape Town Convention or other Applicable Law. By its signature hereto, each Borrower hereby authorizes Agent to file against

[PHI Group] Revolving Credit, Term Loan and Security Agreement

such Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Borrower). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid by Borrowers to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3 Preservation of Collateral. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrowers’ owned or leased property. Each Borrower shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4 Ownership and Location of Collateral.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (iv) each Borrower’s equipment and Inventory shall be located as set forth on Schedule 4.4 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and equipment to the extent permitted in Section 7.1(b) hereof, or solely with respect to the Aircraft Collateral, to the extent permitted in Section 7.18 hereof.

(b) (i) There is no location at which any Borrower has any Inventory (except for Inventory in transit) or other Collateral (except for Aircraft Collateral) other than those locations listed on Schedule 4.4; (ii) Schedule 4.4 hereto contains a correct and complete list, as of the ~~Closing~~Second Amendment Date, of the legal names and addresses of each warehouse at which Inventory of any Borrower is stored; none of the receipts received by any Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order

[PHI Group] Revolving Credit, Term Loan and Security Agreement

of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.4 hereto sets forth a correct and complete list as of the ~~Closing~~Second Amendment Date of (A) each place of business of each Borrower and (B) the chief executive office of each Borrower; (iv) Schedule 4.4 hereto sets forth a correct and complete list as of the ~~Closing~~Second Amendment Date of the location, by state and street address, of all Real Property owned or leased by each Borrower, identifying which properties are owned and which are leased, together with the names and addresses of any landlords; and (v) the Aircraft Collateral Certificate (including the certification delivered on the Closing Date) sets forth, among other things, a complete list of the Aircraft Collateral Owners and country of present location with respect to the Aircraft Collateral.

4.5 Defense of Agent’s and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period neither Borrower nor any of its Subsidiaries shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Agent’s trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.6 Inspection of Premises. ~~At~~(x) So long as no Reporting Trigger Period is in existence, no more frequently than once per calendar year, and (y) if a Reporting Trigger Period is then in existence, at all reasonable times and from time to time as often as Agent shall elect in its Permitted Discretion (in each case, provided that unless an Event of Default has occurred and is continuing, Agent shall have provided at least seven (7) days’ notice of any such inspection), in each case, (i) Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business and (ii) Agent, any Lender and their agents may enter upon any premises of any Borrower (unless an Event of Default has occurred and is continuing, at any time during business hours and at any other reasonable time, from time to time as often as Agent shall elect in its sole discretion), for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

4.7 Appraisals. Agent may, in its Permitted Discretion, at any time after the Closing Date and from time to time but not more frequently than once in any calendar year so long as no Event of Default has occurred and is continuing, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of Borrowers’ assets. Absent the occurrence and continuance of an Event of Default at such time, Agent shall, with the Borrowing Agent’s written consent (such written consent not to be unreasonably withheld), identify such firm; it being understood that, in any event, any appraisal with respect to Aircraft Collateral shall be (a) from an internationally recognized firm of independent aircraft appraisers satisfactory to Agent in its Permitted Discretion, (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) agreed to by Agent in its Permitted Discretion; provided that unless an Event of Default has occurred and is continuing, such appraisal shall be a “desktop” appraisal, and (c) prepared on the basis of customary market practices and procedures and any relevant guidelines and the code of ethics established by the International Society of Transport Aircraft Traders.

4.8 Receivables; Deposit Accounts and Securities Accounts.

(a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

(b) Each Customer, to the best of each Borrower’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Borrower who are not solvent, such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Each Borrower’s chief executive office is located as set forth on Schedule 4.4. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) Subject to Section 4.8(i), Borrowers shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, subject to Section 4.8(i), to the extent any Borrower directly receives any remittances upon Receivables, such Borrower shall, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt

[PHI Group] Revolving Credit, Term Loan and Security Agreement

thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Subject to Section 4.8(i), each Borrower shall deposit in the Blocked Account and/or Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e) Except with respect to the Government Lockbox Accounts and the Government Lockbox, at any time following the occurrence of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Except with respect to the Government Lockbox Accounts and the Government Lockbox, at any time after the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f) Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time: (A) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Borrower at any post office box/lockbox maintained by Agent for Borrowers or at any other business premises of Agent; and (ii) at any time following the occurrence of a Default or an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(g) Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h) Subject to Section 4.8(i), all proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent (which may include no requirement for a control agreement with respect to a Blocked Account established with the Agent, as determined in the Agent’s sole discretion) or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds or established at a bank or banks pursuant to an arrangement with such depository account bank as may be acceptable to Agent. Except with respect to the Depository Accounts that do not contain cash included in the calculation of the Formula Amount, Excluded Accounts, Government Lockbox Accounts and the Government Lockbox, each applicable Borrower, Agent and each Blocked Account Bank or applicable depository account bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account. At any time during a Dominion Trigger Period, Agent shall have the sole and exclusive right to direct, and is hereby authorized to give instructions pursuant to such deposit account control agreements directing if so in place or otherwise, the disposition of funds in the Blocked Accounts and Depository Accounts (any such instructions, an “Activation Notice”) to Agent on a daily basis, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Agent. Prior to the Dominion Trigger Period, the Borrowers shall retain the right to direct the disposition of funds in the Blocked Accounts. In the event that Agent issues an Activation Notice, Agent agrees to rescind such Activation Notice at such time that no Dominion Trigger Period shall exist (it being understood that, notwithstanding any such rescission, Agent shall have the right and is authorized to issue an additional Activation Notice if a subsequent Dominion Trigger Period shall exist at any time thereafter). All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances. Borrowing Agent shall notify each Customer of any Borrower (other than a Government Account Debtor) to send all future payments owed to a Borrower by such Customer, including, but not limited to, payments on any Receivable, to a Blocked Account or

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Depository Account, (i) with respect to any Person that is a Customer of any Borrower on the Closing Date, within thirty (30) days of the Closing Date and (ii) with respect to any Person that is not a Customer on the Closing Date, promptly upon such Person becoming a Customer of a Borrower. If any Borrower shall receive any collections or other proceeds of the Collateral, such Borrower shall hold such collections or proceeds in trust for the benefit of Agent and, during a Dominion Trigger Period, deposit such collections or proceeds into a Blocked Account or Depository Account within one (1) Business Day following such Borrower’s receipt thereof. All Deposit Accounts, investment accounts and other bank accounts of any Borrower or Guarantor, including, without limitation, all Blocked Accounts and Depository Accounts are described and set forth on Schedule 4.8(h) hereto.

(i) Each Borrower shall maintain one or more Government Lockbox Accounts with a Lockbox Bank. Each Borrower shall execute with Agent and the Lockbox Bank a Government Depositary Agreement with respect to each Government Lockbox Account and Government Lockbox. Each Government Depositary Agreement shall provide, among other things, that (A) the Lockbox Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Government Lockbox Account and/or Government Lockbox other than for payment of its service fees and other charges directly related to the administration of such Government Lockbox Account and/or such Government Lockbox and for returned checks or other items of payment, and (B) pursuant to the sweep instructions of the applicable Borrower, the Lockbox Bank will forward, by daily sweep, all amounts in the Government Lockbox Account and in the Government Lockbox to a Blocked Account and/or Depository Accounts. Each Borrower hereby agrees that it will not change any sweep instruction set forth in any Government Depositary Agreement without the prior written consent of the Agent.

(j) No Borrower will, without Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, extensions of time for payment, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Borrower.

(k) All deposit accounts (including all Blocked Accounts, Depository Accounts, Government Lockbox Accounts and Government Lockboxes), securities accounts and investment accounts of each Borrower and ~~its Subsidiaries~~Guarantor as of the ~~Closing~~Second Amendment Date are set forth on Schedule 4.8(h). No Borrower shall open any new deposit account, securities account or investment account (other than an Excluded Account) unless (i) Borrowers shall have given at least ten (10) days prior written notice to Agent and Agent has consented in writing, and (ii) (x) if such account (other than Government Lockbox Accounts and the Government Lockbox) is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Borrower and Agent shall first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account within thirty (30) days of opening such account and (y) if such account is a Government Lockbox Account or Government Lockbox is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Borrower and Agent shall first have entered into a Government Depositary Agreement in accordance with Section 4.8(i) over such account within thirty (30) days of opening such account.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

4.9 Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.10 Maintenance of Equipment. The Aircraft Collateral shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved, other than Aircraft or Engines in long-term storage. Borrowers will, and will cause their Subsidiaries to, cause the Aircraft, including each Engine, and each Part, to be operated in accordance with manufacturer’s, supplier’s or service provider’s mandatory instructions or manuals pertaining to same. Neither Borrower nor any of its Subsidiaries shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrowers agree, and shall cause their Subsidiaries to agree, that Borrowers or their Subsidiaries, as applicable, will not operate, use or maintain the Aircraft, including each Engine, and each Part, in violation of any airworthiness certificate, license or registration relating to the Aircraft. In the event that any law, rule or regulation or order applicable to the Aircraft requires alteration, repair or modification of the Aircraft, Borrowers shall, at Borrowers’ expense, conform thereto, or obtain conformance therewith, maintain the same in proper operating condition under such laws, rules, regulations and orders, and any such modifications shall immediately, without further act, become the property of Borrowers.

4.11 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.12 Financing Statements. Except with respect to the financing statements filed by Agent, financing statements described on Schedule 1.2(a), and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

4.13 State of Registration, Ownership and Perfection Requirements of Aircraft Collateral.

(a) State of Registration. Borrower shall at all times cause and maintain each Aircraft to be duly registered with (i) the FAA or (ii) the Aviation Authority in a State of Registration that is a Contracting State other than the United States (each such State of Registration, together with Papua New Guinea, the Philippines, and Trinidad and Tobago, a “Permitted Foreign Jurisdiction”); provided that (i) on the Closing Date all Aircraft will be duly

[PHI Group] Revolving Credit, Term Loan and Security Agreement

registered with the FAA, (ii) all Aircraft Collateral that is used and/or operated in connection with Healthcare Services shall at all times be registered with the FAA, and (iii) Domestic Aircraft Collateral NOLV shall not be less than $150,000,000; provided further that, unless agreed to by Agent in its Permitted Discretion, Borrower shall not cause or permit any Aircraft to be deregistered with the FAA (i) at any time that Domestic Aircraft Collateral NOLV is less than $150,000,000, or (ii) if at any time Domestic Aircraft Collateral NOLV shall be less than $150,000,000 upon deregistration of any such Aircraft with the FAA.

(b) Ownership. Each Aircraft Collateral Owner shall at all times be (i) a Borrower or Guarantor hereunder and (ii) organized under the laws of any State of the United States of America or the District of Columbia or such other jurisdiction agreed to by Agent in its Permitted Discretion on a case-by-case basis in respect of each such Aircraft Collateral Owner.

(c) Perfection Requirements. Subject to Section 4.13(c)(iii) below, Borrower shall, at its sole cost and expense, take or cause to be taken all steps necessary from time to time to perfect and maintain Agent’s first priority perfected security interest (subject only to Permitted Encumbrances) in the Aircraft Collateral (the “Perfection Requirements”), as set forth below:

(i) with respect to all Aircraft Collateral, each Borrower shall register or cause to be registered or consent to the registration with the International Registry of, and shall take such further actions as may be necessary or desirable, or that the Agent may reasonably request, to effect the registration with the International Registry (including any documents, instruments or filings in the State of Registration to give effect to such registrations) of: (i) the International Interest, if any, created by this Agreement with respect to such Aircraft or Engine; (ii) the International Interest provided for in any Cape Town Lease to which such Borrower is a lessor or lessee; (iii) the assignment to the Agent of each International Interest described in clause (ii); and (iv) with respect to any after-acquired Aircraft Collateral in accordance with Section 6.19, the contract of sale with respect to any Aircraft by which title to such Aircraft is conveyed by or to such Borrower (collectively, the “Required Cape Town Registrations”); provided that (1) on or prior to the date that an Aircraft or Engine is owned by any Borrower, the relevant Borrower shall cause its International Registry administrator (acting directly or through a Transacting User Entity (as defined in the Cape Town Convention) or a Professional User Entity (as defined in the Cape Town Convention) to whom it has given an authorization) to commence effecting the applicable registrations with the International Registry described in clauses (i) through (iv) above (or if such registrations require receipt after such date from the applicable relevant governmental entity of any codes, such later date that is as promptly as reasonably practicable after receipt of such codes, provided that such codes are procured diligently and within the customary time period for the applicable jurisdiction in accordance with the advice of counsel to the Borrower in the applicable jurisdiction and such Borrower shall inform the Agent if such counsel advises the Borrower that such counsel anticipates the time period for the issuance of such codes will be significantly longer than customary time periods for issuance of similar codes in such jurisdiction) and (2) in connection with any registrations with the International Registry described in clause (ii) and (iii) above, the Agent shall be registered as the holder of the right to discharge such registrations. To the extent that (A) the Agent’s consent is required for any such registration, or (B) the Agent is required to initiate any such registration, the Agent shall cause such consent or such initiation of such registration to be effected at the request of the Borrower, and no Borrower shall be in breach of this section should the Agent fail to do provided that such failure is not a result of any act or omission by Borrower; provided further that the Required Cape Town Registrations shall not be required if the burden or cost outweighs the benefit afforded thereby as determined by Agent in its Permitted Discretion.

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(ii) with respect to all Aircraft Collateral, inclusion of the Aircraft and Engines in a New York law Aircraft Mortgage, completion of the applicable requirements set forth in such Aircraft Mortgage and, to the extent possible in the applicable jurisdiction and/or under Applicable Law, filing and maintaining such Aircraft Mortgage with the FAA (including any supplements or modifications from time to time in relation thereto), execution of an Irrevocable Deregistration and Export Authorization Request (“IDERA”) in favor of the Agent in form and substance reasonably acceptable to the Agent, and filing of such IDERA with the applicable Aviation Authority, as confirmed by an opinion of legal counsel in the applicable jurisdiction addressed to and in a form reasonably acceptable to Agent; provided, that no IDERA shall be required to be obtained or filed (a) in any Permitted Foreign Jurisdiction that is not a Contracting State or (b) if determined by the Agent in its Permitted Discretion that the burden or cost outweighs the benefit afforded thereby;

(iii) and in addition to the foregoing, solely with respect to any Aircraft Collateral to be registered in a Permitted Foreign Jurisdiction, prior to or contemporaneously with such registration the Investment Payment Conditions shall have been satisfied.

4.14 Investment Property.

(a) If a Loan Party shall become entitled to receive or shall receive any certificate, option or rights in respect of the Pledged Equity hereunder, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Loan Party shall accept the same as the agent of Agent, hold the same in trust for Agent deliver the same forthwith to Agent in the exact form received, duly indorsed by such Loan Party to Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Loan Party, to be held by Agent, subject to the terms hereof, as additional Collateral for the Obligations. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to request that (i) any sums paid upon or in respect of such Equity Interests upon the liquidation or dissolution of any issuer thereof shall be paid over to Agent to be held by it hereunder as additional Collateral for the Obligations, and (ii) in case any distribution of capital shall be made on or in respect of such Equity Interests or any property shall be distributed upon or with respect to such Equity Interests pursuant to the recapitalization or reclassification of the capital of any issuer or pursuant to the reorganization thereof, the property so distributed shall, and unless otherwise subject to a perfected Lien in favor of Agent, be delivered to Agent to be held by it hereunder as additional Collateral for the Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of such Equity Interests shall be received by such Loan Party, such Loan Party shall if so requested by Agent, until such money or property is paid or delivered to Agent, hold such money or property in trust for Agent, segregated from other funds of such Loan Party, as additional Collateral for the Obligations.

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(b) Without the prior written consent of Agent, such Loan Party will not create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Equity Interests or proceeds thereof, or any interest therein, except for Permitted Encumbrances.

(c) If an Event of Default shall occur and be continuing and Agent shall give notice of its intent to exercise such rights to the relevant Loan Parties Agent shall have the right to receive any and all cash dividends and distributions, payments or other proceeds paid in respect of the Equity Interests and make application thereof in accordance with Section 11.5.

(d) UPON THE OCCURRENCE OF AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT WITH RESPECT TO THE PLEDGED EQUITY, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO. If no Event of Default has occurred and is continuing hereunder, Loan Party shall retain the right, where applicable, to vote and give consents with respect to the Pledged Equity for all purposes not inconsistent with the provisions of this Agreement and the Other Documents, and Agent shall, if necessary, execute due and timely proxies in favor of Loan Party for this purpose.

V. REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1 Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Borrower, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Borrower’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Borrower’s Organizational Documents or to the conduct of such Borrower’s business or undertaking to which such Borrower is a party or by which such Borrower is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, instrument, or other document to which such Borrower is a party or by which it or its property is a party or by which it may be bound.

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5.2 Formation and Qualification; Investment Property.

(a) Each Borrower is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.

(b) The only Subsidiaries of each Borrower are listed on Schedule 5.2(b).

(c) All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable.

5.3 Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Borrower’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4 Tax Returns. Each Borrower’s federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports that each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. The provision for taxes on the books of each Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any material deficiency or additional assessment in connection therewith not provided for on its books.

5.5 Financial Statements.

(a) The pro forma funds flow of Borrowers on a Consolidated Basis (the “Pro Forma Funds Flow”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions. The Pro Forma Funds Flow has been certified as accurate, complete and correct in all material respects by a Responsible Officer of Borrowing Agent.

(b) The twelve-month income statement projections for the period from July 2020 through June 2021, the six-month cash flow and balance sheet projections for the period from January 2021 through June 2021 and the annual income statement, balance sheet and cash flow projections for the fiscal years 2020, 2021, 2022 and 2023, in each case, of Borrowers on a Consolidated Basis, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by a Financial Officer of PHI Group, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Funds Flow are referred to as the “Pro Forma Financial Statements”.

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(c) The consolidated balance sheets of Borrowers, and such other Persons described therein, as of December 31, 2019, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application to which such accountants concur and present fairly the financial position of Borrowers at such date and the results of their operations for such period. Since December 31, 2019 there has been no change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6 Entity Names. No Borrower has been known by any other company or corporate name, as applicable, in the past five (5) years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7 Environmental Compliance; Flood Insurance.

(a) Except as set forth on Schedule 5.7 hereto or as could not reasonably be expected to have a Material Adverse Effect, each Borrower is in compliance with Environmental Laws and there are no outstanding citations, notices of violation or orders of non-compliance issued to any Borrower or relating to its business or Equipment under any Environmental Law.

(b) Except as set forth on Schedule 5.7 hereto or as could not reasonably be expected to have a Material Adverse Effect, each Borrower has been issued all federal, state and local licenses, certificates or permits (collectively, “Approvals”) required for the operation of the commercial business of any Borrower pursuant to any applicable Environmental Law, and all such Approvals are in full force and effect.

(c) Except as set forth on Schedule 5.7 or as could not reasonably be expected to have a Material Adverse Effect: (i) to Borrower’s knowledge, there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Borrower, except for Releases in compliance with Environmental Laws; (ii) to Borrower’s knowledge, there are no underground storage tanks or polychlorinated biphenyls on any Real Property, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; and (iii) the Real Property has never been used by any Borrower to treat, store or dispose of Hazardous Materials, except as authorized by Environmental Laws.

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(d) To the extent Borrowers have granted a Mortgage to Agent, for the benefit of itself and the Lenders, all Material Real Property owned by Borrowers is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage in amounts sufficient to insure the assets and risks of each such Borrower if and to the extent required under any applicable Flood Law and in general accordance with prudent business practice in the industry of such Borrower. To the extent Borrowers have granted a Mortgage to Agent, for the benefit of itself and the Lenders, each Borrower has taken all actions if and to the extent required under the Flood Laws and/or requested by Agent in its Permitted Discretion to assist in ensuring that each Lender is in material compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Material Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, if and to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral in general accordance with prudent business practice.

5.8 Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) (i) Before and after giving effect to the Transactions, each Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

(b) Except as disclosed in Schedule 5.8(b)(i), no Borrower has any pending or threatened litigation, arbitration, actions or proceedings. No Borrower has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(b)(ii) and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.

(c) No Borrower is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal. Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws, except as would not reasonably be expected have a Material Adverse Effect.

(d) No Termination Event has occurred, except as would not reasonably be expected to have a Material Adverse Effect. No Borrower or member of the Controlled Group (i) has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA except as would not reasonable be expected to have a Material Adverse Effect, or (ii) maintains any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code, other than as would not reasonably be expected to have a Material Adverse Effect.

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5.9 Patents, Trademarks, Copyrights and Licenses. All Intellectual Property owned or utilized by any Borrower: (i) is set forth on Schedule 5.9; (ii) is valid and has been duly registered or filed with all appropriate Governmental Bodies; and (iii) constitutes all of the intellectual property rights which are necessary for the operation of its business. There is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and no Borrower is aware of any grounds for any challenge or proceedings, except as set forth in Schedule 5.9 hereto. All Intellectual Property owned or held by any Borrower consists of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

5.10 Licenses and Permits. Except as set forth in Schedule 5.10 and except with respect to Healthcare Authorizations, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits (including accreditation by the appropriate Governmental Bodies and industry accreditation agencies required by Applicable Law for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11 Default of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12 No Default. No Default or Event of Default has occurred.

5.13 No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14 No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15 Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16 Investment Company Act. No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

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5.17 Disclosure. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to such Borrower which such Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

5.18 [Reserved].

5.19 [Reserved].

5.20 Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.21 Business and Property of Borrowers. Upon and after the Closing Date, Borrowers and their Subsidiaries do not propose to engage in any business other than the Permitted Businesses. On the Closing Date, each Borrower will, and will cause its Subsidiaries to, own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower or its Subsidiaries.

5.22 Ineligible Securities. Borrowers and its Subsidiaries do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

5.23 Federal Securities Laws. Neither Borrowers or any of their Subsidiaries (i) are, except with respect to securities set forth on Schedule 5.23(i), required to file periodic reports under the Exchange Act, (ii) have, except as set forth on Schedule 5.23(ii), any securities registered under the Exchange Act or (iii) have, except as set forth on Schedule 5.23(iii) filed a registration statement that has ~~not yet~~ become effective under the Securities Act.

5.24 Equity Interests. The authorized and outstanding Equity Interests of each Borrower and its Subsidiaries, and each legal and beneficial holder thereof as of the ~~Closing~~Second Amendment Date, are as set forth on Schedule 5.24(a) hereto. All of the Equity Interests of each Borrower and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.24(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Borrower or its Subsidiaries or any of the shareholders of any Borrower or its Subsidiaries is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Borrowers and its Subsidiaries. Except as set forth on Schedule 5.24(c), no Borrower or any if its Subsidiaries has issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

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5.25 Commercial Tort Claims. No Borrower has any commercial tort claims except as set forth on Schedule 5.25 hereto.

5.26 Letter of Credit Rights. As of the ~~Closing~~Second Amendment Date, no Borrower has any letter of credit rights except as set forth on Schedule 5.26 hereto.

5.27 [Reserved].

5.28 Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Other Documents.

5.29 Healthcare Authorizations. During the past three (3) years, each Healthcare Borrower (a) has, or has made timely application for in accordance with applicable Healthcare Laws, all Healthcare Authorizations necessary to carry on the business of such Borrower, and have made all declarations and filings with, all applicable Governmental Bodies necessary to engage in the ownership, management and operation of each such Borrower’s business and assets, in each case, except where failure to do so would not have a Material Adverse Effect, and (b) has not received a citation which could reasonably be expected to have a Material Adverse Effect, nor has any knowledge that any Governmental Bodies considering limiting, suspending or revoking any such Healthcare Authorization which limitation, suspension or revocation could reasonably be expected to have a Material Adverse Effect. All of such Healthcare Authorizations are valid and in full force and effect and each Healthcare Borrower is in compliance with the terms and conditions of all such Healthcare Authorizations, except where failure to be in such compliance or for a Healthcare Authorization to be valid and in full force and effect would not have a Material Adverse Effect.

5.30 HIPAA Compliance. To the extent that and for so long as any Healthcare Borrower is a “covered entity” or “business associate” as either such term is defined under HIPAA, each such Borrower during the past three (3) years has complied with applicable HIPAA requirements, except where failure to be in such compliance would not have a Material Adverse Effect.

5.31 Reimbursement; Third Party Payors. The items, goods and services provided in each Healthcare Borrower’s respective business are qualified for participation (to the extent such Borrower currently or hereafter participates) in the Government Reimbursement Programs, and each such Borrower is entitled to reimbursement under the Government Reimbursement Programs for items, goods and services rendered by such Borrower (to the extent such Borrower currently or hereafter participates therein) to qualified beneficiaries, and each such Borrower complies in all material respects with the conditions of participation (to the extent such Borrower currently or

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hereafter participates) in the Government Reimbursement Programs and the requirements thereof. Each Healthcare Borrower is in compliance in all material respects with contracts with Non-Government Payors and is entitled to reimbursement under such contracts. Without limitation, there is no condition not complied with that could reasonably be expected to jeopardize participation in any Government Reimbursement Program or related contracts or otherwise could reasonably be expected to have a Material Adverse Effect.

5.32 Other Healthcare Regulatory Matters. As of the ~~Closing~~Second Amendment Date, except as disclosed on Schedule 5.32, no Borrower (i) is a party to a corporate integrity agreement, (ii) has any reporting obligations pursuant to a settlement agreement, or other remedial measure entered into with a Governmental Body with monetary obligations in excess of $250,000, or (iii) to the Borrower’s knowledge, is or has been a defendant in any qui tam/false claims act litigation.

5.33 Compliance with Healthcare Laws.

(a) Each Healthcare Borrower has timely filed or caused to be timely filed during the past three (3) years, all reports required by a Government Reimbursement Program with respect to the business operations of such Borrower, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. To the knowledge of any Healthcare Borrower, there are no claims, actions or appeals pending (and no such Borrower has, during the past three (3) years, filed any claims or reports which could be reasonably expected to result in any such claims, actions or appeals) before any Governmental Body pertaining to such Borrower’s business operations including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of CMS, with respect to any Medicare or Medicaid reports or claims filed by such Borrower, or any disallowance by any Governmental Body in connection with any audit of such cost reports, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(b) Each Healthcare Borrower currently is in compliance with all applicable Healthcare Laws, unless such non-compliance could not be reasonably expected to have a Material Adverse Effect.

(c) During the past three (3) years, no director, officer, shareholder (to the best of its knowledge), or Person with an “ownership or control interest” (as that phrase is defined in 42 C.F.R. §420.201) in a Healthcare Borrower or the knowledge of any Healthcare Borrower, employee or agent: (1) has had a civil monetary penalty assessed against his or her personally pursuant to 42 U.S.C. §1320a-7a; (2) other than as disclosed on Schedule 5.38, has, prior to the ~~Closing~~Second Amendment Date, been personally excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b); (3) has been personally convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518.

(d) All Persons providing or delivering any Healthcare Services for or on behalf of any Healthcare Borrower (either as an employee, independent contractor or otherwise) are appropriately licensed in every jurisdiction in which they provide or deliver any such Healthcare Services on behalf of such Borrower, except where failure to do so would not have a Material Adverse Effect.

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5.34 Information with Respect to Certain Aircraft. The information in the Aircraft Collateral Certificate delivered to the Agent from time to time is true, accurate, and complete.

5.35 Sanctions and other Anti-Terrorism Laws. No (a) Covered Entity or (x) any of its officers, directors or, to the knowledge of each Borrower, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement, or (y) to the knowledge of each Borrower, any of its employees: (i) is a Sanctioned Person; (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Ant-Terrorism Laws; (b) Collateral is Embargoed Property.

5.36 Anti-Corruption Laws. Each Covered Entity (a) has conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

VI. AFFIRMATIVE COVENANTS.

Each Borrower agrees, until payment in full of the Obligations and termination of this Agreement, that:

6.1 Compliance with Laws. Each Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Borrower’s and its Subsidiaries’ business the non-compliance with which could reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard).

6.2 Conduct of Business and Maintenance of Existence and Assets. Each Borrower shall, and shall cause its Subsidiaries to, (a) conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3 Books and Records. Each Borrower shall keep proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Loan Parties.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

6.4 Payment of Taxes. Each Borrower shall, and shall cause its Subsidiaries to, pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower and its Subsidiaries or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. Agent will not pay any taxes, assessments or Charges to the extent that any applicable Borrower has Properly Contested those taxes, assessments or Charges. The amount of any payment by Agent under this Section 6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

6.5 Financial Covenants.

(a) Fixed Charge Coverage Ratio. The Borrowers shall cause to be maintained as of the end of each fiscal quarter beginning December 31, 2020, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00, for the four (4) fiscal quarters then ended.

(b) Equity Cure Right. Notwithstanding the foregoing Section 6.5(a), if an Event of Default occurs as a result of Borrowers’ failure to comply with Section 6.5(a) (a “Curable Default”), an equity contribution resulting from Borrowers issuing Equity Interests in exchange for cash, in an amount (the “Specified Contribution”) sufficient to, when added to Adjusted EBITDA as more fully set forth below, cause Borrowers to be in compliance with Section 6.5(a) after the last day of the fiscal quarter for which such Event of Default occurred (beginning with the first full fiscal quarter following the Closing Date) but prior to the day that is twenty (20) Business Days after the day on which financial statements are required to be delivered to Agent for such fiscal quarter pursuant to Section 9.8, will, at the written request of Borrowing Agent, and without duplicative effect, be included in the calculations of Adjusted EBITDA solely for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and any subsequent testing period that includes such fiscal quarter; provided further that (a) the maximum amount of any Specified Contribution will be no greater than the amount required to cause Borrowers to be in compliance with Section 6.5(a); (b) the use of proceeds from any Specified Contribution will be disregarded for all other purposes under this Agreement and the Other Documents (including, to the extent applicable, calculating Adjusted EBITDA for purposes of determining basket levels, pricing and other items governed by reference to Adjusted EBITDA or that include Adjusted EBITDA in the determination thereof in any respect); (c) there shall be no more than two (2) Specified Contributions made during any four (4) consecutive fiscal quarter period~~, and no Specified Contribution in any two (2) consecutive quarters~~; (d) there shall be no more than ~~four~~six (~~4~~6) Specified Contributions made during the Term; and (e) the proceeds of all Specified Contributions will be paid to Agent and applied in accordance with the Order of Other Collateral Proceeds Application. Borrowing Agent shall deliver to Agent irrevocable written notice of its intent to cure any such Curable Default no later than thirty (30) days after the end of the fiscal quarter as of which such Curable Default occurred, which cure notice shall set forth the calculation of the applicable amount of the Specified Contribution necessary to cure such Curable Default and upon receipt of which the Agent and Lenders shall not be permitted to impose the Default Rate, accelerate the Obligations or exercise any rights or remedies against the Collateral or any other rights and remedies provided in Section 11.1. Upon timely receipt by Agent in cash of the applicable Specified Contribution and application of the Specified Contribution to the Obligations, the applicable Curable Defaults shall be deemed waived.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

6.6 Insurance.

(a) Each Borrower shall, and shall cause its domestic Subsidiaries to, (i) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (v) furnish Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof before any expiration date, and (B) appropriate lender loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (iii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and lender loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

(b) To the extent Borrowers have granted a Mortgage to Agent, for the benefit of itself and the Lenders, each Borrower shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(c) Agent is hereby authorized to approve claims under insurance coverage referred to in Sections 6.6(a)(i), and (iii) and 6.6(b) above. All loss recoveries received by Agent under any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine; provided that payments in respect of the insurance claims submitted by the Borrowers (and previously disclosed to Agent) with respect to losses incurred as a result of a Hurricane Ida may be reinvested within 18 months after receipt of such payments (or such longer period as the Agent may agree in its sole discretion) to (i) rebuild or purchase assets (other than securities or cash) to be used by the Borrowers in a Permitted Business or (ii) offset hurricane costs and expenses. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, which payments shall be charged to Borrowers’ Account and constitute part of the obligations.

(d) Aircraft Collateral Insurance. Each Borrower shall, or shall cause each relevant Lessee to, at Borrowers’ expense, maintain insurance respecting each of Borrower’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in same or similar businesses and similarly situated and located including, without limitation, the following coverages:

(i) Insurance Covering Aircraft and Engines. Aircraft hull all risks and aircraft hull war risks insurance in respect of each Aircraft owned or managed by any Borrower (both in flight and on the ground) and (ii) aircraft spare parts insurance (and cause aircraft hull war risks insurance endorsed to cover the foregoing Aircraft Collateral in respect of Engines not attached to any Aircraft), in each case, on an agreed value basis and (iii) in respect of engine parts and aviation related specialty tools, equipment and ramp/ground handling equipment, in each of clauses (i) and (ii), in an amount not less than $35,000,000 and otherwise in conformity with the requirements set forth below subsection (d) hereof and any requirements set forth in any relevant Aircraft Mortgage and in the case of (iii) in an amount equal to the replacement value.

(ii) Aircraft and other General Liability. Aircraft third party legal insurance (including, without limitation, bodily injury, property damage, personal injury, passenger legal liability, premises liability, hangar keepers legal liability and products liability and war risk and extended liability coverage in accordance with AVN 52D or AVN 52E) in respect of each Aircraft and each Engine owned or managed by any Borrower and other general aviation liability, in an amount not less than the minimum liability coverage (determined as $100,000,000 per aircraft for any one occurrence (but in respect of products and personal injury liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy)) and upon such terms and conditions as are customary for similarly situated Borrowers, or, in the case of leased assets, in such amount and on such terms as are customary for operators of similar assets on similar routes and, in each case, acceptable to Agent, acting reasonably, and in accordance with the requirements set forth in subsection (d) hereof and the requirements set forth in any relevant Aircraft Mortgage.

(iii) Leased Aircraft / Engines. In lieu of the requirements of (i) and (ii) above, should any Aircraft or Engine owned or managed by any Borrower at any time be subject to an Aircraft Lease, Borrowers shall cause the lessee of such Aircraft or Engine to maintain throughout the term of such Aircraft Lease, the insurances described in (i) and (ii) above and, in each case, in conformity with the requirements set forth in (iv) below and with the requirements of any relevant Aircraft Mortgage in respect of such Aircraft or Engine.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(iv) Other Requirements. All insurance required by this Agreement shall: (i) if separate hull “all risks” and “war risks” insurances are arranged, include a 50/50 provision in accordance with market practice (AVS 103 is the current London market language); (ii) confirm that the insurers are not entitled to replace an Aircraft in the event of an insured Event of Loss; (iii) provide cover denominated in Dollars and any other currencies that Grantor as lessor under any applicable Aircraft Lease may reasonably require in relation to liability insurance; and (iv) operate on a worldwide basis subject to such limitations and exclusions as may be contained in the applicable Aircraft Lease.

(v) All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Agent in its Permitted Discretion and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent). No later than the Closing Date, Borrower shall deliver insurance certificates to Agent for all insurance policies required above, which shall (i) name Agent and each Lender as an “additional insured” if such policy is a liability policy, (ii) name Agent for itself and on behalf of the Lenders as “contract party” or “loss payee” for all property, hull, or spares policy, and for all insurance required above, (iii) provide that, Agent and each Lender shall be notified in writing by the insurer(s) of any proposed cancellation, termination or material change in respect of such policy, at least thirty (30) days prior to any proposed cancellation, termination or material change and seven (7) days in respect of cancellation for war risk (or such lesser period that may be stated in any automatic termination provision in such policy), (iv) contain a waiver of subrogation in favor of Agent for itself and on behalf of the Lenders; (v) contain a breach of warranty provision in favor of the Agent and Lender, (vi) provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to Agent and Lenders, (vii) provide that Agent and Lenders have no responsibility for premiums, warranties or representations to underwriters, except for such premium that may be directly attributable to a particular aircraft, engine or parts that are subject of a claim, and (viii) comply with the requirements of any relevant Aircraft Mortgage in respect of such Aircraft or Engine. If any Borrower or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

6.7 Payment of Indebtedness and Leasehold Obligations. Each Borrower shall, and shall cause its Subsidiaries to, pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply with all other terms of such leases and keep them in full force and effect, except when the failure to keep them in full force and effect could not reasonably be expected to have a Material Adverse Effect.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

6.8 Environmental Matters. Each Borrower shall, following a grant of a Mortgage:

(a) Conduct all operations in compliance with all Environmental Laws and use any and all Hazardous Materials on any Real Property in compliance with Environmental Laws, except for failure to comply or manage that could not reasonably be expected to have a Material Adverse Effect.

(b) Conduct any investigation or remedial action required pursuant to Environmental Law in response to any Hazardous Discharge or Environmental Complaint, except where the failure to conduct could not reasonably be expected to have a Material Adverse Effect.

6.9 Standards of Financial Statements. Each Borrower shall cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).

6.10 Federal Securities Laws. Borrowers shall promptly notify Agent in writing if any Borrower or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.

6.11 Execution of Supplemental Instruments. Each Borrower shall, and shall cause its Subsidiaries to, execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

6.12 Healthcare Operations.

(a) Each Healthcare Borrower shall maintain in full force and effect all Healthcare Authorizations necessary under Healthcare Laws (A) to carry on the business of such Borrower as it is conducted on the Closing Date, and (B) if such Borrower receives or has applied for reimbursements under any Government Reimbursement Program as part of its business, to continue to receive reimbursement thereunder (except for temporary periods of denial of immaterial payments) in substantial compliance with all requirements for participation in, and for the licensure required to provide the services that are reimbursable under, any Government Reimbursement Program, except, in each case, where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) If any business of any Borrower is currently accredited by the Joint Commission or other accreditation agency, body or organization, each such Borrower shall (i) maintain such accreditation in good standing and without material limitation or impairment, (ii) timely submit to the Joint Commission or such other accreditation agency, body or organization a plan of correction for any deficiencies listed on any Joint Commission or such other accreditation agency, body or organization accreditation survey report, and (iii) cure all such deficiencies within

[PHI Group] Revolving Credit, Term Loan and Security Agreement

such time frame as is necessary to preserve and maintain in good standing and without material limitation or impairment such Joint Commission or such other accreditation agency, body or organization accreditation, except, in each case, where failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, this section shall not prevent any Borrower from terminating its accreditation by the Joint Commission or such other accreditation agency, body or organization and obtaining accreditation by another healthcare accreditation agency to the extent such accreditation entity complies with the requirements of all Government Reimbursement Programs and other Third Party Payor programs.

6.13 Government Receivables. Each Borrower, as applicable, shall take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act (other than IPM Receivables owing from a Government Account Debtor), the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.14 [Reserved].

6.15 Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, each Borrower hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.15, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.15 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.15 constitute, and this Section 6.15 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.

6.16 Certificate of Beneficial Ownership and Other Additional Information. Borrowers shall provide to Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

6.17 COVID-19 Assistance.

(a) Medicare Accelerated Payment Covenants. Each Loan Party or any of its Subsidiaries that receives one or more Medicare Accelerated Payments shall use the proceeds thereof exclusively for the uses permitted pursuant to the Applicable Laws of such Medicare program and otherwise comply in all material respects with the Applicable Laws of such Medicare program.

(b) Provider Relief Payment Covenants. In the event any Loan Party or any of its Subsidiaries elects to retain all or any portion of one or more CARES Act Provider Relief Payments (or any other grants, reimbursements or other payments received under or in connection with CARES and Other COVID-19 Laws (other than any Medicare Accelerated Payment), such Loan Party shall use the proceeds thereof exclusively for uses that are permitted pursuant to the applicable CARES and Other COVID-19 Laws and otherwise comply in all material respects with the terms of the CARES and Other COVID-19 Laws applicable thereto (including, for the avoidance of doubt, the Relief Fund Payment Terms and Conditions published by HHS).

6.18 Post-Closing Obligations. Borrowers shall cause the conditions set forth on Schedule 6.18 hereto to be satisfied in full, on or before the date specified for each such condition, time being of the essence, and each to be reasonably satisfactory, in form and substance as applicable, to Agent in its Permitted Discretion.

6.19 After-Acquired Aircraft Collateral. Upon the acquisition by any Borrower or any Guarantor after the Closing Date of any after acquired property that, in any such case, form part of the Aircraft Collateral, such Borrower or such Guarantor shall execute and deliver, within ~~30~~90 days of such acquisition an updated Aircraft Collateral Certificate together with any other information, documentation (including Aircraft Mortgages and supplements thereto), financing statements, certificates and legal opinions as may be necessary or advisable, in the Permitted Discretion of Agent, to vest in the Agent, a perfected security interest, subject only to Permitted Encumbrances, in such after acquired property and to have such after acquired property added to the Aircraft Collateral and thereupon all provisions of this Agreement relating to the Aircraft Collateral shall be deemed to relate to such after acquired property to the same extent and with the same force and effect.

6.20 Aircraft Collateral Information.

(a) For each Aircraft or Engine included as Aircraft Collateral in respect of which a certificate of airworthiness is not delivered to the Agent on the Closing Date, such Aircraft or Engine possesses all required equipment and would be capable of receiving a certificate of airworthiness on such date.

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(b) Each Aircraft Collateral Owner listed in the Aircraft Collateral Certificate has full title of each Airframe, Engine and Spare Engine as described therein. Neither any Aircraft Collateral Owner nor any lessee under an Aircraft Lease nor any Disclosed Sublessee has granted to any person other than the Agent an International Interest, national interest, Prospective International Interest, Lien, de-registration power of attorney or a de-registration and export request authorization with respect to any Aircraft, Airframe, Engine or Spare Engine included as Aircraft Collateral other than any Permitted Aircraft Liens.

(c) Each Aircraft included as Aircraft Collateral is operated by a duly authorized and certificated air carrier in good standing under applicable law, who has complied with and satisfied all of the requirements of and is in good standing with the applicable Aviation Authority, so as to enable compliance with this Agreement, and to otherwise lawfully operate, possess, use and maintain the applicable Aircraft Collateral in accordance with the Other Documents.

(d) Each asset identified as Aircraft Collateral in the Aircraft Collateral Certificate satisfies the requirements for Aircraft Collateral (other than any Agent-discretionary criteria) and the related Perfection Requirements.

(e) Each Aircraft and Engine identified as Aircraft Collateral in the Aircraft Collateral Certificate shall at all times be subject to an Aircraft Mortgage. For the avoidance of doubt, on the Closing Date the Aircraft and Engines set forth in the Aircraft Collateral Certificate shall be subject to that certain Aircraft Mortgage to be filed with the FAA on the Closing Date (and each such Aircraft and Engine shall be listed in Exhibit A of such Aircraft Mortgage).

(f) Each Borrower will keep or cause to be kept correct, up-to-date and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ material assets that are identified by Borrowers as Aircraft Collateral in the Aircraft Collateral Certificate submitted to Agent, and the book value thereof.

6.21 Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.

(a) The Borrowers covenant and agree that: (A) they shall immediately notify the Agent and each of the Lenders in writing upon becoming aware of the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes Embargoed Property, then, in addition to all other rights and remedies available to the Agent and each of the Lenders, upon request by the Agent or any of the Lenders, the Loan Parties shall provide substitute Collateral acceptable to the Agent that is not Embargoed Property.

(b) Each Covered Entity shall conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

VII. NEGATIVE COVENANTS.

Each Borrower agrees, until satisfaction in full of the Obligations and termination of this Agreement, that:

7.1 Merger, Consolidation, Acquisition and Sale of Assets.

(a) Each Borrower will not, and will not permit any of its Subsidiaries to, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or consummate an LLC Division or permit any other Person to consolidate with or merge with it, except (i) any Borrower may merge, consolidate or reorganize with another Borrower or acquire the assets or Equity Interest of another Borrower so long as such Borrower provides Agent with ten (10) days prior written notice of such merger, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, consolidation or reorganization, (ii) any Guarantor may merge, consolidate or reorganize with another Guarantor or acquire the assets or Equity Interest of another Guarantor so long as such Guarantors provides Agent with ten (10) days prior written notice of such merger, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, consolidation or reorganization (iii) any non-Loan Party may merge, consolidate or reorganize with any Borrower; provided that such Borrower (x) is the surviving entity of such merger, consolidation or reorganization and (y) provides Agent with ten (10) days prior written notice of such merger, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, consolidation or reorganization, (iv) any non-Loan Party may merge, consolidate or reorganize with any other non-Loan Party and (v) any Permitted Acquisition.

(b) Each Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise Dispose of any of its Collateral (including, in each case, by way of an LLC Division), except:

(i) the sale of Inventory in the Ordinary Course of Business;

(ii) the Disposition of Aircraft Collateral in the Ordinary Course of Business in an aggregate amount not to exceed $~~25,000,000~~50,000,000 following the Second Amendment Date; provided that the Net Proceeds therefrom are applied in accordance with Section 2.20(a)(i);

(iii) the Disposition of Collateral (including Aircraft Collateral) subject to the following:

(1) the Borrowing Agent or such Subsidiary receives consideration at the time of such Disposition at least equal to the Fair Market Value of the assets included in such Disposition;

(2) at least 75% of the total consideration received in such Disposition consists of cash or Cash Equivalents; and

(3) the Net Proceeds therefrom are applied in accordance with Section 2.20(a); provided, for the avoidance of doubt, if Borrowers fail to reinvest the proceeds of such disposition pursuant to Section 2.20(a) within the time period specified therein, the Net Proceeds to be applied pursuant to this clause (3), shall be based on the amount attributable to clause (1) with respect to such Disposition;

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(iv) a transfer of assets (i) by any Loan Party to a Loan Party, (ii) by a Subsidiary of a Borrower to a Borrower, (iii) by a Foreign Subsidiary to another Foreign Subsidiary and (iv) by any Loan Party to any non-Loan Party (who nonetheless is an Affiliate of a Borrower) in an aggregate amount not to exceed $~~15,000,000~~30,000,000 in the aggregate ~~subject to Agent maintaining its perfected Lien on such transferred asset(s) and other requirements of Article IV with respect to such Collateral~~following the Second Amendment Date;

(v) uses of cash or Cash Equivalents in the Ordinary Course of Business;

(vi) the creation or realization of any Permitted Aircraft Lien or a Disposition in connection with a Permitted Aircraft Lien;

(vii) transfers of obsolete, damaged or worn out Collateral, collectively, in an aggregate amount not to exceed $~~10,000,000~~20,000,000 following the Second Amendment Date; provided that the Net Proceeds received are applied in accordance with Section 2.20(a);

(viii) a transfer of assets by any Loan Party to any other Loan Party (subject to Section 4.13 in respect of Aircraft Collateral);

(ix) Dispositions in connection with any Sale and Leaseback Transaction so long as the Net Proceeds therefrom are applied in accordance with Section 2.20(a)(i);

(x) any transfer or series of related transfers of assets with a fair market value not in excess of $1,000,000 individually or $15,000,000 in the aggregate for all such transfers; provided that the Net Proceeds therefrom are applied in accordance with Section 2.20(a); ~~and~~

(xi) Dispositions comprised of compromises, adjustments to the amount, extensions of time for payment, returns of merchandise, discounts or credits in respect of Receivables agreed to in the Ordinary Course of Business;

(xii) the sale of Receivables pursuant to a Permitted Factoring Arrangement; and

(xiii) ~~(xi)~~ an issuance, sale, transfer or other disposition of Equity Interests by a Loan Party to another Loan Party.

7.2 Creation of Liens. Each Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3 Guarantees. Each Borrower will not, and will not permit any of its Subsidiaries to, become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) unsecured guarantees made in the Ordinary Course of Business, (c) guarantees by one or more Loan Parties of the Indebtedness or obligations of any other Loan Parties to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement, and (d) the endorsement of checks in the Ordinary Course of Business.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

7.4 Investments. Each Borrower will not, and will not permit any of its Subsidiaries to, purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments.

7.5 Loans. Each Borrower will not, and will not permit any of its Subsidiaries to, make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans.

7.6 Capital Expenditures. Each Borrower will not, and will not permit any of its Subsidiaries to, contract for, purchase or make any expenditure or commitments for Unfunded Capital Expenditures in an aggregate amount for all Borrowers and Subsidiaries ~~(i) in the fiscal year ending December 31, 2020,~~ in excess of $~~40,000,000, (ii) in the~~90,000,000 in any fiscal year ~~ending December 31, 2021, in excess of $50,000,000, (iii) in the fiscal year ending December 31, 2022, in excess of $60,000,000, and (iv) in the fiscal year ending December 31, 2023, in excess of $60,000,000~~; provided, however, in the event Unfunded Capital Expenditures during any fiscal year are less than the amount permitted for such fiscal year, then the unused amount (the “Carryover Amount”) may be carried over and used in the immediately succeeding fiscal year ~~subject to the following limitations: (i) any Carryover Amount shall be deemed to be the last amount spent in such succeeding fiscal year; (ii) with respect to the first 50% of the Carryover Amount, each Borrower may, and may permit any of its Subsidiaries to, contract for, purchase or make any Unfunded Capital Expenditure without complying with the CapEx Test; and (iii) with respect to the second 50% of the Carryover Amount (and until such Carryover amount has been extinguished), on a quarterly basis, each Borrower may, and may permit any of its Subsidiaries to, contract for, purchase or make Unfunded Capital Expenditures up to an amount that allows any such Borrowers and/or Subsidiaries to be in compliance with the CapEx Test after giving effect to such Unfunded Capital Expenditures. For purposes of this Section 7.6, the “CapEx Test” shall mean Borrowers’ Fixed Charge Coverage Ratio (calculated to give effect to such Unfunded Capital Expenditures) as of the last day of the most recently ended fiscal quarter for the four (4) fiscal quarter period then ending is not less than 1.25 to 1.00 on a pro forma basis.~~.

7.7 Restricted Payments. Each Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make any Restricted Payment other than:

(a) Restricted Payments made pursuant to Restricted Payment Conditions;

(b) Restricted Payments to the other Loan Parties;

(c) Restricted Payment made for the redemption of any Equity Interests of the Borrower or any Subsidiary of the Borrower held by any of the Borrower’s (or any of its Subsidiaries’) current or former directors or employees (or their transferees, estates or beneficiaries under their estates) pursuant to any director or employee equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such redeemed Equity Interests may not exceed $2,500,000 in the aggregate in any 12-month period;

(d) Restricted Payments in cash to any direct or indirect parent of any Borrower (other than a direct or indirect parent of PHI Group, if applicable), the proceeds of which will be used by such entity to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, and similar expenses payable to third parties) that are reasonable and customary and, in each case, that are solely attributable to the Borrowers and their respective Subsidiaries;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(e) Restricted Payments among Affiliates constituting Permitted Investments; and

(f) the First Amendment Dividend subject to satisfaction of the conditions set forth in such definition.

7.8 Indebtedness. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.9 Nature of Business. Each Borrower will not, and will not permit any of its Subsidiaries to, substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10 Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Borrowers, Guarantors and their respective Subsidiaries which are not expressly prohibited by the terms of this Agreement and which are in the Ordinary Course of Business, (ii) payment by Borrowers, Guarantors and their respective Subsidiaries of dividends and distributions permitted under Section 7.7 hereof, (iii) transactions which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (iv) Restricted Payments and Investments made in accordance with Sections 7.4 and 7.7., (v) reasonable director, officer and employee compensation (including bonuses) and other benefits or incentives (including retirement, health, stock option and other benefit plans) and indemnification arrangements, (vi) reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes consistent with past practices in the Ordinary Course of Business, (vii) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Loan Parties or any direct or indirect parent of the Loan Parties in the Ordinary Course of Business to the extent attributable to the ownership or operation of the Loan Parties.

7.11 Healthcare Matters. Each Healthcare Borrower will not permit to occur any of the following:

(a) any transfer of a Healthcare Authorization or rights thereunder to any Person (other than any Borrower);

(b) any pledge or hypothecation of any Healthcare Authorization as collateral security for any Indebtedness other than Indebtedness to Agent;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(c) any rescission, withdrawal or revocation of any material Healthcare Authorization necessary for the conduct of such Borrower’s business without Agent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), including, without limitation, any amendment or modification of such Healthcare Authorization.

7.12 Subsidiaries. Each Borrower will not, and will not permit any of its Subsidiaries to:

(a) Form any Subsidiary, directly or indirectly, unless such Subsidiary (i) is not a Foreign Subsidiary, (ii) at Agent’s discretion, (x) expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Notes, and under any other agreement between any Borrower and Lenders, or (y) becomes a Guarantor with respect to the Obligations and, subject to the Agent’s discretion, executes a Guarantor Security Agreement in favor of Agent, and (iii) Agent shall have received all documents, including without limitation, legal opinions and appraisals it may reasonably require to establish compliance with each of the foregoing conditions in connection therewith.

(b) Enter into any partnership, joint venture or similar arrangement other than (i) those existing on the Closing Date and set forth on Schedule 7.12 or (ii) are otherwise permitted pursuant to other provisions of this Agreement.

7.13 Fiscal Year and Accounting Changes. Each Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year from December 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14 Pledge of Credit. Each Borrower will not, and will not permit any of its Subsidiaries to, now or hereafter pledge Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower’s business operations as conducted on the Closing Date.

7.15 Amendment of Organizational Documents. Each Borrower will not, and will not permit any of its Subsidiaries to, (i) change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by law, in any such case without (x) giving at least thirty (30) days prior written notice of such intended change to Agent, (y) having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Borrower and in the Equity Interests of such Borrower and (z) in any case under clause (iv), having received the prior written consent of Agent and Required Lenders to such amendment, modification or waiver.

7.16 Compliance with ERISA. No Borrower shall, and no Borrower shall permit its Subsidiaries to, allow the occurrence of any Termination Event that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

7.17 Prepayment of Indebtedness. Each Borrower will not, and will not permit any of its domestic Subsidiaries to, at any time, directly or indirectly, prepay any Indebtedness (other than to Lenders) for borrowed money, or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower or any Subsidiary of any Borrower.

7.18 Location of Aircraft Collateral; State of Registration; Aircraft Collateral Owner. Subject to Section 4.13, the Loan Parties shall not, and will not permit any of their Subsidiaries to, move or permit any Person to move Aircraft Collateral to jurisdictions outside of the United States of America; provided that Aircraft Collateral not used and/or operating in connection with Healthcare Services may be operated on routes including jurisdictions outside of the United States of America for legitimate business purpose (as determined in good faith by an Authorized Officer of Borrowing Agent) while engaging in a Permitted Business and subject to the requirements and limitations of this Agreement including Section 4.13 hereof. For the avoidance of doubt, Aircraft Collateral used and/or operated in connection with Healthcare Services may not in any event be moved, operated or located in a jurisdiction outside of the United States of America. The Loan Parties will not cause or permit (i) the deregistration of any Aircraft from the FAA (or Aviation Authority in a Permitted Foreign Jurisdiction in accordance with and subject to Section 4.13) and/or registration of the Aircraft in any State of Registration other than the United States (or a Permitted Foreign Jurisdiction in accordance with and subject to Section 4.13), or (ii) transfer of ownership and title of Aircraft Collateral to an entity that is not organized under the laws of any State of the United States of America or the District of Columbia, in each case without the Agent’s prior written consent in accordance with Section 4.13; provided that, all Aircraft Collateral used and/or operated in connection with Healthcare Services shall remain registered with the FAA at all times.

7.19 Government Lockbox Instructions. Each Borrower will not, and will not permit any of its Subsidiaries to, (i) forward any collections from any Government Account Debtor in the applicable Government Lockbox Accounts or the Government Lockboxes except as required under Section 4.8(i), or (ii) direct any Government Account Debtor to make a payment in respect of any Account in any place or account other than the applicable Government Lockbox Account or applicable Government Lockbox.

7.20 Membership / Partnership Interests. Each Borrower will not, and will not permit any of its Subsidiaries to, designate or permit any of their Subsidiaries to (a) treat their limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of the Uniform Commercial Code or (b) certificate their limited liability membership interests or partnership interests, as applicable.

7.21 Sanctions and other Anti-Terrorism Laws. Each Loan Party hereby covenants and agrees that until the last day of the Term, such Loan Party and its Subsidiaries will not: (a) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers and agents acting on their behalf in connection with this Agreement, that is or becomes a Sanctioned Person to have any involvement with their activities under this Agreement or with the proceeds of any facility; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanction Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctions Person or Sanctioned Jurisdiction; (c) repay the Loans with Embargoed Property or funds derived from any unlawful activity; (d) permit any Collateral to become Embargoed Property; or (e) cause any Lender or Agent to violate any Anti-Terrorism Law.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

7.22 Anti-Corruption Laws. Each Loan Party hereby covenants and agrees that until the last day of the Term, such Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws.

VIII. CONDITIONS PRECEDENT.

8.1 Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) Note. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

(b) Other Documents. Agent shall have received each of the executed Other Documents, as applicable;

(c) Agreement Among Lenders. Lenders shall have entered into the Agreement Among Lenders;

(d) Negative Pledge Agreements. Agent shall have received Negative Pledge Agreements with respect to all owned Material Real Property;

(e) Blocked Accounts. Subject to Section 6.18 and Section 4.8(i), Borrowers shall have opened the Depository Accounts with Agent or Agent shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral and Agent shall have entered into control agreements with the applicable financial institutions in form and substance satisfactory to Agent with respect to such Blocked Accounts;

(f) [Reserved];

(g) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(g).

(h) Closing Certificate. Agent shall have received a closing certificate signed by a Financial Officer of the Borrowing Agent dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, and (ii) on such date no Default or Event of Default has occurred or is continuing;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(i) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

(j) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $22,000,000;

(k) [Reserved];

(l) [Reserved];

(m) [Reserved];

(n) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(o) [Reserved];

(p) Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances, Swing Loans, and Term Loans and requesting of Letters of Credit on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Borrowers (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each jurisdiction in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such applicable jurisdiction;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(q) [Reserved];

(r) Legal Opinion. Agent shall have received the executed legal opinion of Milbank LLP, Jones Walker LLP and McAfee & Taft A Professional Corporation in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(s) No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(t) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Receivables and equipment of each Borrower and all books and records in connection therewith;

(u) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof and the Fee Letter;

(v) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;

(w) Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Borrowers’ insurance broker containing such information regarding Borrowers’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Borrowers’ insurer naming Agent as lenders loss payee and mortgagee, as applicable;

(x) [Reserved];

(y) Prior Indebtedness. A payoff letter from Credit Suisse AG, in form and substance satisfactory to Agent, together with such Uniform Commercial Code termination statements, releases of mortgage Liens and other instruments, documents and/or agreements necessary or appropriate to terminate any Liens in favor of Credit Suisse AG securing the prior indebtedness which is to be indefeasibly paid in full on or prior to the Closing Date, as Agent may request, duly executed and in recordable form, if applicable, and otherwise in form and substance satisfactory to Agent;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(z) Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(aa) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(bb) No Adverse Material Change. (i) Since December 31, 2019, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(cc) [Reserved];

(dd) Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;

(ee) Certificate of Beneficial Ownership; USA Patriot Act Diligence. Agent and each Lender shall have received, in form and substance acceptable to Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(ff) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) First Revolving Advance. Prior to funding the initial Revolving Advance after the Closing Date, Agent and the Lenders holding the Revolving Commitment shall have received the bankruptcy, judgment, litigation and tax lien searches in respect of each Borrower’s chief executive office location, each of which results shall be satisfactory to Agent in its Permitted Discretion;

(b) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(c) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(d) Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX. INFORMATION AS TO BORROWERS.

Each Borrower shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1 Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor or any Lien, other than any Permitted Encumbrance, placed upon or asserted against any Borrower or any Collateral.

9.2 Schedules. Deliver to Agent (i) on or before the thirtieth (30th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger in form and substance satisfactory to Agent in its Permitted Discretion, (b) accounts payable schedules inclusive of reconciliations to the general ledger in form and substance satisfactory to Agent in its Permitted Discretion, and (c) ~~an updated Aircraft Collateral Certificate, and (d)~~ a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), ~~and~~ (ii) ~~during a Dominion Trigger Period~~on or before the last day of each calendar quarter, an updated Aircraft Collateral Certificate, and (iii) at any time when an Event of Default is in existence, on or before Friday of each such week, a sales report / roll forward for the prior week. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

9.3 Environmental Reports. In the event any Borrower has delivered a Mortgage to Agent, for the benefit of itself and Lenders: Promptly notify Agent in writing of its receipt of any notice of any Release or threat of Release of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”), any notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, or any demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

9.4 Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Borrower, any Guarantor or any of their Subsidiaries, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

9.5 Material Occurrences. Immediately notify Agent in writing upon the occurrence of: (i) any Event of Default or Default; (ii) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (iii) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (iv) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (v) the occurrence of a termination of, or the receipt by the Borrower of any notice of the termination of any one or more Material Contract of any Loan Party and (vi) any other development in the business or affairs of any Borrower, any Guarantor or any of their Subsidiaries, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6 [Reserved].

9.7 Annual Financial Statements. Furnish Agent within (i) 150 days after the end of the fiscal year ending December 31, 2021, and (ii) 120 days after the end of each other fiscal year of Borrowers, financial statements of Borrowers on a Consolidated Basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”). In addition, the reports shall be accompanied by a Compliance Certificate.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

9.8 Quarterly Financial Statements. Furnish Agent within forty-five (45) days after the end of each fiscal quarter, (i) an unaudited balance sheet of Borrowers on a Consolidated Basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers on a Consolidated Basis and (ii) a consolidated report of revenue by each segment (i.e. health, aviation and international) of the Borrowers’ business, in each case, reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by a Compliance Certificate.

9.9 Monthly Financial Statements. If any Revolving Advances are outstanding, furnish Agent within (i) forty-five (45) days, if no Reporting Trigger Period exists, or (ii) thirty (30) days, during a Reporting Trigger Period, in each case, after the end of each month (other than for the months of March, June, September and December which shall be delivered in accordance with Sections 9.7 and 9.8 as applicable), an unaudited balance sheet of Borrowers on a Consolidated Basis and unaudited statements of income and cash flow of Borrowers on a Consolidated Basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

9.10 Other Reports. At Agent’s request, furnish Agent as soon as available, but in any event within ten (10) days after the issuance or receipt thereof, with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders or members, as applicable.

9.11 Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all material environmental audits and reviews, (b) prior written notice of any Borrower’s opening of any new chief executive office or any Borrower’s closing of any existing chief executive office, and (c) promptly upon any Borrower’s learning thereof, notice of any material labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any material labor contract to which any Borrower is a party or by which any Borrower is bound.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

9.12 Projected Operating Budget. Furnish Agent, no later than thirty (30) days after the beginning of each Borrower’s fiscal years commencing with fiscal year 2021, a month by month projected operating budget and cash flow of Borrowers on a Consolidated Basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the Financial Officer of each Borrower to the effect that such projections have been prepared based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein; it being understood that (i) actual results may vary from such projections and that such variances may be material and (ii) no representation is made with respect to information of an industry specific or general economic nature.

9.13 Variances From Operating Budget. During an Event of Default under Section 10.5, at Agent’s request, furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.9, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14 Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Borrower or any of its Subsidiaries by any Governmental Body or any other Person that is material to the operation of any Borrower’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower, any Guarantor or any of their Subsidiaries with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.

9.15 ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that any Borrower or any of its Subsidiaries knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto.

9.16 Healthcare Matters. Within five (5) Business Days, notify Agent in writing upon the occurrence of: (i) a voluntary disclosure by any Borrower or any Subsidiary of any Borrower to the Office of the Inspector General of the United States Department of Health and Human Services, any Government Reimbursement Program (including to any intermediary, carrier or contractor of such program), of an actual or potential overpayment matter involving the submission of claims to a Government Reimbursement Program in an amount greater than $1,000,000; (ii) any Borrower or any Subsidiary of any Borrower, an owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in any Borrower or any Subsidiary of any Borrower: (a) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (b) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty; (c) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those

[PHI Group] Revolving Credit, Term Loan and Security Agreement

offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; or (d) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or in any qui tam action brought pursuant to 31 U.S.C. §3729 et seq.; (iii) receipt by any Borrower or any Subsidiary of any Borrower of any written notice or communication from an accrediting organization that such Person is in danger of losing its accreditation due to a failure to comply with a plan of correction; (iv) any validation review, program integrity review or material reimbursement audits related to any Borrower or any Subsidiary of any Borrower in connection with any Third Party Payor reimbursement program; (v) any claim to recover any alleged overpayments with respect to any Receivables, or any notice of any fees of any Borrower or any Subsidiary of any Borrower being contested or disputed, in each case, in excess of $1,000,000; (vi) notice of any material reduction in the level of reimbursement expected to be received with respect to Receivables; (vii) any allegations of material licensure violations or fraudulent acts or omissions involving any Borrower or any Subsidiary of any Borrower; (viii) any changes in any Healthcare Law (including the adoption of a new Healthcare Law) known to any Borrower or any Subsidiary or any Borrower that would reasonably be expected to have a Material Adverse Effect; (ix) notice of any Borrower’s or any of their Subsidiaries’ fees in excess of $1,000,000 being contested or disputed; (x) any pending or threatened revocation, suspension, termination, probation, restriction, limitation, denial, or non-renewal with respect to any Healthcare Authorization; and (xi) notice of the occurrence of any reportable event as defined in any corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement pursuant to which any Borrower or any Subsidiary of any Borrower has to make a submission to any Governmental Body or other Person under the terms of such agreement, if any.

9.17 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.18 Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules 4.4 (Locations of equipment and Inventory), 5.9 (Intellectual Property, Source Code Escrow Agreements), 5.23 (Federal Securities Laws), 5.24 (Equity Interests), 5.25 (Commercial Tort Claims), and 5.26 (Letter-of-Credit Rights); provided, that absent the occurrence and continuance of any Event of Default, Borrower shall only be required to, upon Agent’s request in its Permitted Discretion, provide such updates on ~~a quarterly~~an annual basis in connection with delivery of a Compliance Certificate with respect to the applicable fiscal ~~quarter~~year. Any such updated Schedules delivered by Borrowers to Agent in accordance with this Section 9.18 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

9.19 Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower’s financial status and business operations. Each Borrower hereby authorizes all

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

X. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1 Nonpayment. Failure by any Borrower to pay (a) any principal on the Obligations (including without limitation pursuant to Section 2.9) when due, or (b) any interest on the Obligations (including without limitation pursuant to Section 2.9) and any other fee, charge, amount or liability provided for herein or in any Other Document within three (3) Business Days of when such payments are due and owing.

10.2 Breach of Representation. Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3 Financial Information. Failure by any Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;

10.4 Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any Borrower’s Inventory or Receivables or (b) against a material portion of any Borrower’s other property which is not stayed or lifted within thirty (30) days; in each case, involving amounts in excess of $~~5,000,000~~10,000,000;

10.5 Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) except as set forth in Section 10.5(iii) below, failure or neglect of any Loan Party or its Subsidiaries to perform, keep or observe any term, provision, condition, covenant contained in Article IV, Article VI, Article VII, or Article IX of this Agreement, (ii) failure or neglect of any Loan Party or its Subsidiaries or any Person to perform, keep or observe any term, provision, condition, covenant contained in any Other Document (other than this Agreement) or any other agreement or arrangement, now or hereafter entered into between any Loan Party or its Subsidiaries or such Person, and Agent or any Lender which is not cured within thirty (30) days from such failure or neglect, or (iii) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.5, 4.10, 4.14, 6.1, 6.3, 6.6, 6.8, 6.9, 6.11, 9.4, 9.10, 9.11, 9.13, 9.17 or 9.19 hereof which is not cured within twenty (20) days from the occurrence of such failure or neglect;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

10.6 Judgments. Any (a) final non-appealable judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Loan Party or any of its Subsidiaries for an aggregate amount in excess of $~~10,000,000~~20,000,000 or against all Loan Parties and their Subsidiaries for an aggregate amount in excess of $~~10,000,000~~20,000,000 and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Loan Party or any of its Subsidiaries to enforce any such judgment or (ii) such judgment shall remain undischarged for a period of ninety (90) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect;

10.7 Bankruptcy. Any Borrower, any Guarantor, any Subsidiary or Affiliate of any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.8 Material Adverse Effect. The occurrence of a Material Adverse Effect;

10.9 Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory);

10.10 Exclusion Event. There occurs an Exclusion Event which (i) after taking such steps as such Borrower determines to mitigate the impact thereof is not mitigated within thirty (30) days and (ii) after the expiration of such mitigation period, such Exclusion Event has or could reasonably be expected to have a Material Adverse Effect;

10.11 Cross Default. Any specified “event of default” under any Indebtedness (other than the Obligations) of any Borrower or any of its Subsidiaries with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $~~10,000,000~~20,000,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Borrower or any of its Subsidiaries to accelerate such Indebtedness (and/or the obligations of Borrower or any of its Subsidiaries thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness);

10.12 Breach of Guaranty or Pledge Agreement. Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

10.13 Change of Control. Any Change of Control shall occur;

10.14 Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party or any of its Subsidiaries, or any Loan Party or any of its Subsidiaries shall so claim in writing to Agent or any Lender or any Borrower challenges the validity of or its liability under this Agreement or any Other Document;

10.15 Seizures. Any (a) portion of the Collateral valued in excess of $5,000,000 shall be seized, subject to garnishment or taken by a Governmental Body, or any Loan Party or any of its Subsidiaries, or (b) the title and rights of any Loan Party of any of its Subsidiaries which is the owner of any material portion of the Collateral valued in excess of $10,000,000 shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.16 Pension Plans. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or the occurrence of any Termination Event; and

10.17 Anti-Money Laundering/International Trade Law Compliance. Any representation, warranty or covenant contained in Sections 5.35, 5.36, 6.21, 7.21 and 7.22 is or becomes false or misleading at any time.

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1 Rights and Remedies.

(a) Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate, in whole or in part (including by a reduction in the Revolving Commitments), the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Sections 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand,

[PHI Group] Revolving Credit, Term Loan and Security Agreement

take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

(b) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any

[PHI Group] Revolving Credit, Term Loan and Security Agreement

of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2 Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against Borrowers or each other.

11.3 Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender. Notwithstanding anything to the contrary set forth in this Agreement, Agent waives any right of set off of funds on deposit in any Government Lockbox Account or any Government Lockbox against the Obligations under this Agreement except to the extent otherwise permitted under Applicable Law.

11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, subject to the Agreement Among Lenders, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities) (including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof).

EIGHTH, to all other Obligations arising under this Agreement (other than Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above;

NINTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “EIGHTH”; and

TENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

Subject to the Agreement Among Lenders, in carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, and “EIGHTH” above; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution

[PHI Group] Revolving Credit, Term Loan and Security Agreement

pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH,” “EIGHTH”, and “NINTH” above in the manner provided in this Section 11.5.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1 Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2 Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until October 2, ~~2023~~2025 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ~~thirty~~five (~~30~~5)  ~~days~~Business Days prior written notice to Agent upon payment in full of the Obligations. ~~In the event the Obligations are prepaid in full (whether voluntary or involuntary, including after acceleration thereof) and the Credit Agreement is terminated prior to the last day of the Term (the date of such prepayment hereinafter referred to as~~

[PHI Group] Revolving Credit, Term Loan and Security Agreement

~~the “Early Termination Date”), Borrowers shall concurrently pay to Agent, for the ratable benefit of Lenders based on such Lender’s Revolving Commitment Amount and Term Loan Commitment Amount, collectively, an early termination fee in an amount equal to (x) two percent (2.00%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Closing Date to and including the date of the first anniversary of the Closing Date, (y) one percent (1.00%) of the Maximum Loan Amount if the Early Termination Date occurs after the first anniversary of the Closing Date to and including the date of the second anniversary of the Closing Date, and (z) zero percent (0%) of the Maximum Loan Amount if the Early Termination Date occurs after the second anniversary of the Closing Date.~~

13.2 Termination. The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV. REGARDING AGENT.

14.1 Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b) and 3.4 and in the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

14.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3 Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Borrower, or the existence of any Event of Default or any Default.

14.4 Resignation of Agent; Successor Agent. Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any

[PHI Group] Revolving Credit, Term Loan and Security Agreement

such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Mortgages, Aircraft Mortgages, Pledge Agreement and all account control agreements), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof

[PHI Group] Revolving Credit, Term Loan and Security Agreement

to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.9 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10 Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.11 Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12 No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the

[PHI Group] Revolving Credit, Term Loan and Security Agreement

USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Borrowers, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13 Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

14.14 Erroneous Payments.

(a) If the Agent notifies a Lender, Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or Secured Party (any such Lender, Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided that, without limiting any other rights or remedies (whether at law or in equity), the Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ninety (90) days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender, Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Effective Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice from the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) Without limiting immediately preceding clause (a), each Lender, Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in an amount different than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such, prepayment or repayment (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) In the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 14.14(b).

(c) Each Lender, Issuer or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuer or Secured Party under any Other Document, or otherwise payable or distributable by the Agent to such Lender, Issuer or Secured Party from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender or Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuer at any time, (i) such Lender or Issuer shall be deemed to have assigned its loans (but not its commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the loans (but not commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an assignment and assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuer shall deliver any Notes evidencing such loans to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the

[PHI Group] Revolving Credit, Term Loan and Security Agreement

assigning Lender or assigning Issuer shall cease to be a Lender or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender or assigning Issuer and (iv) the Agent may reflect in the Register its ownership interest in the loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuer shall be reduced by the net proceeds of the sale of such loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the commitments of any Lender or Issuer and such commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuer or Secured Party under the Other Documents with respect to such Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations under this Section 14.14 shall survive the resignation or replacement of the Agent, the termination of all of the commitments and/or repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Other Document.

XV. BORROWING AGENCY.

15.1 Borrowing Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice,

[PHI Group] Revolving Credit, Term Loan and Security Agreement

writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

15.3 Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of the group of Borrowers as a whole and the successful operation of each Borrower is dependent on the successful performance and operation of each other Borrower. Each of the Borrowers expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of the Borrowers. Each Borrower expects to derive benefit (and the boards of directors or other governing body of each such Borrower have determined that it may reasonably be expected to derive benefit), directly

[PHI Group] Revolving Credit, Term Loan and Security Agreement

and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any Other Documents to be executed by such Borrower is within its corporate purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.

XVI. MISCELLANEOUS.

16.1 Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

16.2 Entire Understanding.

(a) THIS AGREEMENT AND THE DOCUMENTS EXECUTED CONCURRENTLY HEREWITH CONTAIN THE ENTIRE UNDERSTANDING BETWEEN EACH BORROWER, AGENT AND EACH LENDER AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTEES NOT HEREIN CONTAINED AND HEREINAFTER MADE SHALL HAVE NO FORCE AND EFFECT UNLESS IN WRITING, SIGNED BY EACH BORROWER’S, AGENT’S AND EACH LENDER’S RESPECTIVE OFFICERS. Neither this Agreement nor any

[PHI Group] Revolving Credit, Term Loan and Security Agreement

portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to the Borrowers and each Lender (which copy may be provided by electronic mail). Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Subject to the Agreement Among Lenders, Required Lenders, Agent with the consent in writing of Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, no such supplemental agreement shall:

(i) except in connection with any increase pursuant to Section 2.24 hereof, increase the Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable, or the maximum dollar amount of the Revolving Commitment Amount or the Term Loan Commitment Amount, as applicable, of any Lender without the consent of such Lender directly affected thereby;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));

(iii) alter, amend or modify the provisions of Section 2.20 or the definition of the term “Order of Aircraft Proceeds Application” without the consent of all Lenders;

(iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;

(v) alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(vi) [reserved];

(vii) change the rights and duties of Agent without the consent of all Lenders;

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(viii) subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of all Lenders holding a Revolving Commitment;

(ix) increase the Advance Rates above the Advance Rates in effect on the ~~Closing~~Second Amendment Date without the consent of all Lenders holding a Revolving Commitment; or

(x) release any Guarantor or Borrower without the consent of all Lenders.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving

[PHI Group] Revolving Credit, Term Loan and Security Agreement

Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(f) In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances (“Protective Advances”) to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”). Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

16.3 Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement (including, in each case, by way of an LLC Division) without the prior written consent of Agent and each Lender.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Borrower’s prior written consent, and (ii) in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c) Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording , provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to each of the Revolving Advances and/or Term Loans under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable, as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as applicable, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as applicable, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing; provided, however, that the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(d) Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing; provided, however, that the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee.

(e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders shall treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement; provided that no Lender shall have any obligation to disclose all or any portion of the Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(f) Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower.

(g) Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5 Indemnity. Each Borrower shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel (including allocated costs of internal counsel)) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Borrower’s or any Guarantor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality, any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto (all the

[PHI Group] Revolving Credit, Term Loan and Security Agreement

foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith (solely in the case of such Indemnified Party that is a Lender or its Affiliates, director, officer, employee agent, trustee or investment advisor) or willful misconduct of such Indemnified Party. Without limiting the generality of any of the foregoing, each Borrower shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with any Hazardous Discharge or presence of any Hazardous Materials on, in, from or under the Real Property, including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws, except to the extent such Claim is attributable to any Hazardous Discharge or presence resulting from gross negligence, willful misconduct or actions on the part of Agent or any Lender. Borrowers’ obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

16.6 Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or PNC at:

PNC Bank, National Association

2100 Ross Avenue, Suite 1850

Dallas, Texas 75201

Attention:  Relationship Manager (PHI Group)

Telephone: (214) 871-1268

Facsimile:  (214) 871-2015

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue (Mailstop: P7-PFSC-04-1)

Pittsburgh, Pennsylvania 15219

Attention: Lori Killmeyer

Telephone: (412) 807-7002

Facsimile: (412) 762-8672

with an additional copy to:

Holland & Knight LLP

~~200 Crescent Court~~One Arts Plaza

1722 Routh Street

Suite ~~1600~~1500

Dallas, ~~Texas~~TX 75201

Attention: Michelle W. Suarez

Telephone: (214) 964-9500

Facsimile: (214) 964-9501

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(B)	If to a Lender other than Agent, as specified on its Administrative Questionnaire

(C)	If to Borrowing Agent or any Borrower:

PHI Group, Inc.

2001 SE Evangeline Thruway

Lafayette, LA

Attention: Chris Mascarenhas, Treasurer

Telephone: (337) 235-2452

with a copy to:

PHI Group, Inc.

2001 SE Evangeline Thruway

Lafayette, LA

Attention: Jason Whitley, Chief Financial Officer

Telephone: (337) 272-4396

with an additional copy to:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: Al Pisa

Telephone: (212) 530-5000

Facsimile: (212) 530-5219

16.7 Survival. The obligations of Borrowers under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9 Expenses. Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of one primary counsel for Agent, one FAA counsel for Agent and one additional local counsel in each applicable jurisdiction for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and

[PHI Group] Revolving Credit, Term Loan and Security Agreement

administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the reasonable fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of the any Borrower’s or any Borrower’s Affiliate’s or Subsidiary’s books, records and business properties.

16.10 Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11 Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower, or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

16.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

16.15 Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, financing sources, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Borrower or any of any Borrower’s affiliates, the provisions of this Agreement shall supersede such agreements.

16.16 Publicity. Each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall deem appropriate and subject to the Borrowing Agent’s consent (not to be unreasonably withheld).

16.17 Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

[PHI Group] Revolving Credit, Term Loan and Security Agreement

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Lender may from time to time request, and each Borrower shall provide to such Lender, such Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

16.18 Reserved.

16.19 Concerning Joint and Several Liability of Borrowers.

(a) Each of Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of each of Borrowers to accept joint and several liability for the obligations of each of them.

(b) Each of Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of Borrowers without preferences or distinction among them.

(c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The obligations of each Borrower under the provisions of this Section 16.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advance made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement (except as otherwise provided herein), notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release,

[PHI Group] Revolving Credit, Term Loan and Security Agreement

in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 16.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 16.19, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 16.19 shall not be discharged except by performance and then only to the extent of such performance or except as otherwise agreed in writing in accordance with Section 16.2. The Obligations of each Borrower under this Section 16.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

(f) The provisions of this Section 16.19 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 16.19 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 16.19 will forthwith be reinstated in effect, as though such payment had not been made.

(g) Notwithstanding any provision to the contrary contained herein or in any other of the Other Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, any federal or state bankruptcy laws).

(h) Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this Section 16.19(h) shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of such Borrower under the other provisions of this Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment

[PHI Group] Revolving Credit, Term Loan and Security Agreement

and satisfaction in full of all of such Obligations. For purposes hereof, (i) “Excess Funding Borrower” shall mean, in respect of any Obligations arising under the other provisions of this Agreement (hereafter, the “Joint Obligations”), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) “Excess Payment” shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) “Pro Rata Share”, for the purposes of this Section 16.19(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 16.19(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date) notwithstanding the payment obligations imposed on Borrowers in this Section, the failure of a Borrower to make any payment to an Excess Funding Borrower as required under this Section shall not constitute an Event of Default.

16.20 Effectiveness of Facsimile Documents and Signatures. This Agreement or the Other Documents may be transmitted and signed and delivered by facsimile or other electronic means. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all Borrowers. Notwithstanding the foregoing, Agent shall have the right to require the Borrowers deliver to Agent manually signed originals of this Agreement and the Other Documents.

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[PHI Group] Revolving Credit, Term Loan and Security Agreement

~~Each of the parties has signed this Agreement as of the day and year first above written.~~

~~BORROWERS:~~

~~PHI GROUP, INC.~~

~~By:~~

~~Name:~~

~~Title:~~

~~PHI CORPORATE, LLC~~

~~By:~~

~~Name:~~

~~Title:~~

~~PHI AVIATION, LLC~~

~~By:~~

~~Name:~~

~~Title:~~

~~PHI HEALTH, LLC~~

~~By:~~

~~Name:~~

~~Title:~~

~~PHI TECH SERVICES, LLC~~

~~By:~~

~~Name:~~

~~Title:~~

~~AM EQUITY HOLDINGS, L.L.C.~~

~~By:~~

~~Name:~~

~~Title:~~

~~Signature Page to Revolving Credit, Term Loan and Security Agreement~~

~~PHI HELIPASS, L.L.C.~~

~~By:~~

~~Name:~~

~~Title:~~

~~2~~

~~[PHI Group] Revolving Credit, Term Loan and Security Agreement~~

~~AGENT: PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent~~

~~By:~~

~~Name:~~

~~Title:~~

~~Revolving Commitment Percentage: 100% Revolving Commitment Amount: $55,000,000~~

~~Term Loan Commitment Percentage: 57.142857% Term Loan Commitment Amount: $20,000,000~~

~~Signature Page to Revolving Credit, Term Loan and Security Agreement~~

~~OTHER LENDERS: TEXAS EXCHANGE BANK, as Lender~~

~~By:~~

~~Name:~~

~~Title:~~

~~Term Loan Commitment Percentage: 42.857143% Term Loan Commitment Amount: $15,000,000~~

[Signature pages intentionally omitted]

Signature Page to Revolving Credit, Term Loan and Security Agreement